 As filed with the Securities and Exchange Commission on June 9 , 2021

Registration No.  333-256767

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

PRE-EFFECTIVE AMENDMENT NO. 1 TO

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

BRAZIL MINERALS, INC.
(Exact name of registrant as specified in its charter)

Nevada	39-2078861
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

1400

Primary Standard Industrial Classification Code Number

Brazil Minerals, Inc.

1443 E Washington Blvd, Ste 278

Pasadena, CA 91104

(833) 661-7900

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Marc Fogassa

Chief Executive Officer

1443 E Washington Blvd, Suite 278

Pasadena, CA 91104

(833) 661-7900

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With copies to:

Anthony Michael Panek, Esq.

Fabian VanCott

215 South State Street, Suite 1200

Salt Lake City, UT 84111

(801) 323-2214

Jay Weil, Esq.

27 Viewpoint Road

Wayne, NJ 07470

(973) 633-5072

Approximate date of commencement of proposed sale of the securities to the public: From time to time after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act:

Large accelerated filer	☐	Non-accelerated filer	☒
Accelerated filer	☐	Smaller reporting company	☒
Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount To be Registered (1)	Proposed Maximum Aggregate Price Per Share (2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee (3)

Common Stock	500,000,000	$0.01555	$7,775,000	$1,009.20

(1)

All shares registered pursuant to this registration statement are to be offered by the Selling Security Holder (as defined below). Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement also covers such indeterminate number of additional shares of the registrant’s Common Stock, $0.001 par value per share, issued to prevent dilution resulting from stock splits, stock dividends or similar events.

(2)

Estimated solely for purposes of calculating the amount of the registration fee in accordance with Rule 457(c) under the Securities Act based on the average of the high and low sales prices of the registrant’s Common Stock on the OTC Markets on June 1, 2021, which date is within five business days of the filing of this registration statement.

(3)	Previously paid.

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission (the “Commission”), acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell and is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION	DATED JUNE 9 , 2021

500,000,000 Shares of Common Stock Offered by the Selling Security Holder

This prospectus relates to the offer and resale of up to: (i) 424,012,158 shares of our Common Stock, par value $0.001 per share (the “Purchase Shares”), that may be purchased by Triton Funds, LP, a Delaware limited partnership (“Triton Funds”), pursuant to the Common Stock Purchase Agreement dated February 26, 2021 between the Company and Triton Funds (the “CSPA”), and (ii) 75,987,842 shares of our Common Stock, par value $0.001 per share (the “Warrant Shares”), issuable to Triton Funds upon the exercise of warrants by Triton Funds pursuant to the Warrant Agreement dated February 26, 2021 issued by the Company to Triton Funds (the “WA”). Triton Funds is also sometimes referred to herein as the “Selling Security Holder.” The Purchase Shares and Warrant Shares, together, are sometimes referred to herein either as the “Registered Common Stock” or the “Shares.”

We will not receive any of the proceeds from the sale of shares of the Registered Common Stock by the Selling Security Holder. However, the Company will receive the proceeds of the sale of the Purchase Shares pursuant to the CSPA and the exercise of the Warrant Shares by Triton Funds pursuant to the WA.

The Selling Security Holder identified in this prospectus may offer the shares of the Registered Common Stock from time to time through public or private transactions at prevailing market prices or at privately negotiated prices. The Selling Security Holder can offer all, some or none of its shares of the Registered Common Stock, thus we have no way of determining the number of shares of Registered Common Stock it will hold after this offering. See “Plan of Distribution.”

The Selling Security Holder is an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act of 1933, as amended (the “Securities Act”).

Our common stock, par value $0.001 per share (the “Common Stock”), is currently quoted on the OTCQB level of OTC Markets under the symbol “BMIX.” On June 2, 2021, the last reported sale price of our common stock was $0.0145.

Investing in our Common Stock involves a high degree of risk. You should review carefully the risks and uncertainties described under the heading “Risk Factors” and under similar headings in any amendments or supplements to this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

Until , 2021, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealer’s obligation to deliver a prospectus when acting as an underwriter and with respect to unsold allotments or subscriptions.

You may only rely on the information contained in this prospectus or that we have referred you to. We have not authorized anyone to provide you with different information. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities other than the Common Stock offered by this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any Common Stock in any circumstances in which such offer or solicitation is unlawful. Neither the delivery of this prospectus nor any sale made in connection with this prospectus shall, under any circumstances, create any implication that there has been no change in our affairs since the date of this prospectus.

PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus and does not contain all of the information that you should consider in making your investment decision. Before investing in our Common Stock, you should carefully read this entire prospectus, including our financial statements and the related notes and the information set forth under the headings “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in each case included elsewhere in this prospectus.

Unless the context otherwise requires, references to “we,” “our,” “us,” or the “Company” in this prospectus mean Brazil Minerals, Inc.

Company Overview

Brazil Minerals is an exploration company with projects in highly strategic minerals, such as lithium, rare earths, titanium, nickel, and cobalt. We own approximately 60% of Apollo Resources Corporation, a company focused on exploration projects in iron, and which is advancing towards operational licensing of its first revenue-producing iron mine. We also own approximately 25% of Jupiter Gold Corporation, a company primarily focused on exploration projects in gold, and which is advancing towards operational licensing of its first revenue-producing quartzite mine. All such mineral projects and properties are in Brazil, and none has “reserves” as such term is defined in Industry Guide 7.

About This Offering

On February 26, 2021, the Company entered into a Common Stock Purchase Agreement (the “CSPA”) with Triton Funds, LP, a Delaware limited partnership (“Triton Funds”), an unrelated third party. Triton Funds was founded by and is managed by students from the University of California, San Diego, and backed by scientific and academic advisory boards. According to Triton Funds, it is the largest student-run investment fund in the United States and focused on “millennial growth ESG” (Environmental, Social and Governance) opportunities. Triton Funds agreed to invest up to $2,500,000 in the Company in the form of common stock purchases. Subject to the terms and conditions set forth in the CSPA, the Company agreed to sell to Triton Funds common shares of the Company having an aggregate value of $2,500,000. Under the CSPA the Company may, in its sole discretion, and subject to the satisfaction of certain conditions, deliver a purchase notice to Triton Funds which states the dollar amount of shares which the Company intends to sell to Triton Funds. The price of the shares to be sold (the “Purchase Shares”) will depend on, among other things, the market price of the Company’s stock at the time that a purchase notice is delivered. Triton Funds’ obligation to purchase securities is conditioned on an effective registration statement for resale of the shares being purchased and Triton Funds’ ownership not exceeding 9.99% of the issued and outstanding shares of the Company giving effect to such purchase.

In connection with the CSPA, the Company also entered into a Warrant Agreement (the “WA”) under which Triton Funds is granted a two-year right to purchase up to 75,987,842 common shares of the Company (the “Warrant Shares”) subject to the terms and conditions of the WA. The purchase of the Warrants Shares shall exclusively be on a cash basis if there is then an effective registration statement available for resale of such shares.

This prospectus covers the resale of (i) the Purchase Shares, (ii) the Warrant Shares, and (iii) any securities issued or then issuable upon any full anti-dilution protection, stock split, dividend or other distribution, recapitalization or similar event with respect to the shares of Common Stock.

We will not receive any of the proceeds from any sale of shares by Triton Funds. We will receive proceeds from the acquisition by Triton Funds of our Common Stock under the CSPA and through the exercise of warrants under the WA.

Under the CSPA, at any time and from time to time until December 31, 2022, subject to the satisfaction of certain conditions, including, among other things that this registration statement then remains effective and our Common Stock is traded on a stock exchange or on the OTCQB or OTCQX, we shall have the right to require Triton Funds to purchase up to $250,000 (a “Tranche”) in shares of our Common Stock every five business days, until an aggregate of $2,500,000 in shares are purchased. The price per share to be paid by Triton Funds to us in any such Tranche will be 85% of the lowest traded price of our Common Stock during the five trading days prior to the closing of the purchase of such Tranche. Additional details can be found in the CSPA which is filed as Exhibit 4.1 to this prospectus.

Under the WA, at any time and from time to time until February 26, 2023 (the “Exercise Period”), Triton Funds may exercise in one or more occasions (each, a “Warrant Exercise”) its right to purchase an aggregate of up to 75,987,842 Warrant Shares. If this registration statement remains effective at the time of a Warrant Exercise, Triton Funds must exercise on a “cash” basis. In such scenario, we would receive from Triton Funds an amount equal to the number of Warrant Shares being exercised times the Exercise Price, which is computed by dividing $80,000,000 by our then outstanding Common Stock share count on the prior business day. If this registration statement is not effective, Triton Funds may elect to exercise on a “cashless” basis. In such scenario, the following formula would apply:

X = Y (A-B)

A

where X is the number of shares of our Common Stock to be issued to Triton Funds, Y is the number of Warrant Shares that Triton Funds elects to purchase, A is the highest traded price of our Common Stock during the prior thirty trading days and B is the Exercise Price (defined above). Additional details can be found in the WA which is filed as Exhibit 4.2 to this prospectus.

RISK FACTORS

An investment in the Company’s Common Stock involves a high degree of risk. In determining whether to purchase the Company’s Common Stock, an investor should carefully consider all of the material risks described below, together with the other information contained in this prospectus before making a decision to purchase the Common Stock. An investor should only purchase the Common Stock if he or she can afford to suffer the loss of his or her entire investment.

Business Risks

Our future performance is difficult to evaluate because we have a limited operating history.

Investors should evaluate an investment in us considering the uncertainties encountered by developing companies. Although we were incorporated in 2011, we began to implement our current business strategy in 2016. Our current business strategy is focused on the exploration of strategic minerals and, through specific subsidiaries, the exploration of iron and gold. While we have had a small amount of revenues from the sales of gold and diamonds mined by us, and currently have a small amount of revenue from the sale of sand mined by us and for construction use, we have not realized any revenues to date from the sale of strategic minerals or iron. Our operating cash flow needs have been financed primarily through debt or equity and not through cash flows derived from our operations. As a result, we have little historical financial and operating information available to help you evaluate and predict our future performance. There can be no assurance that our efforts will be successful or that we will ultimately be able to attain profitability.

We are an exploration stage company, and there is no guarantee that our properties will result in the commercial extraction of mineral deposits.

We are engaged in the business of exploring and developing mineral properties with the intention of locating economic deposits of minerals. An economic deposit is a mineral property which can be reasonably expected to generate profits upon extraction and commercialization of its minerals after considering all costs involved. Our property interests are at the exploration stage. Accordingly, it is unlikely that we will realize profits in the short term, and we also cannot assure you that we will realize profits in the medium to long term. Any profitability in the future from our business will be dependent upon development of at least one economic deposit and most likely further exploration and development of other economic deposits, each of which is subject to numerous risk factors.

Further, we cannot assure you that, even if an economic deposit of minerals is located, any of our property interests can be commercially mined. The exploration and development of mineral deposits involves a high degree of financial risk over a significant period which a combination of careful evaluation, experience and knowledge of management may not eliminate. While discovery of additional ore-bearing deposits may result in substantial rewards, few properties which are explored are ultimately developed into producing mines. Major expenses may be required to establish reserves by drilling and to construct mining and processing facilities at a particular site. It is impossible to ensure that our current exploration programs will result in profitable commercial mining operations. The profitability of our operations will be, in part, related to the cost and success of its exploration and development programs which may be affected by several factors. Additional expenditures are required to establish reserves which are sufficient to commercially mine and to construct, complete and install mining and processing facilities in those properties that are mined and developed.

In addition, exploration-stage projects like ours have no operating history upon which to base estimates of future operating costs and capital requirements. Exploration project items, such as any future estimates of reserves, metal recoveries or cash operating costs will to a large extent be based upon the interpretation of geologic data, obtained from a limited number of drill holes and other sampling techniques, as well as future feasibility studies. Actual operating costs and economic returns of all exploration projects may materially differ from the costs and returns estimated, and accordingly our financial condition, results of operations, and cash flows may be negatively affected.

Because the probability of an individual prospect ever having reserves is not known, our properties may not contain any reserves, and any funds spent on exploration and evaluation may be lost.

We are an exploration stage mining company, and we have no “reserves” as such term is defined by Industry Guide 7. We cannot assure you about the existence of economically extractable mineralization at this time, nor about the quantity or grade of any mineralization we may have found. Because the probability of an individual prospect ever having reserves is uncertain, our properties may not contain any reserves and any funds spent on evaluation and exploration may be lost. Even if we confirm reserves on our properties, any quantity or grade of reserves we indicate must be considered as estimates only until such reserves are mined. We do not know with certainty that economically recoverable minerals exist on our properties. In addition, the quantity of any reserves may vary depending on commodity prices. Any material change in the quantity or grade of reserves may affect the economic viability of our properties. Further, our lack of established reserves means that we are uncertain about our ability to generate revenue from our operations.

We face risks related to mining, exploration and mine construction, if warranted, on our properties.

Our level of profitability, if any, in future years will depend to a great degree on prices of minerals set by global markets and whether our exploration-stage properties can be brought into production. It is impossible to ensure that the current and future exploration programs and/or feasibility studies on our existing properties will establish reserves. Whether it will be economically feasible to extract a mineral depends on a number of factors, including, but not limited to: the particular attributes of the deposit, such as size, grade and proximity to infrastructure; mineral prices; mining, processing and transportation costs; the willingness of lenders and investors to provide project financing; labor costs and possible labor strikes; and governmental regulations, including, without limitation, regulations relating to prices, taxes, royalties, land tenure, land use, importing and exporting materials, foreign exchange, environmental protection, employment, worker safety, transportation, and reclamation and closure obligations. The exact effect of these factors cannot be accurately predicted, but the combination of these factors may result in us receiving an inadequate return on invested capital.

Our long-term success will depend ultimately on our ability to achieve and maintain profitability and to develop positive cash flow from our mining activities.

Our long-term success, including the recoverability of the carrying values of our assets, our ability to continue with exploration, development and commissioning and mining activities on our existing projects or to acquire additional projects, will depend ultimately on our ability to achieve and maintain profitability and to develop positive cash flow from our operations by establishing ore bodies that contain commercially recoverable minerals and to develop these into profitable mining activities. We cannot assure you that any ore body that we extract mineralized materials from will result in achieving and maintaining profitability and developing positive cash flow.

We depend on our ability to successfully access the capital and financial markets. Any inability to access the capital or financial markets may limit our ability to fund our ongoing operations, execute our business plan or pursue investments that we may rely on for future growth.

Until commercial production is achieved from one of our larger projects, we will continue to incur operating and investing net cash outflows associated with among other things maintaining and acquiring exploration properties, undertaking ongoing exploration activities and the development of mines. As a result, we rely on access to capital markets as a source of funding for our capital and operating requirements. We cannot assure you that such additional funding will be available to us on satisfactory terms, or at all.

In order to finance our current operations, and future capital needs, we will require additional funds through the issuance of additional equity and/or debt securities. Depending on the type and the terms of any financing we pursue, shareholders’ rights and the value of their investment in our shares could be reduced. Any additional equity financing will dilute shareholdings, and new or additional debt financing, if available, may involve restrictions on financing and operating activities. In addition, if we issue secured debt securities, the holders of the debt would have a claim to our assets that would be prior to the rights of shareholders until the debt is paid. Interest on such debt securities would increase costs and negatively impact operating results.

If we are unable to obtain additional financing, as needed, at competitive rates, our ability to fund our current operations and implement our business plan and strategy will be affected, and we would be required to reduce the scope of our operations and scale back our exploration, development and mining programs. There is, however, no guarantee that we will be able to secure any additional funding or be able to secure funding which will provide us with sufficient funds to meet our objectives, which may adversely affect our business and financial position.

Our quarterly and annual operating and financial results and our revenue are likely to fluctuate significantly in future periods.

Our quarterly and annual operating and financial results are difficult to predict and may fluctuate significantly from period to period. Our revenues, net income and results of operations may fluctuate as a result of a variety of factors that are outside our control including, but not limited to, lack of sufficient working capital, equipment malfunction and breakdowns, inability to timely find spare machines or parts to fix the broken equipment, regulatory or licensing delays and severe weather phenomena.

We may be unable to find sources of funding if and when needed, resulting in the failure of our business.

As of today, we need additional equity or debt financing beyond our existing cash to operate. This additional financing may not become available and, if available, may not be available on terms that are acceptable to us. If we do obtain acceptable funding, the terms and conditions of receiving such capital would likely result in further dilution. If we are not successful in raising capital or sufficient capital, we will have to modify our business plans and substantially reduce or eliminate operations, or even seek reorganization. In these events, the holders of our securities could lose a substantial part or all of their investment.

Our ability to manage growth will have an impact on our business, financial condition and results of operations.

Future growth may place strains on our financial, technical, operational and administrative resources and cause us to rely more on project partners and independent contractors, potentially adversely affecting our financial position and results of operations. Our ability to grow will depend on several factors, including:

•	our ability to develop existing projects;
•	our ability to identify new projects;
•	our ability to continue to retain and attract skilled personnel;
•	our ability to maintain or enter into relationships with project partners and independent contractors;
•	the results of our exploration programs;
•	the market prices for our minerals;
•	our access to capital; and
•	our ability to enter into agreements for the sale of our minerals.

We may not be successful in upgrading our technical, operational and administrative resources or increasing our internal resources sufficiently to provide certain of the services currently provided by third parties, and we may not be able to maintain or enter into new relationships with project partners and independent contractors on financially attractive terms, if at all. Our inability to achieve or manage growth may materially and adversely affect our business, results of operations and financial condition.

We depend upon Marc Fogassa, our Chief Executive Officer and Chairman.

Our success is largely dependent upon the personal efforts of Marc Fogassa, our Chief Executive Officer and Chairman. Currently he is the only member of our management team that is fluent and fully conversant in both Portuguese, the language of Brazil, and English. The loss of the services of Mr. Fogassa would have a material adverse effect on our business and prospects. We maintain key-man life insurance on the life of Mr. Fogassa. See “Management.”

Our growth will require new personnel, which we will be required to recruit, hire, train and retain.

Our ability to recruit and assimilate new personnel will be critical to our performance. We will be required to recruit additional personnel and to train, motivate and manage employees, which may adversely affect our plans.

Our executive officers and directors may be in a position of conflict of interest.

Some of our directors and officers currently also serve as directors and officers of other companies involved in natural resource exploration. In particular, Marc Fogassa, our Chief Executive and Chairman, also serves as chief executive officer and director of Jupiter Gold Corporation (“Jupiter Gold”) and Apollo Resources Corporation (“Apollo Resources”). Jupiter Gold has gold and quartzite projects in Brazil, and Apollo Resources has iron projects in Brazil. Currently, we own a minority stake in Jupiter Gold and a majority stake in Apollo Resources. There exists the possibility that such directors and officers may in the future be in a position of conflict of interest. Any decision made by such persons involving us will be made in accordance with their duties and obligations to deal fairly and in good faith with us and such other companies. In addition, any such officer or directors will declare, and refrain from voting on, any matter in which they may have a material interest.

Regulatory and Industry Risks

The mining industry subjects us to several risks.

In our operations, we are subject to the risks normally encountered in the mining industry, such as:

•	the discovery of unusual or unexpected geological formations;
•	accidental fires, floods, earthquakes or other natural disasters;
•	unplanned power outages and water shortages;
•	controlling water and other similar mining hazards;
•	operating labor disruptions and labor disputes;
•	the ability to obtain suitable or adequate machinery, equipment, or labor;
•	our liability for pollution or other hazards; and
•	other known and unknown risks involved in the conduct of exploration and operation of mines.

The nature of these risks is such that liabilities could exceed any applicable insurance policy limits or could be excluded from coverage. There are also risks against which we cannot insure or against which we may elect not to insure. The potential costs which could be associated with any liabilities not covered by insurance, or in excess of insurance coverage, or compliance with applicable laws and regulations may cause substantial delays and require significant capital outlays, adversely affecting our future earnings and competitive position and, potentially our financial viability.

Our mineral projects will be subject to significant governmental regulations.

Mining activities in Brazil are subject to extensive federal, state, and local laws and regulations governing environmental protection, natural resources, prospecting, development, production, post-closure reclamation costs, taxes, labor standards and occupational health and safety laws and regulations, including mine safety, toxic substances and other matters. The costs associated with compliance with such laws and regulations can be substantial. In addition, changes in such laws and regulations, or more restrictive interpretations of current laws and regulations by governmental authorities, could result in unanticipated capital expenditures, expenses, or restrictions on, or suspensions of our operations and delays in the development of our properties.

We will be required to obtain governmental permits in order to conduct development and mining operations, a process which is often costly and time-consuming.

We are required to obtain and renew governmental permits for our exploration activities and, prior to developing or mining any mineralization that we discover, we will be required to obtain new governmental permits. Obtaining and renewing governmental permits is a complex, costly and time-consuming process. The timeliness and success of permitting efforts are contingent upon many variables not within our control, including the interpretation of permit approval requirements administered by the applicable permitting authority. We may not be able to obtain or renew permits that are necessary to our planned operations or the cost and time required to obtain or renew such permits may exceed our expectations. Any unexpected delays or costs associated with the permitting process could delay the exploration, development or operation of our properties, which in turn could materially adversely affect our future revenues and profitability. In addition, key permits and approvals may be revoked or suspended or may be changed in a manner that adversely affects our activities.

Private parties, such as environmental activists, frequently attempt to intervene in the permitting process and to persuade regulators to deny necessary permits or seek to overturn permits that have been issued. Obtaining the necessary governmental permits involves numerous jurisdictions, public hearings and possibly costly undertakings. These third-party actions can materially increase the costs and cause delays in the permitting process and could cause us to not proceed with the development or operation of a property. In addition, our ability to successfully obtain key permits and approvals to explore for, develop, operate and expand operations will likely depend on our ability to undertake such activities in a manner consistent with the creation of social and economic benefits in the surrounding communities, which may or may not be required by law. Our ability to obtain permits and approvals and to successfully operate in particular communities may be adversely affected by real or perceived detrimental events associated with our activities.

Compliance with environmental regulations and litigation based on environmental regulations could require significant expenditures.

Environmental regulations mandate, among other things, the maintenance of air and water quality standards, and the rules on land development and reclamation. They also set forth limitations on the generation, transportation, storage, and disposal of solid and hazardous waste. Environmental legislation is evolving in a manner that may require stricter standards and enforcement, increased fines and penalties for non-compliance, more stringent environmental assessments of proposed projects, and a heightened degree of responsibility for mining companies and their officers, directors and employees. In connection with our current exploration activities or with our prior mining operations, we may incur environmental costs that could have a material adverse effect on our financial condition and results of operations. Any failure to remedy an environmental problem could require us to suspend operations or enter into interim compliance measures pending completion of the required remedy.

Moreover, governmental authorities and private parties may bring lawsuits based upon damage to property and injury to persons resulting from the environmental, health and safety impacts of prior and current operations, including operations conducted by other mining companies many years ago at sites located on properties that we currently own or formerly owned. These lawsuits could lead to the imposition of substantial fines, remediation costs, penalties and other civil and criminal sanctions. We cannot assure you that any such law, regulation, enforcement or private claim would not have a material adverse effect on our financial condition, results of operations or cash flows.

Our operations face substantial regulation of health and safety.

Our operations are subject to extensive and complex laws and regulations governing worker health and safety across our operating regions and our failure to comply with applicable legal requirements can result in substantial penalties. Future changes in applicable laws, regulations, permits and approvals or changes in their enforcement or regulatory interpretation could substantially increase costs to achieve compliance, lead to the revocation of existing or future exploration or mining rights or otherwise have an adverse impact on our results of operations and financial position.

Our mines are inspected on a regular basis by government regulators who may issue citations and orders when they believe a violation has occurred under local mining regulations. If inspections result in an alleged violation, we may be subject to fines, penalties or sanctions and our mining operations could be subject to temporary or extended closures.

In addition to potential government restrictions and regulatory fines, penalties or sanctions, our ability to operate (including the effect of any impact on our workforce) and thus, our results of operations and our financial position (including because of potential related fines and sanctions), could be adversely affected by accidents, injuries, fatalities or events detrimental (or perceived to be detrimental) to the health and safety of our employees, the environment or the communities in which we operate.

Our operations are subject to extensive environmental laws and regulations.

Our exploration, development, mining and processing operations are subject to extensive laws and regulations governing land use and the protection of the environment, which generally apply to air and water quality, protection of endangered, protected or other specified species, hazardous waste management and reclamation. We have made, and expect to make in the future, significant expenditures to comply with such laws and regulations. Compliance with these laws and regulations imposes substantial costs and burdens, and can cause delays in obtaining, or failure to obtain, government permits and approvals which may adversely impact our closure processes and operations.

Increased global attention or regulation of consumption of water by industrial activities, as well as water quality discharge, and on restricting or prohibiting the use of cyanide and other hazardous substances in processing activities could similarly have an adverse impact on our results of operations and financial position due to increased compliance and input costs.

Mineral prices are subject to unpredictable fluctuations.

Portions of our revenues may come from the extraction and sale of minerals. The price of minerals may fluctuate widely and is affected by numerous factors beyond our control, including international, economic and political trends, expectations of inflation, currency exchange fluctuations, interest rates, global or regional consumptive patterns, speculative activities, increased production due to new extraction developments and improved extraction and production methods and technological changes in the markets for the end products. The effect of these factors on the price of minerals, and therefore the economic viability of any of our exploration properties, cannot accurately be predicted.

Country and Currency Risks

Our ability to execute our business plan depends primarily on the continuation of a favorable mining environment in Brazil and our ability to freely sell our minerals.

Mining operations in Brazil are heavily regulated. Any significant change in mining legislation or other changes in Brazil’s current mining environment may slow down or alter our business prospects. Further, countries in which we may wish to sell our mined minerals may impose special taxes, tariffs, or otherwise place limits and controls on consumption of our mined minerals.

The perception of Brazil by the international community may affect us.

Brazil’s political environment and its environmental policies, in particular the preservation of the Amazon rain forest, are continuously scrutinized by the global media. If Brazil’s situation or policies are perceived as being inadequate, we may lose the interest of investor groups or potential buyers of our minerals, which will have a negative impact on us.

Exposure to foreign exchange fluctuations and capital controls may adversely affect our costs, earnings and the value of some of our assets.

Our reporting currency is the U.S. dollar; however, we conduct our business in Brazil utilizing the Brazilian real. A large portion of our operating expenses are incurred in Brazilian real. An appreciation of the Brazilian real against the U.S. dollar would increase our costs in U.S. dollar terms. Our consolidated financials are directly impacted by movements in the Brazilian real to U.S. dollar exchange rate.

While not expected, Brazil may choose to adopt measures to restrict the entry of U.S. dollars or the repatriation of capital across borders. These measures would have a number of negative effects on us, reducing the immediately available capital that we could otherwise deploy for investment opportunities or the payment of expenses, and the ability to repatriate any profits.

Common Stock Risks

Our Common Stock price may be volatile.

The market price of our Common Stock has been and is likely to continue to be volatile and could fluctuate in price in response to various factors, many of which are beyond our control, including the following:

•	our ability to grow revenues;
•	our ability to achieve profitability;
•	our ability to raise capital when needed;
•	our ability to execute our business plan;
•	legislative, regulatory, and competitive developments; and
•	economic and external factors.

In addition, the securities markets have from time-to-time experienced significant price and volume fluctuations that are unrelated to the operating performance of any company. These market fluctuations may also materially and adversely affect the market price of our Common Stock regardless of our actual operations and the results from those operations.

Because our Common Stock trades on the over the counter (OTC) market, you may not be able to buy and sell our Common Stock at optimum prices and you may face liquidity issues.

The trading and quotation of our Common Stock on otcmarkets.com imposes, among others, the following risks:

•	lesser availability of quotes and order information;
•	lack of liquidity; and
•	wide dealer spread.

Our Common Stock is currently defined as “penny stock” and the rules imposed on the sale of the shares may affect your ability to resell any shares you may purchase, if at all.

Our Common Stock currently trades below $5 and is therefore defined as a “penny stock” under the Securities Exchange Act of 1934 (the “Exchange Act”).  The Exchange Act and penny stock rules generally impose additional sales practice and disclosure requirements on broker-dealers who sell our securities..  For transactions covered by the penny stock rules, a broker-dealer must make a suitability determination for each purchaser and receive the purchaser’s written agreement prior to the sale.  In addition, the broker-dealer must make certain mandated disclosures in penny stock transactions, including the actual sale or purchase price and actual bid and offer quotations, the compensation to be received by the broker-dealer and certain associated persons, and deliver certain disclosures required by the Commission.  Consequently, the penny stock rules may affect the ability of broker-dealers to make a market in or trade our Common Stock and may consequently affect a stockholder’s ability to resell any of our shares in the public markets.

We do not intend to pay regular future dividends on our Common Stock and thus stockholders must look to appreciation of our Common Stock to realize a gain on their investments.

We have never paid a dividend and we do not have any plans to pay dividends in the foreseeable future. Our future dividend policy is within the discretion of our Board of Directors and will depend upon various factors, including future earnings, if any, our capital requirements and general financial condition, and other factors. Accordingly, stockholders must look solely to appreciation of our Common Stock to realize a gain on their investment. This appreciation may not occur or may occur only over a longer timeframe.

We may seek to raise additional funds, finance acquisitions, or develop strategic relationships by issuing securities that would dilute your ownership.

We may largely finance our operations by issuing equity securities, which may materially reduce the percentage ownership of our existing stockholders. Furthermore, any newly issued securities could have rights, preferences, and privileges senior to those of our existing Common Stock. Moreover, any issuances by us of equity securities may be at or below the prevailing market price of our stock and in any event may have a dilutive impact on ownership interest of existing common stockholders, which could cause the market price of our Common Stock to decline. We may also raise additional funds through the incurrence of debt or the issuance or sale of other securities or instruments senior to our Common Stock. The holders of any debt securities or instruments that we may issue could have rights superior to the rights of our common stockholders.

Our Series A Preferred Stock has the effect of concentrating voting control over us in Marc Fogassa, our Chief Executive Officer and Chairman.

One share of our Series A Preferred Stock is issued, outstanding and held since 2012 by Marc Fogassa, our Chief Executive Officer and Chairman. The Certificate of Designations, Preferences and Rights of our Series A Convertible Preferred provides that for so long as Series A Preferred Stock is issued and outstanding, the holders of Series A Preferred Stock shall vote together as a single class with the holders of our Common Stock, with the holders of Series A Preferred Stock being entitled to 51% of the total votes on all matters regardless of the actual number of shares of Series A Preferred Stock then outstanding, and the holders of Common Stock and any other class or series of capital stock entitled to vote with the Common Stock being entitled to their proportional share of the remaining 49% of the total votes based on their respective voting power. As a result, you may have limited ability to impact our operations and activities.

You will need to keep records of your investment for tax purposes.

Each purchase or sell of securities, including our Common Stock, may result in tax consequences for you. We will not keep tax records for you. You, or someone on your behalf, will be required to keep your own tax records with regard to your transactions involving our securities

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements. Such forward-looking statements include those that express plans, anticipation, intent, contingency, goals, targets or future development and/or otherwise are not statements of historical fact. These forward-looking statements are based on our current expectations and projections about future events and they are subject to risks and uncertainties known and unknown that could cause actual results and developments to differ materially from those expressed or implied in such statements.

In some cases, you can identify forward-looking statements by terminology, such as “expects”, “anticipates”, “intends”, “estimates”, “plans”, “potential”, “possible”, “probable”, “believes”, “seeks”, “may”, “will”, “should”, “could” or the negative of such terms or other similar expressions. Accordingly, these statements involve estimates, assumptions and uncertainties that could cause actual results to differ materially from those expressed in them. Any forward-looking statements are qualified in their entirety by reference to the factors discussed throughout this prospectus.

You should read this prospectus and the documents that we reference herein and have filed as exhibits to the Registration Statement on Form S-1, of which this prospectus is part, completely and with the understanding that our actual future results may be materially different from what we expect. You should assume that the information appearing in this prospectus is accurate as of the date on the front cover of this prospectus only. Because the risk factors referred to above could cause actual results or outcomes to differ materially from those expressed in any forward-looking statements made by us or on our behalf, you should not place undue reliance on any forward-looking statements. Further, any forward-looking statement speaks only as of the date on which it is made, and we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events. New factors emerge from time to time, and it is not possible for us to predict which factors will arise. In addition, we cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. We qualify all of the information presented in this prospectus, and particularly our forward-looking statements, by these cautionary statements.

USE OF PROCEEDS

We will not receive any of the proceeds from any sale of shares by Triton Funds. We will receive proceeds from the acquisition by Triton Funds of our Common Stock under the CSPA and through the exercise of warrants under the WA (each defined below in the “Selling Security Holder” section).

 DETERMINATION OF OFFERING PRICE

The Selling Security Holder will sell the shares offered by this prospectus at prevailing market prices or privately negotiated prices.

DILUTION

The shares registered under this registration statement are not being offered by us. The shares are being registered for resale by the Selling Security Holder.

 SELLING SECURITY HOLDER

This prospectus covers the offering of up to 500,000,000 Shares being offered by the Selling Security Holder, which includes the Purchase Shares and the Warrant Shares. We are registering the Shares in order to permit the Selling Security Holder to offer the Shares for resale from time to time.

Triton Funds LP

On February 26, 2021, the Company entered into a Common Stock Purchase Agreement (the “CSPA”) with Triton Funds, LP, a Delaware limited partnership (“Triton Funds” or “Selling Security Holder”), an unrelated third party. Triton Funds was founded by and is managed by students from the University of California, San Diego, and backed by scientific and academic advisory boards. According to Triton Funds, it is the largest student-run investment fund in the United States and focused on “millennial growth ESG” (Environmental, Social and Governance) opportunities. Triton Funds agreed to invest up to $2,500,000 in the Company in the form of common stock purchases. Subject to the terms and conditions set forth in the CSPA, the Company agreed to sell to Triton Funds common shares of the Company having an aggregate value of $2,500,000. Under the CSPA the Company may, in its sole discretion, and subject to the satisfaction of certain conditions, deliver a purchase notice to Triton Funds which states the dollar amount of shares which the Company intends to sell to Triton Funds. The price of the shares to be sold (the “Purchase Shares”) will depend on, among other things, the market price of the Company’s stock at the time that a purchase notice is delivered. Triton Funds’ obligation to purchase securities is conditioned on an effective registration statement for resale of the shares being purchased and Triton Funds’ ownership not exceeding 9.99% of the issued and outstanding shares of the Company giving effect to such purchase.

Under the CSPA, at any time and from time to time until December 31, 2022, subject to the satisfaction of certain conditions, including, among other things, that this registration statement then remains effective and our Common Stock is traded on a stock exchange or on the OTCQB or OTCQX, we shall have the right to require Triton Funds to purchase up to $250,000 (a “Tranche”) in shares of our Common Stock every five business days, until an aggregate of $2,500,000 in shares are purchased. The price per share to be paid by Triton Funds to us in any such Tranche will be 85% of the lowest traded price of our Common Stock during the five trading days prior to the closing of the purchase of such Tranche.

In connection with the CSPA, the Company also entered into a Warrant Agreement (the “WA”) under which Triton Funds is granted a two-year right to purchase up to 75,987,842 common shares of the Company (the “Warrant Shares”) subject to the terms and conditions of the WA. The purchase of the Warrants Shares shall exclusively be on a cash basis if there is then an effective registration statement available for resale of such shares. . If, at any time during the exercise period, there is no effective registration statement of the Company covering Triton Funds’ immediate resale of the Warrant Shares without any limitations, then Triton Funds may elect to receive Warrant Shares pursuant to a cashless exercise, in lieu of a cash exercise, according to the following formula:

X = Y (A-B)

A

where X is the number of shares of our Common Stock to be issued to Triton Funds, Y is the number of Warrant Shares that Triton Funds elects to purchase, A is the Market Price (defined below), and B is the Exercise Price (defined below). “Market Price” means the highest traded price of our Common Stock during the prior thirty trading days. Exercise Price means $80,000,000 divided by our then current outstanding Common Stock share count on the prior business day. In any Warrant Exercise, the amount to be received by us is the number of Warrant Shares sold by Triton Funds multiplied by the Exercise Price.

The table below lists the Selling Security Holder and other information regarding the “beneficial ownership” of the shares of Common Stock by the Selling Security Holder. In accordance with Rule 13d-3 of the Exchange Act, “beneficial ownership” includes any shares of Common Stock as to which the Selling Security Holder has sole or shared voting power or investment power and any shares of Common Stock the Selling Security Holder has the right to acquire within 60 days.

The Selling Security Holder is an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act.

The second column indicates the number of shares of Common Stock beneficially owned by the Selling Security Holder, based on its ownership as of June 1, 2021. The second column also assumes the purchase of all shares of stock to be acquired under the maximum number of securities to be sold by the Company to the Selling Security Holder, without regard to any limitations on purchase described in this prospectus or in the CSPA or WA.

The third column lists the shares of Common Stock being offered by this prospectus by the Selling Security Holder.

This prospectus covers the resale of (i) the Purchase Shares, (ii) the Warrant Shares, and (iii) any securities issued or then issuable upon any full anti-dilution protection, stock split, dividend or other distribution, recapitalization or similar event with respect to the shares of Common Stock.

Because the issuance price of the Common Stock may be adjusted, the number of shares of Common Stock that will actually be issued upon issuance of the Common Stock may be more or less than the number of shares of Common Stock being offered by this prospectus. The Selling Security Holder can offer all, some or none of its shares of Common Stock, thus the number of shares of Common Stock it will hold after this offering is indeterminate. However, the fourth and fifth columns assume that the Selling Security Holder will sell all shares of Common Stock covered by this prospectus. See “Plan of Distribution.”

Selling Security Holder	Number of Shares Beneficially Owned Before Offering	Number of Shares Being Offered (1)	Maximum Number of Shares Beneficially Owned After Offering (2)	Percentage of Shares Beneficially Owned After Offering (%)
Triton Funds LP. (1)	0	500,000,000	0	--

(1)	Consists of up to 500,000,000 shares of Common Stock to be sold by Triton Funds pursuant to the CSPA and WA. Arnold Nunez exercises voting and dispositive power with respect to the shares of our Common Stock that are beneficially owned by Triton Funds.
(2)	Assumes that all shares of the Registered Common Stock are sold.

The Selling Security Holder will be limited to purchasing an aggregate amount of 424,012,158 shares of the Registered Common Stock under the CSPA and 75,987,842 shares of our Registered Common Stock under the WA for a total of 500,000,000 shares to the extent that the Selling Security Holder together with its affiliates and attribution parties, would not beneficially own a number of shares of our Common Stock which would exceed 4.99% of our then outstanding shares of Common Stock following such purchase or exercise, excluding for purposes of such determination shares of Common Stock issuable upon exercise of the warrant under the WA. The foregoing notwithstanding, the Selling Security Holder may, at its option and upon 61 days’ notice to the Company, increase such ownership limitation, not to exceed 9.99% of our then outstanding shares of Common Stock.

PLAN OF DISTRIBUTION

The Registered Common Stock offered by this prospectus is being sold by the Selling Security Holder. The Registered Common Stock may be sold or distributed from time to time by the Selling Security Holder directly to one or more purchasers or through brokers, dealers, or underwriters who may act solely as agents at market price prevailing at the time of sale, at prices related to the prevailing market prices, at negotiated prices, or at fixed prices, which may be changed. The Selling Security Holder may use any one or more of the following methods when selling securities:

•	ordinary broker’s transactions;

•	transactions involving cross or block trades;

•	through brokers, dealers, or underwriters;

•	in other ways not involving market makers or established business markets, including direct sales to purchasers or sales effected through agents;

•	in privately negotiated transactions; or

•	any combination of the foregoing.

In order to comply with the securities laws of certain states, if applicable, the shares may be sold only through registered or licensed brokers or dealers. In addition, in certain states, the shares may not be sold unless they have been registered or qualified for sale in the state or an exemption from the state’s registration or qualification requirement is available and complied with.

The Selling Security Holder is an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act.

Triton Funds, the Selling Security Holder, has informed us that it intends to use an unaffiliated broker-dealer to effectuate all sales, if any, of the Common Stock that it may purchase from us pursuant to the CSPA or Warrant Shares purchased from us pursuant to the WA. Such sales will be made at prices and at terms then prevailing or at prices related to the then current market price. Each such unaffiliated broker-dealer will be an underwriter within the meaning of Section 2(a)(11) of the Securities Act. Triton Funds has informed us that each such broker-dealer will receive commissions from Triton Funds that will not exceed customary brokerage commissions.

Brokers, dealers, underwriters or agents participating in the distribution of the shares as agents may receive compensation in the form of commissions, discounts, or concessions from the Selling Security Holder and/or purchasers of our Common Stock for whom the broker-dealers may act as agent. The compensation paid to a particular broker-dealer may be less than or in excess of customary commissions. Neither we nor Triton Funds can presently estimate the amount of compensation that any agent will receive.

We know of no existing arrangements between Triton Funds or any other stockholder, broker, dealer, underwriter or agent relating to the sale or distribution of the Shares offered by this prospectus. At the time a particular offer of Shares is made, a prospectus supplement, if required, will be distributed that will set forth the names of any agents, underwriters or dealers and any compensation from the Selling Security Holder and any other required information.

We will pay the expenses incident to the registration, offering, and sale of the shares to Triton Funds. We have agreed to indemnify Triton Funds and certain other persons against certain liabilities in connection with the offering of Shares, including liabilities arising under the Securities Act or, if such indemnity is unavailable, to contribute amounts required to be paid in respect of such liabilities. Triton Funds has agreed to indemnify us against liabilities under the Securities Act that may arise from certain written information furnished to us by Triton Funds specifically for use in this prospectus or, if such indemnity is unavailable, to contribute amounts required to be paid in respect of such liabilities.

Triton Funds has represented to us that at no time prior to the execution of the CSPA and WA has Triton Funds or its agents, representatives or affiliates engaged in or effected, in any manner whatsoever, directly or indirectly, any short sale (as such term is defined in Rule 200 of Regulation SHO of the Exchange Act) of our Common Stock or any hedging transactions, which establishes a net short position with respect to our Common Stock. Triton Funds agreed that during the term of the CSPA, it, its agents, representatives or affiliates will not enter into or effect, directly or indirectly, any of the foregoing transactions.

We have advised Triton Funds that it is required to comply with Regulation M promulgated under the Exchange Act. With certain exceptions, Regulation M precludes the Selling Security Holder, any affiliated purchasers, and any broker-dealer or other person who participates in the distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase any security which is the subject of the distribution until the entire distribution is complete. Regulation M also prohibits any bids or purchases made in order to stabilize the price of a security in connection with the distribution of that security. All of the foregoing may affect the marketability of the securities offered by this prospectus.

This offering will terminate on the date that all shares offered by this prospectus have been sold by Triton Funds or December 31, 2022, whichever occurs sooner.

The Selling Security Holder and any broker-dealers or agents that are involved in selling the securities are “underwriters” within the meaning of the Securities Act in connection with such sales. Any commissions received by such broker-dealers or agents and any profit on the resale of the securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. The Selling Security Holder has informed us that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the securities.

Because the Selling Security Holder is deemed to be an “underwriter” within the meaning of the Securities Act, it will be subject to the prospectus delivery requirements of the Securities Act, including Rule 172 thereunder. In addition, any securities covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than under this prospectus. The Selling Security Holder has advised us that there is no underwriter or coordinating broker acting in connection with the proposed sale of the Shares by the Selling Security Holder.

We agreed to keep this prospectus effective until the earlier of (i) the date on which the Shares may be resold by the Selling Security Holder without registration and without regard to any volume or manner-of-sale limitations by reason of Rule 144, without the requirement for us to be in compliance with the current public information requirement under Rule 144 under the Securities Act or any other rule of similar effect or (ii) all of the securities have been sold pursuant to this prospectus or Rule 144 under the Securities Act or any other rule of similar effect. The resale securities will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale securities covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

DESCRIPTION OF SECURITIES TO BE REGISTERED

We are registering 500,000,000 of our Common Stock.

Holders of our Common Stock are entitled to one vote for each share held of record on all matters to be acted upon by the stockholders. Holders of our Common Stock possess the right to an equal share in any dividend paid by us to the class of common stock. Upon liquidation, each holder of Common Stock is given the right to an equal share in the distribution of our surplus assets subject to the liquidation preference for shares of our Preferred Stock, if any. We are currently authorized to issue 3,250,000,000 shares of Common Stock, par value $0.001 per share.

While we are not registering Preferred Stock in this registration statement, we are authorized to issue 10,000,000 shares of Preferred Stock, par value $0.001 per share, in one or more series. Each holder of shares of a series of Preferred Stock shall be entitled to such preferences and rights and be subject to such limitations as our Board of Directors shall determine.

One share of our Series A Convertible Preferred Stock ("Series A Stock") was issued in 2012, and is outstanding and held by Marc Fogassa, our Chairman and Chief Executive Officer. The Certificate of Designations, Preferences and Rights of our Series A Stock provides that for so long as Series A Stock is issued and outstanding, the holders of Series A Stock shall vote together as a single class with the holders of our common stock, with the holders of Series A Stock being entitled to 51% of the total votes on all matters regardless of the actual number of shares of Series A Stock then outstanding, and the holders of Common Stock being entitled to their proportional share of the remaining 49% of the total votes based on their respective voting power.

INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the Common Stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant. Nor was any such person connected with the registrant as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

Our financial statements as of and for the year ended December 31, 2019, and December 31, 2020, appearing in this prospectus, have been audited by BF Borgers CPA, PC, as set forth in such reports thereon, included herein. Such financial statements are included herein in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

A legal opinion as to the validity of the securities to be registered hereby has been rendered by Jay Weil, Esq.

INFORMATION WITH RESPECT TO THE REGISTRANT

Description of Business

Overview

Brazil Minerals, Inc. with its subsidiaries (“Brazil Minerals”, the “Company”, “we”, “us”, or “our”) is a mineral exploration company currently primarily focused on the development of its two 100%-owned hard-rock lithium projects. Our initial goal is to be able to enter commercial production of spodumene concentrate, a lithium bearing commodity. All of our mineral properties are in Brazil. Our shares of Common Stock are quoted on the OTCQB platform of OTC Markets under the symbol “BMIX”.

We also have 100%-ownership of projects in other highly strategic minerals: rare earths, titanium, and nickel/cobalt. We have mining concessions and other mineral rights for alluvial gold and diamonds and in one of these areas we also mine and sell sand for construction usage, which currently is our primary revenue producer.

As of the date of this prospectus we own approximately 60% of Apollo Resources Corporation, a private company currently primarily focused on the development of its initial iron mine. We also own approximately 25% of Jupiter Gold Corporation, a company focused on the development of gold projects and of a quartzite mine, and whose common shares are quoted on OTCQB under the symbol “JUPGF”.

Markets

Over the last two years, we transitioned from the development of mining sites for gold and diamonds to the exploration of our recently acquired mineral rights for strategic minerals, including lithium, rare earths, titanium, nickel, and cobalt. We believe that strategic minerals give us a higher return potential, particularly because such minerals are scarce and in demand, in particular for high growth areas such as batteries for electric vehicles and other high technology applications.

Lithium

Lithium is on the list of the 35 minerals considered critical to the economic and national security of the United States as first published by the U.S. Department of the Interior on May 18, 2018.

Lithium supply security has become a top priority for technology companies in the United States and Asia. Strategic alliances and joint ventures among technology companies and exploration companies continue to be established to ensure a reliable, diversified supply of lithium for battery suppliers and vehicle manufacturers.

Rare Earths

The rare earth elements (“REE”) are also on the list of the 35 minerals considered critical to the economic and national security of the United States as first published by the U.S. Department of the Interior on May 18, 2018.

REEs consist of the lanthanide series (lanthanum, cerium, praseodymium, neodymium, promethium, samarium, europium, gadolinium, terbium, dysprosium, holmium, erbium, thulium, ytterbium, and lutetium) as well as scandium and yttrium.

REEs are classified as “light” and “heavy” based on atomic number. Light REEs (LREEs): lanthanum through gadolinium (atomic numbers 57 through 64). Heavy REEs (HREEs): terbium through lutetium (atomic numbers 65 through 71) and yttrium (atomic number 39), which has similar chemical and physical attributes with the other heavy REEs.

Neodymium and praseodymium (LREEs) are key critical materials in the manufacturing of neodymium-iron-boron (NdFeB) magnets. NdFeB magnets have the highest magnetic strength among commercially available magnets and enable high energy density and high energy efficiency in energy technologies. Dysprosium and terbium (HREEs) are key critical materials often added to the NdFeB alloy to increase the operating temperature of the magnets. HREEs tend to be less abundant and more expensive than LREEs. The deployment of energy technologies such as wind turbines and electric vehicles (EVs) could lead to imbalances of supply and demand for these key materials.

Titanium

Titanium is also on the list of the 35 minerals considered critical to the economic and national security of the United States as first published by the U.S. Department of the Interior on May 18, 2018.

The electronics and automotive sectors offer an abundance of opportunities for the titanium metal market where its ability to withstand high temperatures and non-magnetic nature which prevents interference with data storage are fundamental. Regulations which emphasize the production of fuel-efficient vehicles should increase demand for titanium.

Nickel & Cobalt

Nickel and cobalt are key battery metals needed for the growth phase in electric vehicle (EV) production world-wide. Cobalt is also on the list of the 35 minerals considered critical to the economic and national security of the United States as first published by the U.S. Department of the Interior on May 18, 2018.

The greater the amount of nickel and cobalt, the greater the energy density of an electric vehicle battery, a factor that contributes to the storage of more energy, according to its real weight. A practical example: vehicles whose batteries have a higher energy density can run more kilometers than vehicles with lower energy density batteries.

Demand for Potential Products

We expect the demand for our strategic minerals, once in production, to be facilitated by Brazil’s strong mining tradition and its substantial annual trade with China, the United States, and the European Union, all likely sources of buyers. We intend on utilizing intermediaries for sales as to focus on our core competencies of exploration and extraction.

Raw Materials

We do not have any material dependence on any raw materials or raw material supplier. All of the raw materials that we need are available from numerous suppliers and at market-driven prices.

Intellectual Property

We do not own or license any intellectual property which we consider to be material.

Government Regulation

Mining Regulation and Compliance

Mining regulation in Brazil is carried out by the mining department, a federal entity, and each state in Brazil has an office of this federal entity. For each mineral right that we own, we file any paperwork related to it in the office of the mining department in the state in which such mineral right is located. We believe that we maintain a good relationship with the mining department and that our methods of monitoring are adequate for our current needs.

The mining department normally inspects our operations once a year via an unannounced visit. We estimate that it costs us $5,000-$10,000 annually to maintain compliance with various mining regulations.

Environmental Regulation and Compliance

Environmental regulation in Brazil is carried out by a state-level agency, which may have multiple offices, one for each region of the state. For each mineral right that we own, we file any paperwork related to it in the local office of the environmental agency that has the applicable geographical jurisdiction.  We believe that we maintain a good relationship with the offices of the environmental agency and believe that our methods of monitoring are adequate for our current needs.

The environmental agency normally inspects our operations once every one or two years which is the standard practice for companies in good standing. We estimate that it costs us $25,000-$50,000 annually to maintain compliance with various environmental regulations.

Surface disturbance from any open pit mining performed by us is in full compliance with our mining plan as approved by the local regulatory agencies. We regularly restore areas that have been exploited by us. The current environmental regulations state that after all mining has ceased (however long that may take), there would still be five years of available time for any necessary recuperation to be performed. Our mining and recovery processing for diamonds and gold does not use any chemical products. Tests are conducted regularly and there are no records of groundwater contamination that has occurred to date.

Employees and Independent Contractors

As of the date of this prospectus, we have 11 full-time employees. We also retain consultants to provide specific services deemed necessary. We consider our employee relations to be very good.

Form and Year of Organization & History to Date

We were incorporated in the State of Nevada on December 15, 2011 under the name Flux Technologies, Corp. From inception until December 2012, we were focused on the software business, which was discontinued when the current management team and business focus began. The Company changed its name to Brazil Minerals, Inc. in December 2012.

Description of Property

Our mineral properties are listed in the following table and summarized below.

Mineral(s)	Location in Brazil	Total Area (acres)	Status
Lithium	Minas Gerais	57,855	Research Exploration
Lithium	Rio Grande do Norte, Paraíba	23,079	Research Exploration
Rare Earths	Goiás, Tocantins	15,810	Research Exploration
Rare Earths	Bahia	24,162	Research Exploration
Nickel/Cobalt	Goiás	9,553	Research Exploration
Titanium	Minas Gerais	13,810	Research Exploration
Diamonds	Minas Gerais	21,871	Pre-Mining
Sand	Minas Gerais	23,363	Commercial Mining

The projects owned by Jupiter Gold Corporation (an approximately 25% owned subsidiary) are summarized in the table below. Jupiter Gold provides details of its properties in its Annual Report on Form 20-F for the year ended December 31, 2020, which report has been filed with the Commission.

Mineral	Project Name & Location in Brazil	Total Area (acres)	Status
Gold	Alpha Project - Minas Gerais	34,899	Research Exploration
Gold	Alta Floresta – Mato Grosso	24,395	Research Exploration
Gold	Apuí - Amazonas	69,330	Research Exploration
Gold	Brotas - Bahia	4,821	Research Exploration
Gold	Cavalcante - Goiás	4,771	Research Exploration
Gold	Crixás - Goiás	3,068	Research Exploration
Gold	Paracatu - Minas Gerais	733	Research Exploration
Quartzite	Diamantina - Minas Gerais	233	Pre-Mining Licensing

The projects owned by Apollo Resources Corporation (an approximately 60% owned subsidiary) are summarized in the table below.

Mineral	Project Name & Location in Brazil	Total Area (acres)	Status
Iron	Rio Piracicaba Project – Iron Quadrangle, Minas Gerais	641	Pre-Mining Licensing
Iron	Barão de Cocais Project– Iron Quadrangle, Minas Gerais	363	Research Exploration
Iron	Itabira Project – Iron Quadrangle, Minas Gerais	3,792	Research Exploration
Iron	Grão Mogol Project – Minas Gerais	16,727	Research Exploration
Iron	Alagoas Project – Alagoas	31,173	Research Exploration
Iron	Corumbá – Mato Grosso do Sul	4,869	Research Exploration

Details of the properties directly owned by us follow.

Minas Gerais Lithium Project

Overview:

Our Minas Gerais Lithium Project encompasses 43 mineral rights for lithium in the Brazilian Western Pegmatite Province in the municipalities of Araçuai, Coronel Murta, Itinga, Rubelita, Taiobeiras, and Virgem da Lapa. Mineralizations are described in metric to decametric pegmatite bodies, with tear geometry, with well-defined zoning, accessible both on surface and in galleries. The lithium ore occurs as crystals of centimetric to metric sizes of spodumene among masses of lepidolite and albite. We have a dedicated exploratory geology team responsible for the detailed mapping, systematic sampling and analysis of the pegmatite occurrences within our project area.

Commodity: Lithium

Ownership: 100%

Location: State of Minas Gerais

Infrastructure: Paved highway, water, nearby electrical power grid

Size: 57,855 acres

Geology:

In our Minas Gerais Lithium Project area there are schist and meta-gravels of the Salinas Formation as well as schist of the Chapada Acauã Formation outcrop, both with the occurrence of cordierite and andalusite. These rocks are arranged in structures accommodating the deformation imposed by granitic intrusions, which would be the parent material in which the fluid responsible for the lithium mineralizations was derived. The structures to which the rocks of Fm. Salinas and Fm. Chapada Acauã are conditioned, are the same responsible for the transport, accommodation and accumulation of the fluids responsible for the lithium mineralization. Our project areas are marked by numerous occurrences of gemological and industrial spodumene and has a decades-long history of mining in the region.

Map:

N
W
E
S
Coordinate System: SIRGAS 2000 GCS
Projection: Transverse Mercator
Datum: SIRGAS 2000
Units: Meter
Brazil Minerals Inc.
North of Minas Lithium Project
Project Location
0 1.000
Km
MT
BA
GO
DF
MG
MS
ES
SP
RJ
0 320
Km
BMIX Mineral Rights
Roads
Waterways
Cities
Salinas/MG
Coronel Murta/MG
Itinga/MG
Virgem da Lapa/MG
Araçuaí/MG
0 10 20
Km

Northeast Lithium Project

Overview:

Our Northeast Lithium Project encompasses 7 mineral rights for lithium in the surroundings of Parelhas and Jardim do Seridó, State of Rio Grande do Norte, and São José do Sabugi, State of Paraíba in Brazil. The Borborema Province located in the Northeast Region of Brazil has a wide variety of geological / tectonic environments that contain different types of mineral deposits, varying between the classes of metals, non-metals, gems and precious metals. The pegmatitic province of Seridó corresponds to an important mining district located in the northeast of Brazil between the states of Paraíba and Rio Grande do Norte. This province is characterized by important mineral occurrences, which include several minerals with industrial applications.

Commodity: Lithium

Ownership: 100%

Location: States of Rio Grande do Norte and Paraíba

Infrastructure: Paved highway, water, nearby electrical power grid

Size: 23,079 acres

Geology:

In our Northeast Lithium Project mineralizations are described in metric to decametric pegmatite bodies with exotic geometry, accessible both at the surface and in underground galleries. Lithium ore occurs as crystals of varying size of spodumene and ambligonite, rarely petalite, these develop in varying paragenesis. In general, the fertile pegmatite bodies occur in the metasedimentary rocks of the Seridó Formation and Equador Formation, the latter being responsible for sustaining the relief. Our project is located within the Borborema Province, a macroregion of continental deformation accommodation, our mineral rights are arranged along large dome structures generated at the time of ascent of lithium fertile bodies. These structures are the same ones that condition the accommodation of the pegmatite bodies containing lithium mineralization. Our Northeast Lithium Project is marked by numerous occurrences of industrial spodumene, which is treated as tailings from gem mines in the region.

Map:

N
S
W
E
Coordinate System: SIRGAS 2000 CGS
Projection: Transverse Mercator
Datum: SIRGAS 2000
Units: Meter
Brazil Minerals Inc.
Northeast Brazil Lithium Project
Project Location
0 1.000
Km
CE
RN
PB
0 160
Km
BMIX Mineral Rights
Roads
Waterways
Cities
Currais Novos/RN
Caico/RN
Jardim do Seridó/RN
RN 226
RN 427
PB 230
0 10 20
Km
-37
-36

Goiás/Tocantins Rare Earths Project

Overview:

The Goiás/Tocantins Rare Earths Project is located within the states of Goiás and Tocantins in the Center-West of Brazil. This Project is further divided into 2 component projects according to the local geology - Serra Dourada and Serra do Mendes. The Serra Dourada Project comprises three mineral rights. One located southwest of the state of Tocantins, and one northwest of the state of Goiás. We have confirmed presence of all rare earth elements via geochemical sample testing. The Serra do Mendes Project contains a mineral right located in the northeast region of the state of Goiás.

Commodity: Rare Earths

Ownership: 100%

Location: States of Goiás and Tocantins

Infrastructure: Paved highway, water, nearby electrical power grid

Size: 15,810 acres

Geology:

The Goiás/Tocantins Rare Earth Elements Project is located within the Goiás Tin Province (“PEG”), which is part of the geological province of the Goiás Magmatic Arc. The region is marked by numerous magmatic events that developed in an orchestrated manner by the tectonics of the time. The PEG is characterized by a zone with type A granitic intrusions rich in tin and rare earth elements. These fertile granites are responsible for the formation of supergene deposits with exotic minerals such as fluocerite-Ce, ETR oxifluorides, bastnaesite, monazite, allanite, solid solutions of zircon-torite and xenotite-torite in addition to apatite, which are rich in rare earth elements (REE). PREG/T targets regions bordering the dome of these granites, since it is understood that the REE-enriched deposits would form as regolith of the generating fertile granite, being formed by sediments, transported and deposited in nearby depressions. The area has a history of Sn deposits in PEG, so its potential for REE was not explored until the last decade, after which the region’s potential for world-class deposits was understood.

Map:

Coordinate System: SIRGAS 2000 GCS
Projection: Transverse Mercator
Datum: SIRGAS 2000
Units: Meter
Brazil Minerals Inc.
Goiás/Tocantins REE Project
Project Location
Paranã
Minaçu/GO
TOCANTINS
GOIÁS
0 20 40 Km
0 1.000 Km
0 475 Km
TO
GO
PA
MA
MT
BA
PI
MG
BMIX Mineral Rights
Roads
Waterways
Cities

Bahia Rare Earths Project

Overview:

The Project is located in the southwest portion of State of Bahia in the northeast region of Brazil. This Project comprises a total of 5 mineral rights.

Commodity: Rare Earths

Ownership: 100%

Location: State of Bahia

Infrastructure: Paved highway, water, nearby electrical power grid

Size: 24,162 acres

Geology:

The Bahia Rare Earth Elements Project is located within the regions of Serra do Ramalho and Serra Pitarana which are located in the São Francisco sedimentary basin, an extensive Proterozoic cover of the São Francisco Craton, where the Bambuí Group, which is part of the upper part of the São Francisco Supergroup, is represented by a thick carbonatic-pelitic sequence. The Bambuí Group sits directly on a gneissic–migmatitic base of the ancient Archean crust, occurring sub-horizontally in the center-north portion of the area. Serra do Ramalho stands out as one of the main geomorphological features of the region. It has a relatively flat top and steep flanks, with ruiniform or “lapiês” erosional structures typical of the calcitic limestone dissolution processes, supported by the Sete Lagoas Formation limestone units.

Map:

Brazil Minerals Inc.
Bahia REE Project
Project Location
N
S
E
W
Coordinate System: SIRGAS 2000 GCS
Projection: Transverse Mercator
Datum: SIRGAS 2000
Units: Meter
Santa Maria da Vitória/BA
São Félix do Coribe/BA
Serra do Ramalho/BA
-44
-43
-13
-14
0 10 20 Km
0 1.000 Km
0 320 Km
BA
MA
PI
PE
AL
SE
TO
GO
DF
MG
ES
BMIX Mineral Rights
Roads
Waterways
Cities

Titanium Project

Overview:

Our Titanium Project is located in the central-western region of the state of Minas Gerais in Brazil, and is composed of 5 mineral rights.

Commodity: Titanium

Ownership: 100%

Location: State of Minas Gerais

Infrastructure: Paved highway, water, nearby electrical power grid

Size: 13,810 acres

Geology:

Our Titanium Project’s target region is situated within the São Francisco Basin and approximately 60km from the alkaline carbonate complex of Alto Paranaíba. The complex is formed by carbonatitic intrusions of exotic chemistry associated with a local paleo hotspot, this igneous activity influenced the percolation of fluids into the subsequent sediments generating the basic to ultrabasic complexes of the Mata da Corda Group host in the rocks of the Bambuí Group (São Francisco Basin). It is the rocks of this igneous complex (Mata da Corda Group) that host ilmenite mineralizations and form titanium deposits.

Map:

-46
-45
-19
N
S
W
E
Coordinate System: SIRGAS 2000 GCS
Projection: Transverse Mercator
Datum: SIRGAS 2000
Units: Meter
Brazil Minerals Inc.
Titanium Project
Project Location
0 1.000 Km
MT
BA
GO
DF
MG
MS
ES
SP
RJ
0 320 Km
Tiros/MG
0 5 10 Km
BMIX Mineral Rights
Roads
Waterways
Cities

Nickel/Cobalt Project

Overview:

Our Nickel/Cobalt Project is in the states of Goiás and Piauí in Brazil and composed of 3 mineral rights.

Commodity: Nickel and Cobalt

Ownership: 100%

Location: States of Goiás and Piauí

Infrastructure: Paved highway, water, nearby electrical power grid

Size: 9,553 acres

Geology:

Our Nickel/Cobalt Project’s target region in the Goiás magmatic arc. The region is marked by numerous intrusions enriched in heavy elements. The deposit is formed through supergene enrichment and soil formation, derived from ultramafic rocks from mantle intrusions and therefore forms metric layers of soil with high Nickel and Cobalt contents. Access to the mineralized layers occurs on surface, facilitating blasting and exploitation operations.

In Piauí, the nickel deposits occur constrained to the fold belts Riacho do Pontal. This geological structure depicts tectonic stresses responsible for the rise of basic to ultrabasic fluids that crystallize element-rich minerals such as Nickel and Cobalt. The presence of these mineralized rocks added to the arid climate of the region results in the formation of soil layers enriched in these elements, such as in Goiás.

Maps:

-51
-16
Montes Claros de Goiás/GO
0
3,5
7
Km
N
S
E
W
Coordinate System: SIRGAS 2000 GCS
Projection: Transverse Mercator
Datum: SIRGAS 2000
Units: Meter
Brazil Minerals Inc.
Nickel Cobalt (GO) Project
Project Location
0 1.000
Km
TO
BA
MT
GO
DF
MG
MS
SP
0 320
Km
BMIX Mineral Rights
Roads
Waterways
Cities

Brazil Minerals Inc.
Nickel Cobalt (PI) Project
Project Location
N
S
E
W
Coordinate System: SIRGAS 2000 GCS
Projection: Transverse Mercator
Datum: SIRGAS 2000
Units: Meter
São João do Piauí/PI
Campo Alegre do Fidalgo/PI
Capitão Gervásio Oliveira/PI
Lagoa do Barro do Piauí/PI
-42
-41
0
10
20
Km
0
1.000
Km
0
320
Km
PA
MA
CE
RN
PB
PE
AL
SE
PI
TO
BA
BMIX Mineral Rights
Roads
Waterways
Cities

Alluvial Diamond and Gold Project

Overview:

Our Alluvial Diamonds and Gold Project is in the banks of the Jequitinhonha River in the state of Minas Gerais and comprises a total of 24 mineral rights, including 10 mining concessions, the highest level of mining title in Brazil. The Jequitinhonha River valley has produced alluvial diamond and gold for over 200 years.

Commodity: Alluvial Diamonds and Gold

Ownership: 100%

Location: State of Minas Gerais

Infrastructure: Paved highway, water, nearby electrical power grid

Size: 21,871 acres

Geology:

Serra do Espinhaço is a mountain range that extends for more than 1,000 km, in a south-north direction, from the east of the Quadrilátero Ferrífero (central region of Minas Gerais) to the border of the states of Bahia with Piauí. Throughout this extension, diamonds occur in several locations, in addition to involving Chapada Diamantina, in the state of Bahia. In this province, the diamond “districts” of Diamantina, Grão Mogol, Serra do Cabral and Itacambira are included. Fine particulate alluvial gold occurs in the gravel layer alongside diamonds.

Serra do Espinhaço is mostly supported by quartzites, with subordinated phyllites and conglomeratic rocks, in addition to local occurrences of metamagmatic rocks, all members of the Espinhaço Supergroup. In the Diamantina region, the Espinhaço Supergroup is subdivided into the Diamantina and Conselheiro Mata groups; the first consisting mainly of continental sedimentary deposits and the upper, by deposits of marine origin. Such sedimentation occurred in a rift-type basin, which evolved during the Paleoproterozoic and Mesoproterozoic periods.

The diamonds in the latter area originated from the conglomeratic rocks of the Sopa-Brumadinho Formation, one of the units of the Diamantina Group. Primary rocks such as kimberlites or lamproites, even if metamorphosed, are not known along the mountain spike. The main diamond rocks are conglomerates and loopholes in that formation, which flourish mainly in the highest mountain portions. Such rocks were sedimented in fluvial and alluvial fan systems, which probably collected diamonds from some area west of the mountain, where the São Francisco River basin is currently located.

From an original distribution of kimberlitic or lamproitic rocks, still unknown, the diamonds were initially invested in the conglomerates and crevices of the Sopa-Brumadinho Formation. From Proterozoic to recent, a complex multiphase evolutionary history of diamond deposits present in this province can be summarized from data compiled from studies by several authors. Although some of these ages are not absolute, most of them are well established by radiometric dating (case of proterozoic deposits) or by fossils and inferences about major climatic events at the regional level (case of phanerozoic deposits).

Map:

Olhos-d'Água/MG
-43
-17
N
S
E
W
Coordinate System: SIRGAS 2000 GCS
Projection: Transverse Mercator
Datum: SIRGAS 2000
Units: Meter
Brazil Minerals Inc.
Diamond Project
Project Location
0 1.000
Km
MT
BA
GO
DF
MG
ES
MS
SP
RJ
0 320
Km
0 7,5 15
Km
BMIX Mineral Rights
Roads
Waterways
Cities

Sand Project

Overview:

Our sand deposits are located on the banks and on the Jequitinhonha River in the state of Minas Gerais. High-quality, commercial grade sand for construction use is found in our deposits. A professional mining engineer surveyor measured one of our deposits and estimated that it contains 1,140,400 cubic meters of sand. Several other deposits of similar size are thought to exist in our project area.

Commodity: Sand

Ownership: 100%

Location: State of Minas Gerais

Infrastructure: Paved highway, water, nearby electrical power grid

Size: 23,363 acres

Map:

Olhos-d'Água/MG
Coordinate System: SIRGAS 2000 GCS
Projection: Transverse Mercator
Datum: SIRGAS 2000
Units: Meter
Brazil Minerals Inc.
Sand Project
Project Location
0 1.000 Km
MT
BA
GO
DF
MG
MS
ES
SP
RJ
0 320 Km
0 7,5 15 Km
BMIX Mineral Rights
Roads
Waterways
Cities

Legal Proceedings

We are not a party to any material legal proceedings.

Market Price of and Dividends on the Registrant’s Common Equity and Related Stockholder Matters

As of June 1, 2021, we had 203 holders of record of our common stock as such term is defined in SEC rules, according to records maintained by our transfer agent.

Market Price

Our Common Stock is traded in the OCTQB under the symbol “BMIX” and quotations for our common stock are available on otcmarkets.com. The following table sets forth, for each of the quarterly periods indicated, the range of high and low sales prices, in U.S. dollars, for our common stock for each quarter in 2019 and 2020, and for the first quarter in 2021 and the second quarter of 2021 through June 1.

	Year Ended
	December 31, 2019
	High	Low
2019 Quarters
First (01/01 - 03/31)	$0.0024	$0.0009
Second (04/01 - 06/30)	$0.0015	$0.0006
Third (07/01 - 09/30)	$0.0090	$0.0009
Fourth (10/01 - 12/31)	$0.0043	$0.0014

	Year Ended
	December 31, 2020
	High	Low
2020 Quarter
First (01/01 - 03/31)	$0.0018	$0.0009
Second (04/01 - 06/30)	$0.0021	$0.0008
Third (07/01 - 09/30)	$0.0019	$0.0008
Fourth (10/01 - 12/31)	$0.0027	$0.0007

	2021
	High	Low
2021 Quarter
First (01/01 - 03/31)	$0.1000	$0.0014
Second (04/01 – 06/01)	$0.0225	$0.0127

Dividends

We have not paid any cash dividends since our inception and do not expect to declare any cash dividends in the foreseeable future.

BRAZIL MINERALS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)

March 31, 2021 and December 31, 2020

	March 31,	December 31,
	2021	2020

ASSETS
Current assets:
Cash and cash equivalents	$262,242	$253,598
Accounts receivable	9,273	20,106
Taxes recoverable	16,168	17,726
Inventory	10,650	11,676
Deposits and advances	1,145	2,039
Total current assets	299,478	305,145
Property and equipment, net	70,054	89,276
Intangible assets, net	1,275,781	407,467
Equity investments	150,000	150,000
Total assets	$1,795,313	$951,888

LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities:
Accounts payable and accrued expenses	$1,370,121	$652,119
Convertible notes payable	657,484	872,720
Loans payable	—	235,308
Related party notes and other payables	566,743	566,743
Total current liabilities	2,594,348	2,326,890
Other noncurrent liabilities	110,278	121,250
Total liabilities	2,704,626	2,448,140

Stockholders' deficit:
Series A preferred stock, $0.001 par value. 10,000,000 shares authorized; 1 share issued and outstanding
issued and outstanding as of March 31, 2021 and December 31, 2020, respectively	1	1
Common stock, $0.001 par value. 3,250,000,000 shares authorized; 2,552,577,359 and 1,997,930,297 shares
issued and outstanding as of March 31, 2021 and December 31, 2020, respectively	2,552,577	1,997,930
Additional paid-in capital	48,553,298	47,489,116
Accumulated other comprehensive loss	(838,358)	(775,113)
Accumulated deficit	(52,901,093)	(52,185,071)
Total Brazil Minerals, Inc. stockholders' deficit	(2,633,575)	(3,473,137)
Non-controlling interest	1,724,262	1,976,885
Total stockholders' deficit	(909,313)	(1,496,252)
Total liabilities and stockholders' deficit	1,795,313	$951,888

The accompanying notes are an integral part of the condensed consolidated financial statements.

BRAZIL MINERALS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS (UNAUDITED)

For the Three Months Ended March 31, 2021 and 2020

	Three Months Ended March 31,
	2021	2020

Revenue	$4,459	$2,630
Cost of revenue	22,989	29,233
Gross loss	(18,530)	(26,603)
Operating expenses:
Professional fees	82,291	46,070
General and administrative	273,051	157,403
Compensation and related costs	45,508	60,969
Stock based compensation	711,446	21,300
Total operating expenses	1,112,296	285,742
Loss from operations	(1,130,826)	(312,345)
Other expense (income):
Interest on promissory notes	64,750	52,414
Amortization of debt discounts and other fees	—	151,339
Loss on exchange of equity with related party	—	76,178
Other expense (income)	(208)	—
Total other expense (income)	64,542	279,931
Loss before provision for income taxes	(1,195,368)	(592,276)
Provision for income taxes	—	—
Net loss	(1,195,368)	(592,276)
Loss attributable to non-controlling interest	(479,346)	(69,658)
Net loss attributable to Brazil Minerals, Inc. stockholders	$(716,022)	$(522,618)

Basic and diluted loss per share
Net loss per share attributable to Brazil Minerals, Inc. common stockholders	$—	$—

Weighted-average number of common shares outstanding:
Basic and diluted	2,267,306,033	1,052,857,504

Comprehensive loss:
Net loss	$(1,195,368)	$(592,276)
Foreign currency translation adjustment	(36,367)	(106,891)
Comprehensive loss	(1,231,735)	(699,167)
Comprehensive loss attributable to noncontrolling interests	(452,468)	(69,658)
Comprehensive loss attributable to Brazil Minerals, Inc. stockholders	$(779,267)	$(629,509)

The accompanying notes are an integral part of the condensed consolidated financial statements.

BRAZIL MINERALS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY (UNAUDITED)

For the Three Months Ended March 31, 2021 and 2020

						Accumulated
					Additional	Other			Total
	Series A Preferred Stock		Common Stock		Paid-in	Comprehensive	Accumulated	Noncontrolling	Stockholders'
	Shares	Value	Shares	Value	Capital	Loss	Deficit	Interests	Deficit

Balance, December 31, 2019	1	$1	1,132,435,380	$1,132,435	$47,724,570	$(580,957)	$(51,043,408)	$1,446,715	$(1,320,644)

Issuance of common stock in connection with sales made
under private offerings	—	—	5,000,000	5,000	(5,000)	—	—	—	—
Issuance of common stock in exchange for consulting, professional
and other services	—	—	5,666,594	5,667	333	—	—	—	6,000
Issuance of common stock in connection with share exchange
agreement with related party	—	—	53,947,368	53,947	22,979	—	—	—	76,926
Issuance of common stock to related parties in lieu of cash for
loans payable and other accrued obligations	—	—	200,000	200	80	—	—	—	280
Conversion of convertible notes payable and other indebtedness
into common stock	—	—	33,350,046	33,350	(9,818)	—	—	—	23,532
Exchange of common stock for Jupiter Gold common stock	—	—	(200,000,000)	(200,000)	100,000	—	—	100,000	—
Stock based compensation	—	—	—	—	21,300	—	—	—	21,300
Change in foreign currency translation	—	—	—	—	—	(106,891)	—	—	(106,891)
Sale of Jupiter Gold common stock in connection with
equity offerings	—	—	—	—	—	—	—	300,000	300,000
Net loss	—	—	—	—	—	—	(522,618)	(69,658)	(592,276)

Balance, March 31, 2020	1	$1	1,030,599,388	$1,030,599	$47,854,444	$(687,848)	$(51,566,026)	$1,777,057	$(1,591,773)

						Accumulated
					Additional	Other			Total
	Series A Preferred Stock		Common Stock		Paid-in	Comprehensive	Accumulated	Noncontrolling	Stockholders'
	Shares	Value	Shares	Value	Capital	Loss	Deficit	Interests	Deficit

Balance, December 31, 2020	1	$1	1,997,930,297	$1,997,930	$47,489,116	$(775,113)	$(52,185,071)	$1,976,885	$(1,496,252)

Issuance of common stock in connection with sales made
under private offerings	—	—	40,541,666	40,541	225,959	—	—	—	266,500
Issuance of common stock in connection with the exercise of
common stock options	—	—	131,675,682	131,676	(131,676)	—	—	—	—
Issuance of common stock in exchange for consulting, professional
and other services	—	—	—	—	—	—	—	31,845	31,845
Conversion of convertible notes payable and other indebtedness
into common stock	—	—	382,429,714	382,430	258,453	—	—	—	640,883
Stock based compensation	—	—	—	—	711,446	—	—	—	711,446
Change in foreign currency translation	—	—	—	—	—	(63,245)	—	26,878	(36,367)
Sale of Jupiter Gold common stock in connection with
equity offerings	—	—	—	—	—	—	—	118,000	118,000
Sale of Apollo Resources common stock in connection with
equity offerings	—	—	—	—	—	—	—	50,000	50,000
Net loss	—	—	—	—	—	—	(716,022)	(479,346)	(1,195,368)

Balance, March 31, 2021	1	$1	2,552,577,359	$2,552,577	$48,553,298	$(838,358)	$(52,901,093)	$1,724,262	$(909,313)

The accompanying notes are an integral part of the condensed consolidated financial statements.

BRAZIL MINERALS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

For the Three Months Ended March 31, 2021 and 2020

	Three Months Ended March 31,
	2021	2020

Cash flows from operating activities of continuing operations:
Net loss	$(1,195,368)	$(592,276)
Adjustments to reconcile net loss to cash used in operating activities:
Stock based compensation and services	743,291	27,300
Amortization of debt discounts	—	151,339
Convertible debt issued in satisfaction of other financing costs	40,836	12,180
Loss on share exchange agreement with related party	—	76,926
Depreciation and amortization	12,090	13,746
Changes in operating assets and liabilities:
Accounts receivable	(220,759)	(9,366)
Deposits and advances	752	—
Accounts payable and accrued expenses	1,108,200	77,610
Accrued salary due to officer	—	48,250
Other noncurrent liabilities	(331)	3,644
Net cash provided by (used in) operating activities	488,711	(190,647)

Cash flows from investing activities:
Acquisition of capital assets	—	(788)
Increase in intangible assets	(939,927)	(13,516)
Net cash used in investing activities	(939,927)	(14,304)

Cash flows from financing activities:
Repayment of loans from officer	(2,943)	(41,709)
Net proceeds from sale of common stock	266,500	—
Proceeds from sale of subsidiary common stock to noncontrolling interests	168,000	300,000
Proceeds from convertible notes payable	270,000	—
Repayment of loans payable	(235,308)	—
Net cash provided by financing activities	466,249	258,291

Effect of exchange rates on cash and cash equivalents	(6,389)	(11,329)
Net increase in cash and cash equivalents	8,644	42,011
Cash and cash equivalents at beginning of period	253,598	151,088
Cash and cash equivalents at end of period	$262,242	$193,099

Supplemental disclosure of cash flow information:
Cash paid for interest	$—	$8,568
Cash paid for income taxes	$—	$—

Supplemental disclosure of non-cash investing and financing activities:
Shares issued in connection with conversion of debt and accrued interest	$640,883	$23,532
Shares issued in connection with relief of related party payable	$—	$280

The accompanying notes are an integral part of the condensed consolidated financial statements.

BRAZIL MINERALS, INC.

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 – ORGANIZATION, BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization and Description of Business

Brazil Minerals, Inc. ("Brazil Minerals" or the "Company") was incorporated as Flux Technologies, Corp. under the laws of the State of Nevada, U.S. on December 15, 2011. The Company changed its management and business on December 18, 2012, to focus on mineral exploration. Brazil Minerals, through subsidiaries, owns mineral rights in Brazil for gold, diamonds, lithium, rare earths, titanium, iron, nickel, and sand.

Basis of Presentation and Principles of Consolidation

The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) for interim financial statements and with the instructions to Form 10-Q and Article 8 of Regulation S-X of the United States Securities and Exchange Commission (“SEC”) and are expressed in United States dollars. In the opinion of the Company’s management, the accompanying unaudited condensed consolidated financial statements contain all the adjustments necessary (consisting only of normal recurring accruals) to present the financial position of the Company as of March 31, 2021, and the results of operations and cash flows for the periods presented. The results of operations for the three months ended March 31, 2021 and 2020, are not necessarily indicative of the operating results for the full fiscal year or any future period. These unaudited condensed consolidated financial statements should be read in conjunction with the financial statements and related notes thereto included in Form 10-K for the fiscal year ended December 31, 2020 filed with the Securities and Exchange Commission (the “SEC”) on March 31, 2021.

The condensed consolidated financial statements include the accounts of the Company; its 99.99% owned subsidiary, BMIX Participações Ltda. (“BMIXP”), which includes the accounts of BMIXP’s wholly-owned subsidiary, Mineração Duas Barras Ltda. (“MDB”), and BMIXP’s 50% owned subsidiary, RST Recursos Minerais Ltda. (“RST”); its 99.99% owned subsidiary, Hercules Resources Corporation (“HRC”), which includes the accounts of HRC’s wholly-owned subsidiary, Hercules Brasil Comercio e Transportes Ltda. (“Hercules Brasil”); its 30.1% equity interest in Apollo Resources Corporation (“Apollo Resources”) and its subsidiary Mineração Apollo, Ltda.; and its 10.0% equity interest in Jupiter Gold Corporation (“Jupiter Gold”), which includes the accounts of Jupiter Gold’s wholly-owned subsidiary, Mineração Jupiter Ltda. The Company has concluded that Apollo Resources, Jupiter Gold and their subsidiaries are variable interest entities (“VIE”) in accordance with applicable accounting standards and guidance. As such, the accounts and results of Apollo Resources, Jupiter Gold and their subsidiaries have been included in the Company’s condensed consolidated financial statements.

All material intercompany accounts and transactions have been eliminated in consolidation.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingencies at the date of the financial statements and the reported amount of revenues and expenses during the reporting period. Actual results may differ from those estimates.

BRAZIL MINERALS, INC.

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 – ORGANIZATION, BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Going Concern

The condensed consolidated financial statements have been prepared on a going concern basis which contemplates the realization of assets and the settlement of liabilities in the normal course of business. The Company has limited working capital, has incurred losses in each of the past two years, and has not yet received material revenues from sales of products or services. These factors create substantial doubt about the Company's ability to continue as a going concern. The consolidated financial statements do not include any adjustment that might be necessary if the Company is unable to continue as a going concern.

The ability of the Company to continue as a going concern is dependent on the Company generating cash from its operations, the sale of its stock and/or obtaining debt financing. Historically, the Company has funded its operations primarily through the issuance of debt and equity securities. Management's plan to fund its capital requirements and ongoing operations include the generation of revenue from its mining operations and projects. Management's secondary plan to cover any shortfall is selling its equity securities, including common stock in the Company, or common stock in Jupiter Gold that it owns, and obtaining debt financing. There can be no assurance the Company will be successful in these efforts.

Recent Accounting Pronouncements

The Company has implemented all new accounting pronouncements that are in effect and that may impact its financial statements and does not believe that there are any other new pronouncements that have been issued that might have a material impact on its financial position or results of operations except as noted below:

In August 2020, the FASB issued ASU No. 2020-06, Debt - Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging - Contracts in Entity’s Own Equity (Subtopic 815-40): Accounting for Convertible Instruments and Contracts in an Entity’s Own Equity. ASU 2020-06 will simplify the accounting for convertible instruments by reducing the number of accounting models for convertible debt instruments and convertible preferred stock. Limiting the accounting models will result in fewer embedded conversion features being separately recognized from the host contract as compared with current GAAP. Convertible instruments that continue to be subject to separation models are (1) those with embedded conversion features that are not clearly and closely related to the host contract, that meet the definition of a derivative, and that do not qualify for a scope exception from derivative accounting and (2) convertible debt instruments issued with substantial premiums for which the premiums are recorded as paid-in capital. ASU 2020-06 also amends the guidance for the derivatives scope exception for contracts in an entity’s own equity to reduce form-over-substance-based accounting conclusions. ASU 2020-06 will be effective January 1, 2024, for the Company. Early adoption is permitted, but no earlier than January 1, 2021, including interim periods within that year. The Company is evaluating the effect of the adoption of ASU 2020-06 on the consolidated financial statements, but currently does not believe ASU 2020-06 will have a significant impact on the Company’s accounting for its convertible debt instruments. The effect will largely depend on the composition and terms of the financial instruments at the time of adoption.

In February 2020, the FASB issued ASU 2020-02, Financial Instruments-Credit Losses (Topic 326) and Leases (Topic 842) - Amendments to SEC Paragraphs Pursuant to SEC Staff Accounting Bulletin No. 119 and Update to SEC Section on Effective Date Related to Accounting Standards Update No. 2016-02, Leases (Topic 842), which amends the effective date of the original pronouncement for smaller reporting companies. ASU 2016-13 and its amendments will be effective for the Company for interim and annual periods in fiscal years beginning after December 15, 2022. The Company believes the adoption will modify the way the Company analyzes financial instruments, but it does not anticipate a material impact on results of operations. The Company is in the process of determining the effects adoption will have on its consolidated financial statements.

BRAZIL MINERALS, INC.

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2 – COMPOSITION OF CERTAIN FINANCIAL STATEMENT ITEMS

Property and Equipment

The following table sets forth the components of the Company's property and equipment at March 31, 2021 and December 31, 2020:

	March 31, 2021			December 31, 2020
	Cost	Accumulated Depreciation	Net Book Value	Cost	Accumulated Depreciation	Net Book Value

Computers and office equipment	$3,830	$(1,573)	$2,257	$3,880	$(573)	$3,307
Machinery and equipment	321,864	(257,870)	63,994	348,376	(271,107)	77,269
Vehicles	116,220	(112,417)	3,803	127,416	(118,716)	8,700
Total fixed assets	$441,914	$(371,860)	$70,054	$479,672	$(390,396)	$89,276

For the three months ended March 31, 2021 and 2020, the Company recorded depreciation expense of $12,090 and $13,746, respectively.

Intangible Assets

Intangible assets consist of mining rights are not amortized as the mining rights are perpetual. The carrying value was $1,275,781 and $407,467 at March 31, 2021 and December 31, 2020, respectively.

Equity Investments without Readily Determinable Fair Values

On October 2, 2017, the Company entered into an exchange agreement whereby it issued 25,000,000 shares of its common stock in exchange for 500,000 shares of Ares Resources Corporation. The Company’s chief executive officer also serves as an officer of Ares Resources Corporation, thus making it a related party under common ownership and control. The shares were recorded at $150,000, or $0.006 per share. The shares were valued based upon the lowest market price of the Company’s common stock on the date the agreement.

On March 11, 2020, the Company issued 53,947,368 shares of common stock to Lancaster Brazil Fund pursuant to an addendum to the share exchange agreement dated September 28, 2018. The Company recorded a loss on exchange of equity with a related party of $76,926 representing the fair value of the additional shares of common stock issued.

Under ASC 321-10, the Company elected to use a measurement alternative for its equity investment that does not have a readily determinable fair value. As such, the Company measured its investment at cost, less any impairment, plus or minus any changes resulting from observable price changes in orderly transactions for an identical or similar investment of the same issuer. The Company owns less than 5% of the total shares outstanding of Ares Resources Corporation.

BRAZIL MINERALS, INC.

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2 – COMPOSITION OF CERTAIN FINANCIAL STATEMENT ITEMS (CONTINUED)

Accounts Payable and Accrued Liabilities

	March 31, 2021	December 31, 2020
Accounts payable and other accruals	$1,161,257	$327,704
Accrued interest	208,864	324,415
Total	$1,370,121	$652,119

During the three months ended March 31, 2021, the Company acquired certain mineral (iron) rights for which approximately $834,000 remains payable.

NOTE 3 – CONVERTIBLE PROMISSORY NOTES PAYABLE

The following tables set forth the components of the Company’s convertible debentures as of March 31, 2021 and December 31, 2020:

	March 31, 2021	December 31, 2020
Convertible notes payable – fixed conversion price	$197,124	244,000
Convertible notes payable – variable conversion price	460,360	628,720
Total convertible notes	$657,484	$872,720

The following table sets forth a summary of change in our convertible notes payable for the three months ended March 31, 2021:

March 31, 2021
Beginning balance	$872,720
Conversion of convertible note principal into common stock	(526,072)
Increase in principal amounts outstanding due to lender adjustments per terms of the note agreements	40,836
Issuance of convertible notes payable	270,000
Total convertible notes	$657,484

Convertible Notes Payable - Fixed Conversion Price

On January 7, 2014, the Company issued to a family trust a senior secured convertible promissory note in the principal amount, and received gross proceeds, of $244,000 and warrants to purchase an aggregate of 488,000 shares of the Company's common stock at an exercise price of $62.50 per share through December 26, 2018. The Company received gross proceeds of $244,000 for the sale of such securities. The outstanding principal of the note bears interest at the rate of 12% per annum. The note is convertible at the option of the holder into common stock of the Company at a conversion rate of one share for each $50.00 of principal and interest converted. As of March 31, 2021, all warrants issued in connection with this note had expired.

The outstanding principal on the note was payable on March 31, 2015, which as of the date of these financial statements is past due and in technical default. The Company is in negotiations with the note holder to satisfy, amend the terms or otherwise resolve the obligation in default. No demand for payment has been made. As a result of the default, the interest rate on the note increased to 30% per annum. Interest was payable on September 30, 2014 and on the maturity date. In December 2020, the lender agreed to reduce the interest rate from the default rate of 30% to the stated rate of 10% retroactively. As a result, the Company recorded gain of $238,151 from the relief of interest expense to other income.

BRAZIL MINERALS, INC.

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 3 – CONVERTIBLE PROMISSORY NOTES PAYABLE (CONTINUED)

On February 3, 2021, the Company issued 20,000,000 shares of common stock upon conversion of $80,000 in convertible notes payable and accrued interest. As of March 31, 2021, the balance of the note was $197,124 and the accrued interest payable totaled $142,062 in connection with this note.

Convertible Notes Payable - Variable Conversion Price

At various times to fund operations, the Company issues convertible notes payable in which the conversion features are variable. In addition, some of these convertible notes payable have on issuance discounts and other fees withheld.

During the year ended December 31, 2016, the Company issued to one noteholder, in various transactions, $242,144 in convertible promissory notes with fixed floors and received an aggregate of $232,344 in proceeds. The convertible promissory notes each bear interest at 8.0% per annum and mature one year from issuance ranging from July to December 2017. After six months from issuance, each convertible promissory note is convertible at the option of the holder at a 50% discount to the lowest traded price of the Company’s common stock over the previous 20 days. In addition, each note’s conversion rate has a floor of $0.0001. Total debt discounts related to the beneficial conversion features of $241,852 were recorded and are being amortized over the life of the notes. As of March 31, 2021, the outstanding principal balance on these notes total $115,500, and all discounts were fully amortized.

During the year ended December 31, 2017, the Company issued to one noteholder in various transactions $477,609 in convertible promissory notes with fixed floors and received an aggregate of $454,584 in proceeds. The convertible promissory notes each bear interest at 8.0% per annum and mature one year from issuance ranging from January to August 2018. After six months from issuance, each convertible promissory note is convertible at the option of the holder at a 50% discount to the lowest traded price of the Company’s common stock over the previous 20 days. In addition, each note’s conversion rate has a floor of $0.0001. Total debt discounts related to the beneficial conversion features of $447,272 were recorded and are being amortized over the life of the notes. During the three months ended March 31, 2021, the Company issued 182,872,798 shares of its common stock upon the conversion of $50,000 and $ 14,004, respectively, in note principal and accrued interest. As of March 31, 2021, the outstanding principal balance on these notes total $52,000, and all discounts were fully amortized.

During the year ended December 31, 2018, the Company issued to one noteholder in various transactions $137,306 in convertible promissory notes with fixed floors and received an aggregate of $130,556 in proceeds. The convertible promissory notes each bear interest at 8.0% per annum and mature one year from issuance ranging from August 2018 to April 2019. After six months from issuance, each convertible promissory note is convertible at the option of the holder at a 50% discount to the lowest traded price of the Company’s common stock over the previous 20 days. In addition, each note’s conversion rate has a floor of $0.0001. Total debt discounts related to the beneficial conversion features of $122,755 were recorded and are being amortized over the life of the notes. During the three months ended March 31, 2021, the Company issued 23,118,645 shares of its common stock upon the conversion of $118,996 and $27,496, respectively, in note principal and accrued interest. As of March 31, 2021, the outstanding principal balance on these notes total $22,860, and all discounts were fully amortized.

BRAZIL MINERALS, INC.

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 3 – CONVERTIBLE PROMISSORY NOTES PAYABLE (CONTINUED)

During the year ended December 31, 2019, the Company issued to one noteholder in various transactions $282,000 in convertible promissory notes with fixed floors and received an aggregate of $276,000 in proceeds. The convertible promissory notes each bear interest at 8.0% per annum and mature one year from issuance in July 2020. After six months from issuance, each convertible promissory note is convertible at the option of the holder at a 50% discount to the lowest traded price of the Company’s common stock over the previous 20 days. In addition, each note’s conversion rate has a floor of $0.0001. Total debt discounts related to the beneficial conversion features of $276,000 and $6,000 for issuance costs were recorded and are being amortized over the life of the notes. During the three months ended March 31, 2021, the Company issued 156,438,271 shares of its common stock upon the conversion of $310,200 and $40,186, respectively, in note principal and accrued interest. As of March 31, 2021, the principal balance on these notes was $0, and all discounts were fully amortized.

While many of these convertible notes are past their original maturity dates, the Company continues to maintains a favorable relationship and work with the lender with regard to financing its working capital needs. As of March 31, 2020, the Company has accrued interest payable totaling $66,802 in connection with these variable convertible notes. During the three months ended March 31, 2021 and 2020, $0 and $70,500 of the discounts were amortized to interest expense, respectively.

Future Potential Dilution

Most of the Company's convertible notes payable contain adjustable conversion terms with significant discounts to market. As of March 31, 2021, the Company's convertible notes are convertible into an aggregate of approximately 14,938,261 shares of common stock. Due to the variable conversion prices on some of the Company's convertible notes, the number of common shares issuable is dependent upon the traded price of the Company's common stock.

NOTE 4 – LOANS PAYABLE

As of December 31, 2020, the Company had $235,308 in principal outstanding from bridge loans. The loans payable bear interest at 8.0% per annum and are payable upon demand. In February 2021, the Company repaid the full principal balance of $235,308 and accrued interest of $24,654.

NOTE 5 – OTHER NONCURRENT LIABILITIES

Other noncurrent liabilities are comprised solely of social contributions and other employee-related costs at our operating subsidiaries located in Brazil. The Company has been funding these amounts upon the termination of a worker or employee. The balance of these employee related costs as of March 31, 2021 and December 31, 2020 amounted to $110,278 and $121,250, respectively.

NOTE 6 – STOCKHOLDERS' DEFICIT

Authorized and Amendments

As of March 31, 2021, the Company had 3,250,000,000 common shares authorized with a par value of $0.001 per share.

BRAZIL MINERALS, INC.

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 6 – STOCKHOLDERS' DEFICIT (CONTINUED)

Series A Preferred Stock

On December 18, 2012, the Company filed with the Nevada Secretary of State a Certificate of Designations, Preferences and Rights of Series A Convertible Preferred Stock ("Series A Stock") to designate one share of a new series of preferred stock. The Certificate of Designations, Preferences and Rights of Series A Convertible Preferred Stock provides that for so long as Series A Stock is issued and outstanding, the holders of Series A Stock shall vote together as a single class with the holders of the Company's Common Stock, with the holders of Series A Stock being entitled to 51% of the total votes on all such matters regardless of the actual number of shares of Series A Stock then outstanding, and the holders of Common Stock are entitled to their proportional share of the remaining 49% of the total votes based on their respective voting power.

Three Months Ended March 31, 2021 Transactions

During the three months ended March 31, 2021, the Company issued 40,541,666 shares of common stock for gross proceeds of $266,500 pursuant to subscription agreements with accredited investors. Additionally, the Company issued 382,429,714 shares of common stock upon conversion of $640,883 in convertible notes payable and accrued interest. Lastly, during the three months ended March 31, 2021, the Company issued 131,675,682 shares of common stock upon the cashless exercise of 141,000,000 warrants.

Three Months Ended March 31, 2020 Transactions

During the three months ended March 31, 2020, the Company issued 5,000,000 shares of common stock to an accredited investor pursuant to a subscription agreement dated April 18, 2018 for which the funds were received in a prior period. The Company issued 5,666,594 shares of common stock to non-employees for services rendered. The Company issued 33,350,046 shares of common stock upon conversion of $23,532 in convertible notes payable and accrued interest.

Additionally, during the three months ended March 31, 2020, the Company exchanged 200,000,000 shares of common stock returned by an accredited investor for 150,000 shares of Jupiter Gold’s common stock held as an investment by the Company. The Company used the quoted fair value of each entity’s common stock on the dates of exchange to determine the exchange ratio.

See Note 8 – Related Party Transactions for additional disclosures of common stock issuances.

Common Stock Options

During the three months ended March 31, 2021, the Company granted options to purchase an aggregate of 90,000,000 shares of common stock to officers and non-management directors. The options were valued at $369,768 in total. The options were valued using the Black-Scholes option pricing model with the following average assumptions: our stock price on the date of the grant which ranged from $0.0004 to $0.008, expected dividend yield of 0.0%, historical volatility calculated between 79.0% and 124.4%, risk-free interest rate ranging between 0.9% and 1.4%, and an expected term of 10 years.

The following table reflects all outstanding and exercisable options at March 31, 2021. All stock options immediately vest and are exercisable for a period of five to ten years from the date of issuance.

	Number of Options Outstanding and Vested	Weighted Average Exercise Price	Remaining Contractual Life (Years)	Aggregated Intrinsic Value
Outstanding, January 1, 2021	119,917,140	$0.0025	3.6
Issued	90,000,000	0.0000	9.8
Exercised	(–)	–	–
Forfeited	(313,340)	–	–
Outstanding and Vested, March 31, 2021	209,603,800	$0.0014	6.2	$3,402,341

As of March 31, 2020, the Company had 209,603,800 common stock options outstanding with a weighted average life of 6.2 years at an average exercise price of $0.0014.

BRAZIL MINERALS, INC.

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 7 – COMMITMENTS AND CONTINGENCIES

Operating Leases

The Company leases office space as its principal executive offices in Pasadena, California for approximately $5,750 on a month-to-month basis. The Company also leases office space in the municipality of Olhos D’Agua, Brazil. Such costs are immaterial to the condensed consolidated financial statements.

NOTE 8 - RELATED PARTY TRANSACTIONS

Chief Executive Officer

The following tables set forth the components of the Company’s related party payables as of March 31, 2021 and December 31, 2020:

	March 31, 2021	December 31, 2020
Convertible notes payable to related party	$566,743	$566,743

Effective June 30, 2018, the Company issued a convertible promissory note in the principal amount of $445,628 to its Chief Executive Officer against a portion of these unpaid compensatory balances. The note bears no interest and is payable on demand. The note is convertible at the option of the holder at the lower of (i) the average of the five lowest bid prices of the Company's common stock over the previous 20 trading days or (ii) the lowest price per share at which the Company sold its common stock in a transaction with a person who is not a manager, officer, or director of the Company during the period from the date hereof until the giving of notice of the election to convert or the lowest price per share at which a noteholder who is not a manager, officer, or director of the Company converted any debt of the Company into shares of the Company during the period from the date hereof until the giving of notice of the election to convert. The note's conversion rate has a floor of $0.0001. Total debt discounts related to the beneficial conversion features of $445,628 were recorded and are being amortized over a one-year period consistent with the maturity dates of convertible notes issued to third party holders. As of March 31, 2021, all discounts were fully amortized.

On April 7, 2019, the Company’s board of directors approved the issuance of a convertible note in the principal amount of $261,631 to its Chief Executive Officer against a portion of these unpaid compensatory balances. The note bears interest at an annual rate of 6.0% and is payable on demand. The note is convertible at the option of the holder at the lower of (i) $0.00045 or (ii) the lowest price per share at which a noteholder who is not a manager, officer, or director of the Company converted any debt of the Company into common stock of the Company during the period from the date hereof until the giving of notice of the election to convert. Total debt discounts related to the beneficial conversion features of $261,631 were recorded and are being amortized over a one-year period consistent with the maturity dates of convertible notes issued to third party holders. As of March 31, 2021, there were unamortized debt discounts of $15,431 related to this note.

On April 7, 2019, the Company’s board of directors approved the exchange, initiated by a formal notice of conversion dated February 19, 2019, of $202,240 of convertible note principal due to its Chief Executive Officer for five-year stock options to purchase 224,711,111 shares of Brazil Minerals at an exercise price of $0.00001 and 505,600 shares of common stock of Jupiter Gold at an exercise price of $0.001. Per the terms of the convertible note agreement, the conversion notification permitted the holder, at his election, to receive either an issuance of 224,711,111 shares of Brazil Minerals and 505,600 shares of Jupiter Gold, or an issuance of stock options to purchase the same numbers of shares at a nominal exercise price. The options were valued at $270,255 in total. The options were valued using the Black-Scholes option pricing model with the following average assumptions: our stock price on date of grant of $0.0012, expected dividend yield of 0%, historical volatility ranging from 230.1% to 1,271.2%, risk-free interest rate of 2.50%, and an expected term of 5.00 years. In connection with the exchange, the Company recorded a loss on the extinguishment of debt totaling $68,015.

BRAZIL MINERALS, INC.

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 8 - RELATED PARTY TRANSACTIONS (CONTINUED)

On June 30, 2019, the Company’s board of directors approved the issuance of a convertible note in the principal amount of $61,724 to its Chief Executive Officer against a portion of these unpaid compensatory balances. The note bears interest at an annual rate of 6.0% and is payable on demand. The note is convertible at the option of the holder at the lower of (i) $0.0003 or (ii) the lowest price per share at which a noteholder who is not a manager, officer, or director of the Company converted any debt of the Company into common stock of the Company during the period from the date hereof until the giving of notice of the election to convert. Total debt discounts related to the beneficial conversion features of $61,724 were recorded and are being amortized over a one-year period consistent with the maturity dates of convertible notes issued to third party holders. As of December 31, 2020, there were unamortized debt discounts of $30,862 related to this note.

On March 11, 2020, the Company issued 200,000 shares of its common stock with a fair value of $280, or $0.0014 per share, to its Chief Executive Officer in lieu of cash for loans payable and other accrued obligations.

On December 3, 2020, the Company issued 161,636,427 shares of common stock to its Chief Executive Officer in connection with the exercise stock options acquired on February 19, 2019 as described above.

Jupiter Gold Corporation

On February 12, 2020, the Company sold 900,000 shares of Jupiter Gold common stock that it held as an investment, 180,500 warrants to purchase up to 180,500 shares of Jupiter Gold common stock at $0.60 per share, and 50,000,000 warrants to purchase up to 50,000,000 shares of Brazil Minerals common stock at $0.0015 per share for gross proceeds of $250,000 to an accredited investor.

On February 14, 2020, the Company loaned $225,000 to Jupiter Gold in the form of a convertible promissory note. The note bears interest at 6.0% per annum and matures on December 31, 2023. As an inducement to enter into the transaction, the Company received 67,000 warrants to purchase up to 67,000 shares of Jupiter Gold common stock at a price of $0.60 per share. At any time after issuance, the note is convertible at the option of the holder at a rate of one share of Jupiter Gold common stock for each $0.60 of loan principal. The impact of transaction on the Company’s accounts was eliminated in consolidation. On February 15, 2020, the Company converted the promissory note in return for 375,000 shares of Jupiter Gold common stock.

During the three months ended March 31, 2021, Jupiter Gold granted options to purchase an aggregate of 105,000 shares of its common stock to Marc Fogassa at prices ranging between $0.01 to $1.00 per share. The options were valued at $124,549 and recorded to stock-based compensation. The options were valued using the Black-Scholes option pricing model with the following average assumptions: the Company’s stock price on the date of the grant ($0.95 to $1.45), expected dividend yield of 0%, historical volatility calculated at 97.3%, risk-free interest rate between a range of 0.92% to 1.41%, and an expected term between 5 and 10 years.

As of March 31, 2020, Jupiter Gold had 2,400,000 common stock options outstanding with a weighted average life of 2.6 years at an average exercise price of $0.96 and an aggregated intrinsic value of $686,909.

Apollo Resource Corporation

During the three months ended March 31, 2021, Apollo Resources granted options to purchase an aggregate of 105,000 shares of its common stock to Marc Fogassa at a price of $0.01 per share. The options were valued at $217,129 and recorded to stock-based compensation. The options were valued using the Black-Scholes option pricing model with the following average assumptions: the Company’s stock price on the date of the grant ($0.10 to $4.00), expected dividend yield of 0%, historical volatility calculated at 49.2%, risk-free interest rate between a range of 0.68% to 1.41%, and an expected term between 5 and 10 years.

As of March 31, 2020, Jupiter Gold had 105,000 common stock options outstanding with a weighted average life of 9.7 years at an average exercise price of $0.01 and an aggregated intrinsic value of $419,030.

BRAZIL MINERALS, INC.

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 8 - RELATED PARTY TRANSACTIONS (CONTINUED)

Investment in Ares Resources Corporation's Common Stock

On October 2, 2017, the Company entered into a share exchange agreement with Ares Resources Corporation. The Company’s chief executive officer also serves as an officer of Ares Resources Corporation, thus making it a related party under common ownership and control. Refer to “Note 2 – Composition of Certain Financial Statement Items” for additional information.

On March 11, 2020, the Company issued 53,947,368 shares of common stock to Lancaster Brazil Fund pursuant to an addendum to the share exchange agreement dated September 28, 2018. The Company recorded a loss on exchange of equity with a related party of $76,926 representing the fair value of the additional shares of common stock issued.

As of March 31, 2021, no change in the value of the Ares common stock was recorded as the recorded value still approximated fair value.

NOTE 9 – RISKS AND UNCERTAINTIES

In light of the SEC's Division of Corporate Finance Disclosure Guidance Topic Number 9, dated March 25, 2020, on the impact of COVID-19, the Company notes the following as of May 20, 2021:

•	The Company has not had any reports of COVID-19 among its workforce;

•	The Company has been able to continue local operations of the Company in Brazil as they are located in a rural area currently unaffected by any lockdown restrictions implemented elsewhere in Brazil;

•	Travel between the U.S. and Brazil has essentially ceased; this is mitigated by the use of live streaming video and other methods as needed;

•	Some exploratory research of some of the Company’s projects have been delayed as certain municipalities in Brazil have unilaterally restricted the entry of outside persons; these actions are being legally challenged by branches of the state administration and the Company is monitoring all new developments;

•	The Company has postponed any expenses which are not critical to it at the moment.

Currency Risk

The Company operates primarily in Brazil which exposes it to currency risks. The Company’s business activities may generate intercompany receivables or payables that are in a currency other than the functional currency of the entity. Changes in exchange rates from the time the activity occurs to the time payments are made may result in the Company receiving either more or less in local currency than the local currency equivalent at the time of the original activity.

The Company’s condensed consolidated financial statements are denominated in U.S. dollars. Accordingly, changes in exchange rates between the applicable foreign currency and the U.S. dollar affect the translation of each foreign subsidiary’s financial results into U.S. dollars for purposes of reporting in the consolidated financial statements. The Company’s foreign subsidiaries translate their financial results from the local currency into U.S. dollars in the following manner: (a) income statement accounts are translated at average exchange rates for the period; (b) balance sheet asset and liability accounts are translated at end of period exchange rates; and (c) equity accounts are translated at historical exchange rates. Translation in this manner affects the shareholders’ equity account referred to as the foreign currency translation adjustment account. This account exists only in the foreign subsidiaries’ U.S. dollar balance sheets and is necessary to keep the foreign subsidiaries’ balance sheets in agreement.

BRAZIL MINERALS, INC.

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 10 - SUBSEQUENT EVENTS

In accordance with FASB ASC 855-10 Subsequent Events, the Company has analyzed its operations subsequent to March 31, 2021 to the date these consolidated financial statements were issued, and has determined that it does not have any material subsequent events to disclose in these consolidated financial statements, except for the following:

1) On April 9, 2021, GW Holdings Group, LLC converted approximately $270,000 in past-due convertible debt into 36,000,000 shares of our common stock.

2) On April 12, 2021, we filed with the Securities and Exchange Commission a Form 8-K disclosing the following change in our Bylaws: “The Corporation is prohibited from issuing to a third-party any convertible loan, note, or debt in which the conversion price decreases if the price of the common stock of the Corporation decreases.”

3) On March 10, 2021, we had sent to the Heather U. Baines and Lloyd McAdams AB Living Trust dated 8-1-2001 (the “Trust”) the required 60-day notice of redemption (the “Notice of Redemption”) of the Senior Secured Convertible Promissory Note dated January 8, 2014 from Brazil Minerals, Inc. to the order of the Trust (the “Promissory Note”). Based upon the date that the Notice of Redemption was given, we would have been entitled to repurchase the Promissory Note and extinguish it on May 9, 2021. On May 6, 2021, the Trust informed us of its decision to convert the outstanding principal and accrued interest of the Promissory Note into 86,246,479 of our common shares.

4) On May 6, 2021, we informed GW Holdings Group LLC (“GW”) of its intention to pay off the entire principal and accrued interest on a convertible note in the original principal amount of $270,000 (the “Convertible Note”). On May 7, 2021, we paid $276,391 to GW by wire transfer to complete the payoff.

After the transactions stated above in items 1, 3, and 4, we have no outstanding investor debt on our books.

Report of Independent Registered Public Accounting Firm

To the shareholders and the board of directors of Brazil Minerals, Inc.

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Brazil Minerals, Inc. (the "Company") as of December 31, 2020 and 2019, the related consolidated statements of operations and comprehensive loss, stockholders' equity (deficit), and cash flows for each of the two years in the period ended December 31, 2020, and the related notes (collectively referred to as the "financial statements"). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2020 and 2019, and the results of its operations and its cash flows for each of the two years in the period ended December 31, 2020, in conformity with accounting principles generally accepted in the United States.

Going Concern Uncertainty

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has suffered recurring losses from operations and has a net capital deficiency that raise substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on the Company's financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) ("PCAOB") and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

Critical Audit Matter

The critical audit matter communicated below is a matter arising from the current period audit of the consolidated financial statements that was communicated or required to be communicated to the audit committee and that: (1) relate to accounts or disclosures that are material to the consolidated financial statements and (2) involved our especially challenging, subjective or complex judgments. The communication of the critical audit matter does not alter in any way our opinion on the consolidated financial statements, taken as a whole, and we are not, by communicating the critical audit matter below, providing separate opinions on the critical audit matter or on the accounts or disclosures to which they relate.

Valuation of long-lived assets

As described in the Note 1 to the financial statements, the Company continually monitors events and changes in circumstances that could indicate carrying amounts of long-lived assets, including property and equipment and definite-life intangible assets, may not be recoverable. In addition, the Company review the impairment of indefinite-life intangible assets at least annually, or more frequent when impairment indicators are present. As of December 31, 2020, carrying value of property and equipment and intangible assets were $89,726 and $407,467, respectively.

Auditing the valuation of long-lived assets involved complex judgment due to the significant estimation required in determining the recoverability or fair value of the long-lived assets. Specifically, the cash flow forecasts were sensitive to significant assumptions about future market and economic conditions. Significant assumptions used in the Company’s fair value estimates included sales volume, pricing, cost of labor, marketing spending, general and administrative expenses, tax rates, as applicable.

We obtained an understanding of the controls over the Company’s annual impairment assessments for long-lived assets and tested the future cash flows of the long-lived assets based on our risk assessments. Our audit procedures included, among others, comparing significant inputs to observable third party and industrial sources, and evaluating the reasonableness of management’s projected financial information by comparing to observable average market prices of the Company’s products. We reviewed most recent available technical reports about the Company’s mineral projects. We performed sensitivity analyses of significant assumptions to evaluate the change in the cash flow or fair value of the long-lived assets and assessed the historical accuracy of management’s estimates. We also assessed the Company’s disclosure of its annual impairment assessments included in Note 1.

/s/ BF Borgers CPA PC

We have served as the Company's auditor since 2015.

Lakewood, Colorado

March 31, 2021

BRAZIL MINERALS, INC.
CONSOLIDATED BALANCE SHEETS
AS OF DECEMBER 31, 2020 AND 2019

	December 31,	December 31,
	2020	2019

ASSETS
Current assets:
Cash and cash equivalents	$253,598	$151,088
Accounts receivable, net	20,106	—
Taxes recoverable	17,726	22,853
Inventory	11,676	15,054
Deposits and advances	2,039	4,782
Total current assets	305,145	193,777
Property and equipment, net	89,276	172,802
Intangible assets, net	407,467	509,862
Equity investments	150,000	150,000
Total assets	$951,888	$1,026,441

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Accounts payable and accrued expenses	$652,119	$650,141
Convertible notes payable, net of debt discounts totaling $0 and $153,000, respectively	872,720	824,614
Loans payable	235,308	209,128
Related party notes and other payables, net of debt discounts totaling $0 and $96,270, respectively	566,743	470,473
Total current liabilities	2,326,890	2,154,356
Other noncurrent liabilities	121,250	192,729
Total liabilities	2,448,140	2,347,085

Commitments and contingencies	—	—

Stockholders’ deficit:
Series A preferred stock, $0.001 par value. 10,000,000 shares authorized; 1 share issued and outstanding as of December 31, 2020 and 2019, respectively	1	1
Common stock, $0.001 par value. 2,500,000,000 shares authorized; 1,997,930,297 and 1,132,435,380 shares issued and outstanding as of December 31, 2020 and 2019, respectively	1,997,930	1,132,435
Additional paid-in capital	47,489,116	47,724,570
Accumulated other comprehensive loss	(775,113)	(580,957)
Accumulated deficit	(52,185,071)	(51,043,408)
Total Brazil Minerals, Inc. stockholders’ deficit	(3,473,137)	(2,767,359)
Non-controlling interest	1,976,885	1,446,715
Total stockholders’ deficit	(1,496,252)	(1,320,644)
Total liabilities and stockholders’ deficit	951,888	$1,026,441

The accompanying notes are an integral part of these consolidated financial statements.

BRAZIL MINERALS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS
FOR THE YEARS ENDED DECEMBER 31, 2020 AND 2019

	Year Ended December 31,	Year Ended December 31,
	2020	2019
Revenue	$23,446	$15,393
Cost of revenue	129,943	182,168
Gross loss	(106,497)	(166,775)
Operating expenses:
Professional fees	170,071	134,770
General and administrative	551,584	489,877
Compensation and related costs	329,044	306,827
Stock based compensation	124,357	166,095
Total operating expenses	1,175,056	1,097,569
Loss from operations	(1,281,553)	(1,264,344)
Other expense (income):
Interest on promissory notes	178,043	167,551
Amortization of debt discounts and other fees	249,270	587,198
Extinguishment of debt	—	67,694
Forgiveness of accrued interest payable on note payable	(238,151)	—
Loss on share exchange agreement with related party	76,926	—
Other expense (income)	(1,606)	(906)
Total other expense (income)	264,482	821,537
Loss before provision for income taxes	(1,546,035)	(2,085,881)
Provision for income taxes	—	—
Net loss	(1,546,035)	(2,085,881)
Loss attributable to non-controlling interest	(404,372)	(223,804)
Net loss attributable to Brazil Minerals, Inc. stockholders	$(1,141,663)	$(1,862,077)

Basic and diluted loss per share
Net loss per share attributable to Brazil Minerals, Inc. common stockholders	$—	$—

Weighted-average number of common shares outstanding:
Basic and diluted	1,271,251,526	802,114,793

Comprehensive loss:
Net loss	$(1,546,035)	$(2,085,881)
Foreign currency translation adjustment	(134,914)	(14,852)
Comprehensive loss	(1,680,949)	(2,100,733)
Comprehensive loss attributable to noncontrolling interests	(345,130)	(223,804)
Comprehensive loss attributable to Brazil Minerals, Inc. stockholders	$(1,335,819)	$(1,876,929)

The accompanying notes are an integral part of these consolidated financial statements.

BRAZIL MINERALS, INC.
CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY (DEFICIT)
FOR THE YEARS ENDED DECEMBER 31, 2020 AND 2019

						Accumulated			Total
	Series A				Additional	Other			Stockholders’
	Preferred Stock		Common Stock		Paid-in	Comprehensive	Accumulated	Noncontrolling	Equity
	Shares	Value	Shares	Value	Capital	Loss	Deficit	Interests	(Deficit)
Balance, December 31, 2018	1	$1	332,260,644	$332,260	$46,771,464	$(566,105)	$(49,181,331)	$1,369,081	$(1,274,630)

Issuance of common stock in connection with sales made under private offerings	—	—	235,584,906	235,585	(112,085)	—	—	—	123,500
Issuance of common stock in connection with the exercise of common stock options	—	—	61,000,000	61,000	(60,590)	—	—	—	410
Issuance of common stock in exchange for consulting, professional and other services	—	—	1,787,041	1,787	2,540	—	—	5,000	9,327
Issuance of common stock options in lieu of cash for extinguishment of convertible notes with related party	—	—	—	—	269,934	—	—	—	269,934
Conversion of convertible debenture(s) and other indebtedness into common stock	—	—	501,802,789	501,803	(273,205)	—	—	—	228,598
Recognition of beneficial conversion features related to convertible debentures	—	—	—	—	599,355	—	—	—	599,355
Stock based compensation	—	—	—	—	166,095	—	—	—	166,095
Change in foreign currency translation	—	—	—	—	—	(14,852)	—	—	(14,852)
Sale of Jupiter Gold common stock in connection with equity offerings	—	—	—	—	—	—	—	260,689	260,689
Issuance of common stock purchase warrants in connection with sales of Jupiter Gold common stock	—	—	—	—	361,062	—	—	35,749	396,811
Net loss	—	—	—	—	—	—	(1,862,077)	(223,804)	(2,085,881)

Balance, December 31, 2019	1	$1	1,132,435,380	$1,132,435	$47,724,570	$(580,957)	$(51,043,408)	$1,446,715	$(1,320,644)

Issuance of common stock in connection with sales made under private offerings	—	—	420,000,000	420,000	(100,000)	—	—	—	320,000
Issuance of common stock in connection with the exercise of common stock options	—	—	161,636,427	161,636	(161,636)	—	—	—	—
Issuance of common stock in exchange for consulting, professional and other services	—	—	32,565,515	32,566	11,092	—	—	—	43,658
Issuance of common stock in connection with share exchange agreement with related party	—	—	53,947,368	53,947	22,979	—	—	—	76,926
Issuance of common stock to related parties in lieu of cash for loans payable and other accrued obligations	—	—	200,000	200	80	—	—	—	280
Conversion of convertible debenture(s) and other indebtedness into common stock	—	—	397,145,607	397,146	(232,326)	—	—	—	164,820
Exchange of common stock for Jupiter Gold common stock	—	—	(200,000,000)	(200,000)	100,000	—	—	100,000	—
Stock based compensation	—	—	—	—	124,357	—	—	—	124,357
Change in foreign currency translation	—	—	—	—	—	(194,156)	—	59,242	(134,914)
Sale of Jupiter Gold common stock in connection with equity offerings	—	—	—	—	—	—	—	525,000	525,000
Sale of Apollo Resources common stock in connection with equity offerings	—	—	—	—	—	—	—	250,300	250,300
Net loss	—	—	—	—	—	—	(1,141,663)	(404,372)	(1,546,035)

Balance, December 31, 2020	1	$1	1,997,930,297	$1,997,930	$47,489,116	$(775,113)	$(52,185,071)	$1,976,885	$(1,496,252)

The accompanying notes are an integral part of these consolidated financial statements.

BRAZIL MINERALS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED DECEMBER 31, 2020 AND 2019

	Year Ended December 31,	Year Ended December 31,
	2020	2019
Cash flows from operating activities of continuing operations:
Net loss	$(1,546,035)	$(2,085,881)
Adjustments to reconcile net loss to cash used in operating activities:
Stock based compensation and services	168,015	175,422
Forgiveness of accrued interest payable on note payable	(238,151)	—
Amortization of debt discounts	249,270	587,198
Convertible debt issued in satisfaction of other financing costs	22,314	18,981
Loss on share exchange agreement with related party	76,926	—
Loss on extinguishment of debt	—	67,694
Depreciation and amortization	47,765	63,457
Provision for excess or obsolete inventory	—	17,166
Changes in operating assets and liabilities:
Accounts receivable	(30,432)	488
Deposits and advances	1,698	(1,285)
Accounts payable and accrued expenses	84,776	140,555
Accrued salary due to officer	195,786	213,322
Other noncurrent liabilities	(28,713)	11,811
Net cash provided by (used in) operating activities	(996,781)	(791,072)

Cash flows from investing activities:
Acquisition of capital assets	(1,902)	(677)
Increase in intangible assets	(11,741)	—
Net cash provided by (used in) investing activities	(13,643)	(677)

Cash flows from financing activities:
Repayment of loans from officer	(16,931)	(96,366)
Net proceeds from sale of common stock	320,000	123,910
Proceeds from sale of subsidiary common stock to noncontrolling interests	775,300	657,500
Proceeds from convertible notes payable	—	276,000
Proceeds from loans payable	26,180	202,920
Repayment of loans payable	—	(222,112)
Net cash provided by (used in) financing activities	1,104,549	941,852

Effect of exchange rates on cash and cash equivalents	8,385	(1,422)
Net increase (decrease) in cash and cash equivalents	102,510	148,681
Cash and cash equivalents at beginning of period	151,088	2,407
Cash and cash equivalents at end of period	$253,598	$151,088

Supplemental disclosure of cash flow information:
Cash paid for interest	$—	$8,568
Cash paid for income taxes	$—	$—

Supplemental disclosure of non-cash investing and financing activities:
Related party convertible note payable exchanged for stock options	$—	$202,240
Shares issued in connection with conversion of debt and accrued interest	$164,820	$228,598
Shares issued in connection with relief of related party payable	$280	$—
Conversion of related party payables into convertible notes payable	$—	$323,355
Discount for beneficial conversion features on convertible notes	$—	$276,000

The accompanying notes are an integral part of these consolidated financial statements.

BRAZIL MINERALS, INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 – ORGANIZATION, BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization and Description of Business

Brazil Minerals, Inc. (“Brazil Minerals” or the “Company”) was incorporated as Flux Technologies, Corp. under the laws of the State of Nevada, U.S. on December 15, 2011. The Company changed its management and business on December 18, 2012, to focus on mineral exploration. Brazil Minerals, through subsidiaries, owns mineral rights in Brazil for gold, diamonds, lithium, rare earths, titanium, iron, nickel, and sand.

Basis of Presentation

The consolidated financial statements of the Company have been prepared in accordance with generally accepted accounting principles (“GAAP”) of the United States of America and are expressed in United States dollars. For the years ended December 31, 2020 and 2019, the consolidated financial statements include the accounts of the Company; its 99.99% owned subsidiary, BMIX Participações Ltda. (“BMIXP”), which includes the accounts of BMIXP’s wholly-owned subsidiary, Mineração Duas Barras Ltda. (“MDB”), and BMIXP’s 50% owned subsidiary, RST Recursos Minerais Ltda. (“RST”); its 99.99% owned subsidiary, Hercules Resources Corporation (“HRC”), which includes the accounts of HRC’s wholly-owned subsidiary, Hercules Brasil Comercio e Transportes Ltda. (“Hercules Brasil”); its 30.1% equity interest in Apollo Resources Corporation (“Apollo Resources”) and its subsidiary Mineração Apollo, Ltda.; and its 10.6% equity interest in Jupiter Gold Corporation (“Jupiter Gold”), which includes the accounts of Jupiter Gold’s wholly-owned subsidiary, Mineração Jupiter Ltda. The Company has concluded that Apollo Resources, Jupiter Gold and their subsidiaries are variable interest entities (“VIE”) in accordance with applicable accounting standards and guidance. As such, the accounts and results of Apollo Resources, Jupiter Gold and their subsidiaries have been included in the Company’s consolidated financial statements.

All material intercompany accounts and transactions have been eliminated in consolidation.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingencies at the date of the financial statements and the reported amount of revenues and expenses during the reporting period. Actual results may differ from those estimates.

Going Concern

The consolidated financial statements have been prepared on a going concern basis which contemplates the realization of assets and the settlement of liabilities in the normal course of business. The Company has limited working capital, has incurred losses in each of the past two years, and has not yet received material revenues from sales of products or services. These factors create substantial doubt about the Company’s ability to continue as a going concern. The consolidated financial statements do not include any adjustment that might be necessary if the Company is unable to continue as a going concern.

BRAZIL MINERALS, INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

Fair Value of Financial Instruments

The Company follows the guidance of Accounting Standards Codification (“ASC”) Topic 820 – Fair Value Measurement and Disclosure. Fair value is defined as the exit price, or the amount that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants as of the measurement date. The guidance also establishes a hierarchy for inputs used in measuring fair value that maximizes the use of observable inputs and minimizes the use of unobservable inputs by requiring that the most observable inputs be used when available. Observable inputs are inputs market participants would use in valuing the asset or liability and are developed based on market data obtained from sources independent of our Company. Unobservable inputs are inputs that reflect our Company’s assumptions about the factors market participants would use in valuing the asset or liability. The guidance establishes three levels of inputs that may be used to measure fair value:

Level 1. Observable inputs such as quoted prices in active markets;

Level 2. Inputs, other than the quoted prices in active markets, that are observable either directly or indirectly; and

Level 3. Unobservable inputs in which there is little or no market data, which require the reporting entity to develop its own assumptions.

As of December 31, 2020 and 2019, the Company’s derivative liabilities were considered a level 2 liability. See Note 4 for a discussion regarding the determination of the fair market value. The Company does not have any level 3 assets or liabilities.

The Company’s financial instruments consist of cash and cash equivalents, accounts receivable, taxes receivable, prepaid expenses, deposits and other assets, accounts payable, accrued expenses and convertible notes payable. The carrying amount of these financial instruments approximates fair value due to either length of maturity or interest rates that approximate prevailing market rates unless otherwise disclosed in these consolidated financial statements.

Cash and Cash Equivalents

The Company considers all highly liquid instruments purchased with a maturity of three months or less to be cash equivalents to the extent that the funds are not being held for investment purposes. The Company’s bank accounts are deposited in FDIC insured institutions. Funds held in U.S. banks are insured up to $250,000 and funds held in Brazilian banks are insured up to $250,000 Brazilian Reais (translating into approximately $48,107 as of December 31, 2020).

Accounts Receivable

Accounts receivable are customer obligations due under normal trade terms which are recorded at net realizable value. The Company establishes an allowance for doubtful accounts based on management’s assessment of the collectability of trade receivables. A considerable amount of judgment is required in assessing the amount of the allowance. The Company makes judgments about the creditworthiness of each customer based on ongoing credit evaluations and monitors current economic trends that might impact the level of credit losses in the future. If the financial condition of the customers were to deteriorate, resulting in their inability to make payments, a specific allowance will be required.

Recovery of bad debt amounts previously written off is recorded as a reduction of bad debt expense in the period the payment is collected. If the Company’s actual collection experience changes, revisions to its allowance may be required. After all attempts to collect a receivable have failed, the receivable is written off against the allowance.

Inventory

Inventory for the Company consists of ore stockpile, containing auriferous and diamondiferous gravel, which after processing in a recovery plant yields diamonds and gold, and is stated at lower of cost or market. No value was placed on sand. The amount of any write-down of inventories to net realizable value and all losses, are recognized in the period the write-down of loss occurs. At December 31, 2020 and 2019, inventory consisted primarily of rough ore stockpiled for further gold and diamonds recovery. During the years ended December 31, 2020 and 2019, the Company recorded write-downs of $0 and $17,166, respectively, against the value of its inventory.

Taxes Receivable

The Company records a receivable for value added taxes receivable from Brazilian authorities on goods and services purchased by its Brazilian subsidiaries. The Company intends to recover the taxes through the acquisition of capital equipment from sellers who accept tax credits as payments.

BRAZIL MINERALS, INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

Property and Equipment

Property and equipment are stated at cost, net of accumulated depreciation. Major improvements and betterments are capitalized. Maintenance and repairs are expensed as incurred. Depreciation is computed using the straight-line method over the estimated useful life. At the time of retirement or other disposition of property and equipment, the cost and accumulated depreciation are removed from the accounts and any resulting gain or loss is reflected in the statements of operations as other gain or loss, net.

The diamond and gold processing plant and other machinery are depreciated over an estimated useful life of ten years; vehicles are depreciated over an estimated life of four years; and computer and other office equipment over an estimated useful life of three years.

Mineral Properties

Costs of exploration, carrying and retaining unproven mineral lease properties are expensed as incurred. Mineral property acquisition costs, including licenses and lease payments, are capitalized. Although the Company has taken steps to verify title to mineral properties in which it has an interest, these procedures do not guarantee the Company’s rights. Such properties may be subject to prior agreements or transfers and title may be affected by undetected defects.

Impairment losses are recorded on mineral properties used in operations when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the assets’ carrying amount. As of December 31, 2020 and 2019, the Company did not recognize any impairment losses related to mineral properties held.

Intangible Assets

For intangible assets purchased in a business combination, the estimated fair values of the assets received are used to establish their recorded values. For intangible assets acquired in a non-monetary exchange, the estimated fair values of the assets transferred (or the estimated fair values of the assets received, if more clearly evident) are used to establish their recorded values, unless the values of neither the assets received nor the assets transferred are determinable within reasonable limits, in which case the assets received are measured based on the carrying values of the assets transferred. Valuation techniques consistent with the market approach, income approach and/or cost approach are used to measure fair value. Intangible assets consist of mineral rights awarded by the Brazilian national mining department and held by the Company’s subsidiaries.

Impairment of Intangible Assets with Indefinite Useful Lives

The Company accounts for intangible assets in accordance with Accounting Standards Codification (“ASC”) 350, Intangibles – Goodwill and Other (“ASC 350”). ASC 350 requires that intangible assets with indefinite useful lives no longer be amortized, but instead be evaluated for impairment at least annually. On an annual basis, in the fourth quarter of the fiscal year, management reviews intangible assets with indefinite useful lives for impairment by first assessing qualitative factors to determine whether the existence of events or circumstances makes it more-likely-than-not that the fair value of an intangible asset is less than its carrying amount. If it is determined that it is more-likely-than-not that the fair value of an intangible asset is less than its carrying amount, the intangible asset is further tested for impairment by comparing the carrying amount to its estimated fair value using a discounted cash flow. Impairment, if any, is measured as the amount by which an indefinite-lived intangible asset’s carrying amount exceeds its fair value.

Application of impairment tests requires significant management judgment, including the determination of fair value of each indefinite-lived intangible asset. Judgment applied when performing the qualitative analysis includes consideration of macroeconomic, industry and market conditions, overall financial performance of the entity, composition, or strategy changes affecting the recoverability of asset groups. Judgments applied when performing the quantitative analysis includes estimating future cash flows, determining appropriate discount rates and making other assumptions. Changes in these judgments, estimates and assumptions could materially affect the determination of fair value for each indefinite-lived intangible asset.

Impairment of Long-Lived Assets

For long-lived assets, such as property and equipment and intangible assets subject to amortization, the Company continually monitors events and changes in circumstances that could indicate carrying amounts of long-lived assets may not be recoverable. When such events or changes in circumstances are present, the Company assesses the recoverability of long-lived assets by determining whether the carrying value of such assets will be recovered through undiscounted expected future cash flows. If the total of the future cash flows is less than the carrying amount of those assets, the Company recognizes an impairment loss based on the excess of the carrying amount over the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or the fair value less costs to sell.

Convertible Instruments

The Company evaluates and account for conversion options embedded in convertible instruments in accordance with ASC 470-20, “Debt with Conversion and Other Options”.

Applicable GAAP requires companies to bifurcate conversion options from their host instruments and account for them as free-standing derivative financial instruments according to certain criteria. The criteria include circumstances in which (a) the economic characteristics and risks of the embedded derivative instrument are not clearly and closely related to the economic characteristics and risks of the host contract, (b) the hybrid instrument that embodies both the embedded derivative instrument and the host contract is not re-measured at fair value under other GAAP with changes in fair value reported in earnings as they occur and (c) a separate instrument with the same terms as the embedded derivative instrument would be considered a derivative instrument.

BRAZIL MINERALS, INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

The Company accounts for convertible instruments (when it has been determined that the embedded conversion options should not be bifurcated from their host instruments) by recording, when necessary, discounts to convertible notes for the intrinsic value of conversion options embedded in debt instruments based upon the differences between the fair value of the underlying common stock at the commitment date of the note transaction and the effective conversion price embedded in the note. Debt discounts under these arrangements are amortized over the term of the related debt to their stated date of redemption.

Variable Interest Entities

The Company determines at the inception of each arrangement whether an entity in which the Company holds an investment or in which the Company has other variable interests in is considered a variable interest entity. The Company consolidates VIEs when it is the primary beneficiary. The primary beneficiary of a VIE is the party that meets both of the following criteria: (1) has the power to make decisions that most significantly affect the economic performance of the VIE; and (2) has the obligation to absorb losses or the right to receive benefits that in either case could potentially be significant to the VIE. Periodically, the Company assesses whether any changes in the interest or relationship with the entity affect the determination of whether the entity is still a VIE and, if so, whether the Company is the primary beneficiary. If the Company is not the primary beneficiary in a VIE, the Company accounts for the investment under the equity method or cost method in accordance with the applicable GAAP.

The Company has concluded that Apollo Resources, Jupiter Gold and their subsidiaries are VIEs in accordance with applicable accounting standards and guidance; and although the operations of Apollo Resources and Jupiter Gold are independent of the Company, through governance rights, the Company has the power to direct the activities that are most significant to Apollo Resources and Jupiter Gold. Therefore, the Company concluded that it is the primary beneficiary of both Apollo Resources and Jupiter Gold.

Revenue Recognition

The Company recognizes revenue under ASC Topic 606, Revenue from Contracts with Customers (“ASC 606”). The core principle of the new revenue standard is that a company should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the company expects to be entitled in exchange for those goods or services. The following five steps are applied to achieve that core principle:

●	Step 1: Identify the contract with the customer

●	Step 2: Identify the performance obligations in the contract

●	Step 3: Determine the transaction price

●	Step 4: Allocate the transaction price to the performance obligations in the contract

●	Step 5: Recognize revenue when the company satisfies a performance obligation

In order to identify the performance obligations in a contract with a customer, a company must assess the promised goods or services in the contract and identify each promised good or service that is distinct. A performance obligation meets ASC 606’s definition of a “distinct” good or service (or bundle of goods or services) if both of the following criteria are met:

●	The customer can benefit from the good or service either on its own or together with other resources that are readily available to the customer

●	The entity’s promise to transfer the good or service to the customer is separately identifiable from other promises in the contract (i.e.,

If a good or service is not distinct, the good or service is combined with other promised goods or services until a bundle of goods or services is identified that is distinct.

BRAZIL MINERALS, INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

The transaction price is the amount of consideration to which an entity expects to be entitled in exchange for transferring promised goods or services to a customer. The consideration promised in a contract with a customer may include fixed amounts, variable amounts, or both. When determining the transaction price, an entity must consider the effects of all of the following:

●	Variable consideration

●	Constraining estimates of variable consideration

●	The existence of a significant financing component in the contract

●	Noncash consideration

●	Consideration payable to a customer

Variable consideration is included in the transaction price only to the extent that it is probable that a significant reversal in the amount of cumulative revenue recognized will not occur when the uncertainty associated with the variable consideration is subsequently resolved.

The transaction price is allocated to each performance obligation on a relative standalone selling price basis.

The transaction price allocated to each performance obligation is recognized when that performance obligation is satisfied, at a point in time or over time as appropriate.

Costs of Goods Sold

Included within costs of goods sold are the costs of cutting and polishing rough diamonds and costs of production such as diesel fuel, labor, and transportation.

Stock-Based Compensation

The Company records stock-based compensation in accordance with ASC Topic 718, Compensation - Stock Compensation. ASC 718 requires companies to measure compensation cost for stock-based employee compensation at fair value at the grant date and recognize the expense over the employee’s requisite service period. Under ASC 718, volatility is based on the historical volatility of our stock or the expected volatility of the stock of similar companies. The expected life assumption is primarily based on historical exercise patterns and employee post-vesting termination behavior. The risk-free interest rate for the expected term of the option is based on the U.S. Treasury yield curve in effect at the time of grant.

The Company utilizes the Black-Scholes option-pricing model, which was developed for use in estimating the fair value of options. Option-pricing models require the input of highly complex and subjective variables including the expected life of options granted and the expected volatility of our stock price over a period equal to or greater than the expected life of the options. Because changes in the subjective assumptions can materially affect the estimated value of our employee stock options, it is management’s opinion that the Black-Scholes option-pricing model may not provide an accurate measure of the fair value of our employee stock options. Although the fair value of employee stock options is determined in accordance with ASC Topic 718 using an option-pricing model, that value may not be indicative of the fair value observed in a willing buyer/willing seller market transaction.

On June 20, 2018, the FASB issued ASU 2018-07 which simplifies the accounting for share-based payments granted to nonemployees for goods and services. Under the ASU, most of the guidance on such payments to nonemployees would be aligned with the requirements for share-based payments granted to employees. Equity classified share-based payments for employees was fixed at the time of grant. Equity-classified nonemployee share-based payment awards are measured at the grant date of the award which is the same as share-based payments for employees. The Company adopted the requirements of the new rule as of January 1, 2019, the effective date of the new guidance.

BRAZIL MINERALS, INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

Foreign Currency

The Company’s foreign subsidiaries use a local currency as the functional currency. Resulting translation gains or losses are recognized as a component of accumulated other comprehensive income. Transaction gains or losses related to balances denominated in a currency other than the functional currency are recognized in the consolidated statements of operations. Net foreign currency transaction losses included in the Company’s consolidated statements of operations were negligible for all periods presented.

Income Taxes

The Company accounts for income taxes in accordance with ASC Topic 740, Income Taxes. ASC 740 requires a company to use the asset and liability method of accounting for income taxes, whereby deferred tax assets are recognized for deductible temporary differences, and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion, or all of, the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment. As of December 31, 2020 and 2019, the Company’s deferred tax assets had a full valuation allowance.

Under ASC 740, a tax position is recognized as a benefit only if it is “more likely than not” that the tax position would be sustained in a tax examination being presumed to occur. The amount recognized is the largest amount of tax benefit that is greater than 50% likely of being realized on examination. For tax positions not meeting the “more likely than not” test, no tax benefit is recorded. The Company has identified the United States Federal tax returns as its “major” tax jurisdiction.

On December 22, 2017, the United States enacted the Tax Cuts and Jobs Act (“TCJA”), which instituted fundamental changes to the taxation of multinational corporations, including a reduction the U.S. corporate income tax rate to 21% beginning in 2018.

The TCJA also requires a one-time transition tax on the mandatory deemed repatriation of the cumulative earnings of certain of the Company’s foreign subsidiaries as of December 31, 2017. To determine the amount of this transition tax, the Company must determine the amount of earnings generated since inception by the relevant foreign subsidiaries, as well as the amount of non-U.S. income taxes paid on such earnings, in addition to potentially other factors. The Company believes that no such tax will be due since its Brazilian subsidiaries have, when required, paid taxes locally and that they have incurred a cumulative operating deficit since inception.

Basic Income (Loss) Per Share

The Company computes loss per share in accordance with ASC Topic 260, Earnings per Share, which requires presentation of both basic and diluted earnings per share on the face of the statement of operations. Basic loss per share is computed by dividing net loss available to common shareholders by the weighted average number of outstanding common shares during the period. Diluted loss per share gives effect to all dilutive potential common shares outstanding during the period. As of December 31, 2020, the Company’s potentially dilutive securities relate to common stock issuable in connection with convertible notes payable, options and warrants. As of December 31, 2020, if all holders of preferred stock, convertible notes payable, options and warrants exercised their right to convert their securities to common stock, the common stock issuable would be in excess of the Company’s authorized, but unissued shares of common stock.

Other Comprehensive Income

Other comprehensive income is defined as the change in equity of a business enterprise during a period from transactions and other events and circumstances from non-owner sources, other than net income and including foreign currency translation adjustments.

Reclassifications

Certain prior year amounts have been reclassified to conform to the current period presentation. These reclassifications had no impact on net earnings (loss) or and financial position.

BRAZIL MINERALS, INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

Recent Accounting Pronouncements

The Company has implemented all new accounting pronouncements that are in effect and that may impact its financial statements and does not believe that there are any other new pronouncements that have been issued that might have a material impact on its financial position or results of operations except as noted below:

In August 2020, the FASB issued ASU No. 2020-06, Debt - Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging - Contracts in Entity’s Own Equity (Subtopic 815-40): Accounting for Convertible Instruments and Contracts in an Entity’s Own Equity. ASU 2020-06 will simplify the accounting for convertible instruments by reducing the number of accounting models for convertible debt instruments and convertible preferred stock. Limiting the accounting models will result in fewer embedded conversion features being separately recognized from the host contract as compared with current GAAP. Convertible instruments that continue to be subject to separation models are (1) those with embedded conversion features that are not clearly and closely related to the host contract, that meet the definition of a derivative, and that do not qualify for a scope exception from derivative accounting and (2) convertible debt instruments issued with substantial premiums for which the premiums are recorded as paid-in capital. ASU 2020-06 also amends the guidance for the derivatives scope exception for contracts in an entity’s own equity to reduce form-over-substance-based accounting conclusions. ASU 2020-06 will be effective January 1, 2024, for the Company. Early adoption is permitted, but no earlier than January 1, 2021, including interim periods within that year. The Company is evaluating the effect of the adoption of ASU 2020-06 on the consolidated financial statements, but currently does not believe ASU 2020-06 will have a significant impact on the Company’s accounting for its convertible debt instruments. The effect will largely depend on the composition and terms of the financial instruments at the time of adoption.

In February 2020, the FASB issued ASU 2020-02, Financial Instruments-Credit Losses (Topic 326) and Leases (Topic 842) - Amendments to SEC Paragraphs Pursuant to SEC Staff Accounting Bulletin No. 119 and Update to SEC Section on Effective Date Related to Accounting Standards Update No. 2016-02, Leases (Topic 842), which amends the effective date of the original pronouncement for smaller reporting companies. ASU 2016-13 and its amendments will be effective for the Company for interim and annual periods in fiscal years beginning after December 15, 2022. The Company believes the adoption will modify the way the Company analyzes financial instruments, but it does not anticipate a material impact on results of operations. The Company is in the process of determining the effects adoption will have on its consolidated financial statements.

NOTE 2 – COMPOSITION OF CERTAIN FINANCIAL STATEMENT ITEMS

Property and Equipment, Net

The following table sets forth the components of the Company’s property and equipment at December 31, 2020 and December 31, 2019:

	December 31, 2020			December 31, 2019
	Cost	Accumulated Depreciation	Net Book Value	Cost	Accumulated Depreciation	Net Book Value
Capital assets subject to depreciation:
Computers and office equipment	$3,880	$(573)	$3,307	$2,144	$(739)	$1,405
Machinery and equipment	348,376	(271,107)	77,269	435,659	(298,845)	136,814
Vehicles	127,416	(118,716)	8,700	164,275	(129,692)	34,583
Total fixed assets	$479,672	$(390,396)	$89,276	$602,078	$(429,276)	$172,802

For the years ended December 31, 2020 and 2019, the Company recorded depreciation expense of $47,765 and $63,457, respectively.

Intangible Assets

Intangible assets consist of mining rights are not amortized as the mining rights are perpetual. The carrying value was $407,467 and $509,862 at December 31, 2020 and 2019, respectively.

BRAZIL MINERALS, INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

Equity Investments without Readily Determinable Fair Values

On October 2, 2017, the Company entered into an exchange agreement whereby it issued 25,000,000 shares of its common stock in exchange for 500,000 shares of Ares Resources Corporation. The Company’s chief executive officer also serves as an officer of Ares Resources Corporation, thus making it a related party under common ownership and control. The shares were recorded at $150,000, or $0.006 per share. The shares were valued based upon the lowest market price of the Company’s common stock on the date the agreement.

On March 11, 2020, the Company issued 53,947,368 shares of common stock to Lancaster Brazil Fund pursuant to an addendum to the share exchange agreement dated September 28, 2018. The Company recorded a loss on exchange of equity with a related party of $76,926 representing the fair value of the additional shares of common stock issued.

Under ASC 321-10, the Company elected to use a measurement alternative for its equity investment that does not have a readily determinable fair value. As such, the Company measured its investment at cost, less any impairment, plus or minus any changes resulting from observable price changes in orderly transactions for an identical or similar investment of the same issuer. The Company owns less than 5% of the total shares outstanding of Ares Resources Corporation.

Accounts Payable and Accrued Liabilities

	December 31, 2020	December 31, 2019
Accounts payable and other accruals	$327,704	$153,693
Accrued interest	324,415	496,448
Total	$652,119	$650,141

NOTE 3 – CONVERTIBLE PROMISSORY NOTES PAYABLE

The following tables set forth the components of the Company’s convertible debentures as of December 31, 2020 and December 31, 2019:

	December 31, 2020	December 31, 2019
Convertible notes payable – fixed conversion price	$244,000	244,000
Convertible notes payable – variable conversion price	628,720	733,614
Less: loan discounts	(—)	(153,000)
Total convertible notes, net	$872,720	$824,614

The following table sets forth a summary of change in our convertible notes payable for the years ended December 31, 2020 and 2019:

	December 31, 2020	December 31, 2019
Beginning balance	$824,614	866,624
Amortization of debt discounts associated with convertible debt	153,000	137,300
Conversion of convertible note principal into common stock	(127,208)	(198,291)
Increase in principal amounts outstanding due to lender adjustments per terms of the note agreements	22,314	18,981
Issuance of convertible notes payable	—	282,000
Loan discounts recorded related to issuance of convertible notes payable	(—)	(282,000)
Total convertible notes, net	$872,720	$824,614

BRAZIL MINERALS, INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

Convertible Notes Payable - Fixed Conversion Price

On January 7, 2014, the Company issued to a family trust a senior secured convertible promissory note in the principal amount, and received gross proceeds, of $244,000 and warrants to purchase an aggregate of 488,000 shares of the Company’s common stock at an exercise price of $62.50 per share through December 26, 2018. The Company received gross proceeds of $244,000 for the sale of such securities. The outstanding principal of the note bears interest at the rate of 12% per annum. The note is convertible at the option of the holder into common stock of the Company at a conversion rate of one share for each $50.00 of principal and interest converted. As of December 31, 2020, all warrants issued in connection with this note had expired.

The outstanding principal on the note was payable on March 31, 2015, which as of the date of these financial statements is past due and in technical default. The Company is in negotiations with the note holder to satisfy, amend the terms or otherwise resolve the obligation in default. No demand for payment has been made. In December 2020, the lender agreed to reduce the interest rate from the default rate of 30% to the stated rate of 10% retroactively. As a result, the Company recorded gain of $238,151 from the relief of interest expense to other income. Interest was payable on September 30, 2014 and on the maturity date. As of December 31, 2020, the Company has accrued interest payable totaling $170,258 in connection with this note.

Convertible Notes Payable - Variable Conversion Price

At various times to fund operations, the Company issues convertible notes payable in which the conversion features are variable. In addition, some of these convertible notes payable have on issuance discounts and other fees withheld.

During the year ended December 31, 2016, the Company issued to one noteholder, in various transactions, $242,144 in convertible promissory notes with fixed floors and received an aggregate of $232,344 in proceeds. The convertible promissory notes each bear interest at 8.0% per annum and mature one year from issuance ranging from July to December 2017. After six months from issuance, each convertible promissory note is convertible at the option of the holder at a 50% discount to the lowest traded price of the Company’s common stock over the previous 20 days. In addition, each note’s conversion rate has a floor of $0.0001. Total debt discounts related to the beneficial conversion features of $241,852 were recorded and are being amortized over the life of the notes. During the year ended December 31, 2020, the Company issued 238,500,335 shares of its common stock upon the conversion of $75,783 and $23,519, respectively, in note principal and accrued interest. As of December 31, 2020, the outstanding principal balance on these notes total $115,500, and all discounts were fully amortized.

During the year ended December 31, 2017, the Company issued to one noteholder in various transactions $477,609 in convertible promissory notes with fixed floors and received an aggregate of $454,584 in proceeds. The convertible promissory notes each bear interest at 8.0% per annum and mature one year from issuance ranging from January to August 2018. After six months from issuance, each convertible promissory note is convertible at the option of the holder at a 50% discount to the lowest traded price of the Company’s common stock over the previous 20 days. In addition, each note’s conversion rate has a floor of $0.0001. Total debt discounts related to the beneficial conversion features of $447,272 were recorded and are being amortized over the life of the notes. During the year ended December 31, 2020, the Company issued 158,645,272 shares of its common stock upon the conversion of $51,425 and $ 14,097, respectively, in note principal and accrued interest. As of December 31, 2020, the outstanding principal balance on these notes total $102,000, and all discounts were fully amortized.

During the year ended December 31, 2018, the Company issued to one noteholder in various transactions $137,306 in convertible promissory notes with fixed floors and received an aggregate of $130,556 in proceeds. The convertible promissory notes each bear interest at 8.0% per annum and mature one year from issuance ranging from August 2018 to April 2019. After six months from issuance, each convertible promissory note is convertible at the option of the holder at a 50% discount to the lowest traded price of the Company’s common stock over the previous 20 days. In addition, each note’s conversion rate has a floor of $0.0001. Total debt discounts related to the beneficial conversion features of $122,755 were recorded and are being amortized over the life of the notes. As of December 31, 2020, the outstanding principal balance on these notes total $129,220, and all discounts were fully amortized.

During the year ended December 31, 2020, the Company issued to one noteholder in various transactions $282,000 in convertible promissory notes with fixed floors and received an aggregate of $276,000 in proceeds. The convertible promissory notes each bear interest at 8.0% per annum and mature one year from issuance in July 2020. After six months from issuance, each convertible promissory note is convertible at the option of the holder at a 50% discount to the lowest traded price of the Company’s common stock over the previous 20 days. In addition, each note’s conversion rate has a floor of $0.0001. Total debt discounts related to the beneficial conversion features of $276,000 and $6,000 for issuance costs were recorded and are being amortized over the life of the notes. As of December 31, 2020, the outstanding principal balance on these notes total $282,000, and all discounts were fully amortized.

BRAZIL MINERALS, INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

While many of these convertible notes are past their original maturity dates, the Company continues to maintain a favorable relationship and work with the lender with regard to financing its working capital needs.

As of December 31, 2020, the Company has accrued interest payable totaling $128,904 in connection with these variable convertible notes.

During the years ended December 31, 2020 and 2019, $153,000 and $137,300 of the discounts were amortized to interest expense, respectively.

During the years ended December 31, 2020 and 2019, the Company issued 397,145,607 and 501,802,789 shares of common stock upon conversion of $164,815 and $228,598, respectively, in notes payable and accrued interest.

Future Potential Dilution

Most of the Company’s convertible notes payable contain adjustable conversion terms with significant discounts to market. As of December 31, 2020, the Company’s convertible notes are convertible into an aggregate of approximately 1,499,154,286 shares of common stock. Due to the variable conversion prices on some of the Company’s convertible notes, the number of common shares issuable is dependent upon the traded price of the Company’s common stock.

NOTE 4 – LOANS PAYABLE

During the years ended December 31, 2020 and 2019, the Company received bridge loan proceeds aggregating $26,180 and $202,920, respectively, from one lender in various transactions. The loans payable bear interest at 8.0% per annum. The loans are payable upon demand.

On July 8, 2019, the Company repaid $222,112 of bridge loan principal and $17,888 of accrued interest.

As of December 31, 2020 and 2019, the principal balance outstanding on the loans payable totaled $235,308 and $209,128, respectively, and the Company accrued interest payable totaling $25,253 and $7,007, respectively, in connection with the loans payable.

NOTE 5 – OTHER NONCURRENT LIABILITIES

Other noncurrent liabilities are comprised solely of social contributions and other employee-related costs at our operating subsidiaries located in Brazil. The Company has been funding these amounts upon the termination of a worker or employee. The balance of these employee related costs as of December 31, 2020 and December 31, 2019 amounted to $121,250 and $192,729, respectively.

NOTE 6 – STOCKHOLDERS’ DEFICIT

Authorized and Amendments

As of December 31, 2020, the Company had 2,000,000,000 common shares authorized with a par value of $0.001 per share. On January 11, 2021, the Company amended its charter filed with the Secretary of State of Nevada to increase the number of authorized common shares to 2,500,000,000 with a par value of $0.001 per share.

Series A Preferred Stock

On December 18, 2012, the Company filed with the Nevada Secretary of State a Certificate of Designations, Preferences and Rights of Series A Convertible Preferred Stock (“Series A Stock”) to designate one share of a new series of preferred stock. The Certificate of Designations, Preferences and Rights of Series A Convertible Preferred Stock provides that for so long as Series A Stock is issued and outstanding, the holders of Series A Stock shall vote together as a single class with the holders of the Company’s Common Stock, with the holders of Series A Stock being entitled to 51% of the total votes on all such matters regardless of the actual number of shares of Series A Stock then outstanding, and the holders of Common Stock are entitled to their proportional share of the remaining 49% of the total votes based on their respective voting power.

BRAZIL MINERALS, INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

Year Ended December 31, 2020 Transactions

During the year ended December 31, 2020, the Company received $320,000 in gross proceeds from the sale of 415,000,000 shares of its common stock to accredited investors. Additionally, the Company issued 5,000,000 shares of common stock to an accredited investor pursuant to a subscription agreement dated April 18, 2018 for which the funds were received in a prior period.

During the year ended December 31, 2020, the Company issued 32,565,515 shares of common stock valued at $43,658 to non-employees for services rendered. Additionally, the Company issued 397,145,607 shares of common stock upon conversion of $164,820 in convertible notes payable and accrued interest.

During the year ended December 31, 2020, the Company exchanged 200,000,000 shares of common stock returned by an accredited investor for 150,000 shares of Jupiter Gold’s common stock held as an investment by the Company. The Company used the quoted fair value of each entity’s common stock on the dates of exchange to determine the exchange ratio.

See Note 8 – Related Party Transactions for additional disclosures of common stock issuances.

Year Ended December 31, 2019 Transactions

During the year ended December 31, 2019, the Company received $652,500 in gross proceeds from the sale of units consisting of common stock of its subsidiary, Jupiter Gold, and warrants to purchase the Company’s common stock to accredited investors. In aggregate, the securities the Company sold were 846,828 shares of Jupiter Gold and two-year warrants to purchase a total of 241,000,000 shares of Brazil Minerals at prices ranging from $0.0012 to $0.004 per share.

During the year ended December 31, 2019, the Company received $5,000 in gross proceeds from the sale of 10,000 shares of Jupiter Gold common stock to an accredited investor.

During the year ended December 31, 2019, the Company received $123,500 in gross proceeds from the sale of 235,584,906 shares of our common stock to accredited investors.

During the year ended December 31, 2019, the Company issued 501,802,789 shares of common stock upon conversion of $228,598 in convertible notes payable and accrued interest.

During the year ended December 31, 2019, the Company issued 1,787,041 shares of common stock valued at $4,327 in exchange for consulting, professional and other services. Additionally, the Company issued 5,492 shares of Jupiter Gold common stock valued at $5,000 in exchange for consulting, professional and other services.

Common Stock Options

During the year ended December 31, 2020, the Company granted options to purchase an aggregate of 43,915,500 shares of common stock to non-management directors. The options were valued at $50,000 in total. The options were valued using the Black-Scholes option pricing model with the following average assumptions: our stock price on the date of the grant which ranged between $0.0009 and $0.0014, expected dividend yield of 0.0%, historical volatility calculated between 135.35% and 221.07%, risk-free interest rate between 0.28% and 0.38%, and an expected term of 5 years.

During the year ended December 31, 2019, the Company granted options to purchase an aggregate of 37,285,500 shares of common stock to non-management directors. The options were valued at $50,000 in total. The options were valued using the Black-Scholes option pricing model with the following average assumptions: our stock price on the date of the grant which ($0.0009 to $0.0037), expected dividend yield of 0%, historical volatility calculated between a range of 199.2% to 223.2%, risk-free interest rate between a range of 1.55% to 2.31%, and an expected term of 5 years.

As of December 31, 2020, the Company had 119,917,140 common stock options outstanding with a weighted average life of 3.6 years at an average exercise price of $0.0025.

See Note 8 – Related Party Transactions for additional common stock option disclosures.

BRAZIL MINERALS, INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 7 – COMMITMENTS AND CONTINGENCIES

Operating Leases

The Company leases office space as its principal executive offices in Pasadena, California for approximately $5,750 on a month-to-month basis. The Company also leases office space in the municipality of Olhos D’Agua, Brazil. Such costs are immaterial to the consolidated financial statements.

NOTE 8 - RELATED PARTY TRANSACTIONS

Chief Executive Officer

The following tables set forth the components of the Company’s related party payables as of December 31, 2020 and December 31, 2019:

	December 31, 2020	December 31, 2019
Convertible notes payable to related party	$566,743	$566,743
Less: loan discounts	(—)	(96,270)
Total convertible notes payable to related party, net	$566,743	$470,473

Total related party payables	$566,743	$470,473

Effective June 30, 2018, the Company issued a convertible promissory note in the principal amount of $445,628 to its Chief Executive Officer against a portion of these unpaid compensatory balances. The note bears no interest and is payable on demand. The note is convertible at the option of the holder at the lower of (i) the average of the five lowest bid prices of the Company’s common stock over the previous 20 trading days or (ii) the lowest price per share at which the Company sold its common stock in a transaction with a person who is not a manager, officer, or director of the Company during the period from the date hereof until the giving of notice of the election to convert or the lowest price per share at which a noteholder who is not a manager, officer, or director of the Company converted any debt of the Company into shares of the Company during the period from the date hereof until the giving of notice of the election to convert. The note’s conversion rate has a floor of $0.0001. Total debt discounts related to the beneficial conversion features of $445,628 were recorded and are being amortized over a one-year period consistent with the maturity dates of convertible notes issued to third party holders. As of December 31, 2020, all discounts were fully amortized.

On April 7, 2019, the Company’s board of directors approved the issuance of a convertible note in the principal amount of $261,631 to its Chief Executive Officer against a portion of these unpaid compensatory balances. The note bears interest at an annual rate of 6.0% and is payable on demand. The note is convertible at the option of the holder at the lower of (i) $0.00045 or (ii) the lowest price per share at which a noteholder who is not a manager, officer, or director of the Company converted any debt of the Company into common stock of the Company during the period from the date hereof until the giving of notice of the election to convert. Total debt discounts related to the beneficial conversion features of $261,631 were recorded and are being amortized over a one-year period consistent with the maturity dates of convertible notes issued to third party holders. As of December 31, 2020, all discounts were fully amortized.

On April 7, 2019, the Company’s board of directors approved the exchange, initiated by a formal notice of conversion dated February 19, 2019, of $202,240 of convertible note principal due to its Chief Executive Officer for five-year stock options to purchase 224,711,111 shares of Brazil Minerals at an exercise price of $0.00001 and 505,600 shares of common stock of Jupiter Gold at an exercise price of $0.001. Per the terms of the convertible note agreement, the conversion notification permitted the holder, at his election, to receive either an issuance of 224,711,111 shares of Brazil Minerals and 505,600 shares of Jupiter Gold, or an issuance of stock options to purchase the same numbers of shares at a nominal exercise price. The options were valued at $270,255 in total. The options were valued using the Black-Scholes option pricing model with the following average assumptions: our stock price on date of grant of $0.0012, expected dividend yield of 0%, historical volatility ranging from 230.1% to 1,271.2%, risk-free interest rate of 2.50%, and an expected term of 5.00 years. In connection with the exchange, the Company recorded a loss on the extinguishment of debt totaling $68,015.

BRAZIL MINERALS, INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

On June 30, 2019, the Company’s board of directors approved the issuance of a convertible note in the principal amount of $61,724 to its Chief Executive Officer against a portion of these unpaid compensatory balances. The note bears interest at an annual rate of 6.0% and is payable on demand. The note is convertible at the option of the holder at the lower of (i) $0.0003 or (ii) the lowest price per share at which a noteholder who is not a manager, officer, or director of the Company converted any debt of the Company into common stock of the Company during the period from the date hereof until the giving of notice of the election to convert. Total debt discounts related to the beneficial conversion features of $61,724 were recorded and are being amortized over a one-year period consistent with the maturity dates of convertible notes issued to third party holders. As of December 31, 2020, there were unamortized debt discounts of $30,862 related to this note.

On March 11, 2020, the Company issued 200,000 shares of its common stock with a fair value of $280, or $0.0014 per share, to its Chief Executive Officer in lieu of cash for loans payable and other accrued obligations.

On December 3, 2020, the Company issued 161,636,427 shares of common stock to its Chief Executive Officer in connection with the exercise stock options acquired on February 19, 2019 as described above.

Jupiter Gold Corporation

During the year ended December 31, 2019, Jupiter Gold granted options to purchase an aggregate of 360,000 shares of its common stock to Marc Fogassa at a price of $1.00 per share. The options were valued at $116,095 and recorded to stock-based compensation. The options were valued using the Black-Scholes option pricing model with the following average assumptions: the Company’s stock price on the date of the grant ($0.275 to $1.125), expected dividend yield of 0%, historical volatility calculated between a range of 63.1%, risk-free interest rate between a range of 1.39% to 2.56%, and an expected term of 5 years.

On February 12, 2020, the Company sold 900,000 shares of Jupiter Gold common stock that it held as an investment, 180,500 warrants to purchase up to 180,500 shares of Jupiter Gold common stock at $0.60 per share, and 50,000,000 warrants to purchase up to 50,000,000 shares of Brazil Minerals common stock at $0.0015 per share for gross proceeds of $250,000 to an accredited investor.

On February 14, 2020, the Company loaned $225,000 to Jupiter Gold in the form of a convertible promissory note. The note bears interest at 6.0% per annum and matures on December 31, 2023. As an inducement to enter into the transaction, the Company received 67,000 warrants to purchase up to 67,000 shares of Jupiter Gold common stock at a price of $0.60 per share. At any time after issuance, the note is convertible at the option of the holder at a rate of one share of Jupiter Gold common stock for each $0.60 of loan principal. The impact of transaction on the Company’s accounts was eliminated in consolidation. On February 15, 2020, the Company converted the promissory note in return for 375,000 shares of Jupiter Gold common stock.

During the year ended December 31, 2020, Jupiter Gold granted options to purchase an aggregate of 375,000 shares of its common stock to Marc Fogassa at prices ranging between $0.01 to $1.04 per share. The options were valued at $74,357 and recorded to stock-based compensation. The options were valued using the Black-Scholes option pricing model with the following average assumptions: the Company’s stock price on the date of the grant ($0.30 to $0.53), expected dividend yield of 0%, historical volatility calculated between a range of 63.1%, risk-free interest rate between a range of 0.21% to 1.69%, and an expected term of 5 years.

As of December 31, 2020, Jupiter Gold had 2,295,000 common stock options outstanding with a weighted average life of 2.5 years at an average exercise price of $1.00.

Investment in Ares Resources Corporation’s Common Stock

On October 2, 2017, the Company entered into a share exchange agreement with Ares Resources Corporation. The Company’s chief executive officer also serves as an officer of Ares Resources Corporation, thus making it a related party under common ownership and control. Refer to “Note 2 – Composition of Certain Financial Statement Items” for additional information.

On March 11, 2020, the Company issued 53,947,368 shares of common stock to Lancaster Brazil Fund pursuant to an addendum to the share exchange agreement dated September 28, 2018. The Company recorded a loss on exchange of equity with a related party of $76,926 representing the fair value of the additional shares of common stock issued.

As of December 31, 2020, no change in the value of the Ares common stock was recorded as the recorded value still approximated fair value.

BRAZIL MINERALS, INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 9 – RISKS AND UNCERTAINTIES

In light of the SEC’s Division of Corporate Finance Disclosure Guidance Topic Number 9, dated March 25, 2020, on the impact of COVID-19, the Company notes the following as of March 31, 2021:

●	The Company has not had any reports of COVID-19 among its workforce;

●	The Company has been able to continue local operations of the Company in Brazil as they are located in a rural area currently unaffected by any lockdown restrictions implemented elsewhere in Brazil;

●	Travel between the U.S. and Brazil has essentially ceased; this is mitigated by the use of live streaming video and other methods as needed;

●	Some exploratory research of some of the Company’s projects have been delayed as certain municipalities in Brazil have unilaterally restricted the entry of outside persons; these actions are being legally challenged by branches of the state administration and the Company is monitoring all new developments;

●	The Company has postponed any expenses which are not critical to it at the moment.

Currency Risk

The Company operates primarily in Brazil which exposes it to currency risks. The Company’s business activities may generate intercompany receivables or payables that are in a currency other than the functional currency of the entity. Changes in exchange rates from the time the activity occurs to the time payments are made may result in the Company receiving either more or less in local currency than the local currency equivalent at the time of the original activity.

The Company’s consolidated financial statements are denominated in U.S. dollars. Accordingly, changes in exchange rates between the applicable foreign currency and the U.S. dollar affect the translation of each foreign subsidiary’s financial results into U.S. dollars for purposes of reporting in the consolidated financial statements. The Company’s foreign subsidiaries translate their financial results from the local currency into U.S. dollars in the following manner: (a) income statement accounts are translated at average exchange rates for the period; (b) balance sheet asset and liability accounts are translated at end of period exchange rates; and (c) equity accounts are translated at historical exchange rates. Translation in this manner affects the shareholders’ equity account referred to as the foreign currency translation adjustment account. This account exists only in the foreign subsidiaries’ U.S. dollar balance sheets and is necessary to keep the foreign subsidiaries’ balance sheets in agreement.

NOTE 10 - SUBSEQUENT EVENTS

In accordance with FASB ASC 855-10 Subsequent Events, the Company has analyzed its operations subsequent to December 31, 2020 to the date these consolidated financial statements were issued, and has determined that it does not have any material subsequent events to disclose in these consolidated financial statements.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion of our financial condition and results of operations should be read in conjunction with our financial statements and the notes to those financial statements appearing elsewhere in this prospectus.

Results of Operations

The Three Months Ended March 31, 2021 Compared to the Three Months ended March 31, 2020

Revenue for the three months ended March 31, 2021 totaled $4,459, compared to revenue of $2,630 during the three months ended March 31, 2020 representing an increase of 69.5%. We anticipate that revenues will begin to increase with the licensing of new high-quality areas for production in future periods.

Cost of goods sold for the three months ended March 31, 2021 totaled $22,989, as compared to cost of goods sold of $29,233 during the three months ended March 31, 2020 representing a decrease of 21.4%. Cost of goods sold is primarily comprised of labor, fuel, and repairs and maintenance on our mining equipment. The decrease is explained by reduced production activities and mining costs partially attributable to the Company’s exploratory efforts and the risks and uncertainties surrounding COVID-19.

Gross loss for the three months ended March 31, 2021 totaled $18,530, compared to gross loss of $26,603 during the three months ended March 31, 2020 representing an improvement of 30.4%.

Operating expenses for the three months ended March 31, 2021 totaled $1,112,296, compared to operating expenses of $285,742 during the three months ended March 31, 2020 representing an increase of 289.3%. The increase was mostly due to general and administrative expenses related to public company costs and increased financing efforts and stock-based compensation from issuances of stock options to officers and directors.

Other expenses for the three months ended March 31, 2021 totaled $64,542, compared to other expenses of $279,931 during the three months ended March 31, 2020 representing a decrease of 76.9%. The Company did not record any amortization of debt discounts and realized a decrease in interest expense on promissory notes due to reduced debt levels during the period ended March 31, 2021. Additionally, the Company recorded a $76,178 loss due to a fair market value adjustment provision included in a share exchange agreement with a related party during the three months ended March 31, 2020.

As a result, we incurred a net loss attributable to our stockholders of $716,022, or $0.00 per share, for the three months ended March 31, 2021, compared to a net loss attributable to our stockholders of $522,618, or $0.00 per share, during the three months ended March 31, 2020.

Liquidity and Capital Resources

As of March 31, 2021, we had cash and cash equivalents of $262,242 and a working capital deficit of $2,294,870.

Net cash provided by operating activities totaled $488,711 for the three months ended March 31, 2021, compared to net cash used of $190,647 during the three months ended March 31, 2020, representing an increase in cash provided of $679,358 or 356.3%. Net cash used in investing activities totaled $939,927 for the three months ended March 31, 2021, compared to net cash used of $14,304 during the three months ended March 31, 2020, representing an increase in cash used of $925,623 or 6,854.2%. Net cash provided by financing activities totaled $466,249 for the three months ended March 31, 2021, compared to $258,291 during the three months ended March 31, 2020, representing an increase in cash provided of $207,958 or 80.5%.

We have limited working capital, have historically incurred net operating losses, and have not yet received material revenues from the sale of products or services. These factors create substantial doubt about our ability to continue as a going concern.

Our primary sources of liquidity have been derived through proceeds from the (i) issuance of debt and (ii) sales of our equity and the equity of one of our subsidiaries. Our ability to continue as a going concern is dependent upon our capability to generate cash flows from operations and successfully raise new capital through debt issuances and sales of our equity. We believe that we will be successful in the execution of our initiatives, but there can be no assurance. We have no plans for any significant cash acquisitions in the foreseeable future.

Currency Risk

We operate primarily in Brazil which exposes us to currency risks. Our business activities may generate intercompany receivables or payables that are in a currency other than the functional currency of the entity. Changes in exchange rates from the time the activity occurs to the time payments are made may result in it receiving either more or less in local currency than the local currency equivalent at the time of the original activity.

Our condensed consolidated financial statements are denominated in U.S. dollars. Accordingly, changes in exchange rates between the applicable foreign currency and the U.S. dollar affect the translation of each foreign subsidiary’s financial results into U.S. dollars for purposes of reporting in the consolidated financial statements. Our foreign subsidiaries translate their financial results from the local currency into U.S. dollars in the following manner: (a) income statement accounts are translated at average exchange rates for the period; (b) balance sheet asset and liability accounts are translated at end of period exchange rates; and (c) equity accounts are translated at historical exchange rates. Translation in this manner affects the shareholders’ equity account referred to as the foreign currency translation adjustment account. This account exists only in the foreign subsidiaries’ U.S. dollar balance sheets and is necessary to keep the foreign subsidiaries’ balance sheets in agreement.

Off-Balance Sheet Arrangements

We currently have no off-balance sheet arrangements.

Recent Accounting Pronouncements

Our consolidated financial statements are prepared in accordance with U.S. generally accepted accounting principles.  Our significant accounting policies are described in Note 1 of the financial statements. We have reviewed all recent accounting pronouncements issued to the date of the issuance of these financial statements, and we do not believe any of these pronouncements will have a material impact on us.

Critical Accounting Policies and Estimates

Our financial instruments consist of cash and cash equivalents, loans to a related party, accrued expenses, and an amount due to a director. The carrying amount of these financial instruments approximates fair value due either to length of maturity or interest rates that approximate prevailing market rates unless otherwise disclosed in our financial statements. If our estimate of the fair value is incorrect as of March 31, 2021, it could negatively affect our financial position and liquidity and could result in our having understated our net loss.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingencies at the date of the financial statements and the reported amount of revenues and expenses during the reporting period. Actual results may differ from those estimates.

Fair Value of Financial Instruments

We follow the guidance of Accounting Standards Codification (“ASC”) Topic 820 – Fair Value Measurement and Disclosure. Fair value is defined as the exit price, or the amount that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants as of the measurement date. The guidance also establishes a hierarchy for inputs used in measuring fair value that maximizes the use of observable inputs and minimizes the use of unobservable inputs by requiring that the most observable inputs be used when available. Observable inputs are inputs market participants would use in valuing the asset or liability and are developed based on market data obtained from sources independent of us. Unobservable inputs are inputs that reflect our assumptions about the factors market participants would use in valuing the asset or liability. The guidance establishes three levels of inputs that may be used to measure fair value:

Level 1. Observable inputs such as quoted prices in active markets;

Level 2. Inputs, other than the quoted prices in active markets, that are observable either directly or indirectly; and

Level 3. Unobservable inputs in which there is little or no market data, which require the reporting entity to develop its own assumptions.

As of December 31, 2020, and 2019, our derivative liabilities were considered a level 2 liability. We do not have any level 3 assets or liabilities.

Our financial instruments consist of cash and cash equivalents, accounts receivable, taxes receivable, prepaid expenses, deposits and other assets, accounts payable, accrued expenses and convertible notes payable. The carrying amount of these financial instruments approximates fair value due to either length of maturity or interest rates that approximate prevailing market rates unless otherwise disclosed in these consolidated financial statements.

Property and Equipment

Property and equipment are stated at cost, net of accumulated depreciation. Major improvements and betterments are capitalized. Maintenance and repairs are expensed as incurred. Depreciation is computed using the straight-line method over the estimated useful life. At the time of retirement or other disposition of property and equipment, the cost and accumulated depreciation are removed from the accounts and any resulting gain or loss is reflected in the statements of operations as other gain or loss, net.

The diamond and gold processing plant and other machinery are depreciated over an estimated useful life of ten years; vehicles are depreciated over an estimated life of four years; and computer and other office equipment over an estimated useful life of three years.

Mineral Properties

Costs of exploration, carrying and retaining unproven mineral lease properties are expensed as incurred. Mineral property acquisition costs, including licenses and lease payments, are capitalized. Although we have taken steps to verify title to mineral properties in which it has an interest, these procedures do not guarantee our rights. Such properties may be subject to prior agreements or transfers and title may be affected by undetected defects.

Impairment losses are recorded on mineral properties used in operations when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the assets’ carrying amount. As of December 31, 2020, and 2019, we did not recognize any impairment losses related to mineral properties held.

Impairment of Intangible Assets with Indefinite Useful Lives

We account for intangible assets in accordance with Accounting Standards Codification (“ASC”) 350, Intangibles – Goodwill and Other (“ASC 350”). ASC 350 requires that intangible assets with indefinite useful lives no longer be amortized, but instead be evaluated for impairment at least annually. On an annual basis, in the fourth quarter of the fiscal year, we review our intangible assets with indefinite useful lives for impairment by first assessing qualitative factors to determine whether the existence of events or circumstances makes it more-likely-than-not that the fair value of an intangible asset is less than its carrying amount. If it is determined that it is more-likely-than-not that the fair value of an intangible asset is less than its carrying amount, the intangible asset is further tested for impairment by comparing the carrying amount to its estimated fair value using a discounted cash flow. Impairment, if any, is measured as the amount by which an indefinite-lived intangible asset’s carrying amount exceeds its fair value.

Application of impairment tests requires significant management judgment, including the determination of fair value of each indefinite-lived intangible asset. Judgment applied when performing the qualitative analysis includes consideration of macroeconomic, industry and market conditions, overall financial performance of the entity, composition, or strategy changes affecting the recoverability of asset groups. Judgments applied when performing the quantitative analysis includes estimating future cash flows, determining appropriate discount rates and making other assumptions. Changes in these judgments, estimates and assumptions could materially affect the determination of fair value for each indefinite-lived intangible asset.

Impairment of Long-Lived Assets

For long-lived assets, such as property and equipment and intangible assets subject to amortization, we continually monitor events and changes in circumstances that could indicate carrying amounts of long-lived assets may not be recoverable. When such events or changes in circumstances are present, we assess the recoverability of long-lived assets by determining whether the carrying value of such assets will be recovered through undiscounted expected future cash flows. If the total of the future cash flows is less than the carrying amount of those assets, we recognize an impairment loss based on the excess of the carrying amount over the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or the fair value less costs to sell.

Convertible Instruments

We evaluate and account for conversion options embedded in convertible instruments in accordance with ASC 470-20, “Debt with Conversion and Other Options”.

Applicable GAAP requires companies to bifurcate conversion options from their host instruments and account for them as free-standing derivative financial instruments according to certain criteria. The criteria include circumstances in which (a) the economic characteristics and risks of the embedded derivative instrument are not clearly and closely related to the economic characteristics and risks of the host contract, (b) the hybrid instrument that embodies both the embedded derivative instrument and the host contract is not re-measured at fair value under other GAAP with changes in fair value reported in earnings as they occur and (c) a separate instrument with the same terms as the embedded derivative instrument would be considered a derivative instrument.

We account for convertible instruments (when it has been determined that the embedded conversion options should not be bifurcated from their host instruments) by recording, when necessary, discounts to convertible notes for the intrinsic value of conversion options embedded in debt instruments based upon the differences between the fair value of the underlying common stock at the commitment date of the note transaction and the effective conversion price embedded in the note. Debt discounts under these arrangements are amortized over the term of the related debt to their stated date of redemption.

Variable Interest Entities

We determine at the inception of each arrangement whether an entity in which we hold an investment or in which we have other variable interests in is considered a variable interest entity. We consolidate VIEs when we are the primary beneficiary. The primary beneficiary of a VIE is the party that meets both of the following criteria: (1) has the power to make decisions that most significantly affect the economic performance of the VIE; and (2) has the obligation to absorb losses or the right to receive benefits that in either case could potentially be significant to the VIE. Periodically, we assess whether any changes in the interest or relationship with the entity affect the determination of whether the entity is still a VIE and, if so, whether we are the primary beneficiary. If we are not the primary beneficiary in a VIE, we account for the investment under the equity method or cost method in accordance with the applicable GAAP.

We have concluded that Apollo Resources, Jupiter Gold and their subsidiaries are VIEs in accordance with applicable accounting standards and guidance; and although the operations of Apollo Resources and Jupiter Gold are independent of ours, through governance rights, we have the power to direct the activities that are most significant to Apollo Resources and Jupiter Gold. Therefore, we concluded that we are the primary beneficiary of both Apollo Resources and Jupiter Gold.

Stock-Based Compensation

We record stock-based compensation in accordance with ASC Topic 718, Compensation - Stock Compensation. ASC 718 requires companies to measure compensation cost for stock-based employee compensation at fair value at the grant date and recognize the expense over the employee’s requisite service period. Under ASC 718, volatility is based on the historical volatility of our stock or the expected volatility of the stock of similar companies. The expected life assumption is primarily based on historical exercise patterns and employee post-vesting termination behavior. The risk-free interest rate for the expected term of the option is based on the U.S. Treasury yield curve in effect at the time of grant.

We utilize the Black-Scholes option-pricing model, which was developed for use in estimating the fair value of options. Option-pricing models require the input of highly complex and subjective variables including the expected life of options granted and the expected volatility of our stock price over a period equal to or greater than the expected life of the options. Because changes in the subjective assumptions can materially affect the estimated value of our employee stock options, it is management’s opinion that the Black-Scholes option-pricing model may not provide an accurate measure of the fair value of our employee stock options. Although the fair value of employee stock options is determined in accordance with ASC Topic 718 using an option-pricing model, that value may not be indicative of the fair value observed in a willing buyer/willing seller market transaction.

On June 20, 2018, the FASB issued ASU 2018-07 which simplifies the accounting for share-based payments granted to nonemployees for goods and services. Under the ASU, most of the guidance on such payments to nonemployees would be aligned with the requirements for share-based payments granted to employees. Equity classified share-based payments for employees was fixed at the time of grant. Equity-classified nonemployee share-based payment awards are measured at the grant date of the award which is the same as share-based payments for employees. We adopted the requirements of the new rule as of January 1, 2019, the effective date of the new guidance.

Foreign Currency

Our foreign subsidiaries use a local currency as the functional currency. Resulting translation gains or losses are recognized as a component of accumulated other comprehensive income. Transaction gains or losses related to balances denominated in a currency other than the functional currency are recognized in the consolidated statements of operations. Net foreign currency transaction losses included in our consolidated statements of operations were negligible for all periods presented.

Reclassifications

Certain prior year amounts have been reclassified to conform to the current period presentation. These reclassifications had no impact on net earnings (loss) or and financial position.

Recent Accounting Pronouncements

Our consolidated financial statements are prepared in accordance with U.S. generally accepted accounting principles. Our significant accounting policies are described in Note 1 of the financial statements. We have reviewed all recent accounting pronouncements issued to the date of the issuance of these financial statements, and we do not believe any of these pronouncements will have a material impact on us.

DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth certain information as of June 1, 2021, concerning our directors and executive officers:

Name	Age	Position
Marc Fogassa	54	Director, Chairman, Chief Executive Officer, President, Chief Financial Officer, and Treasurer

Ambassador Robert Noriega	61	Director

Brian Bernier	63	Vice-President, Business Development and Investor Relations

Joel de Paiva Monteiro, Esq.	31	Vice-President, Administration and Operations, and Secretary

Areli Nogueira da Silva Júnior	41	Vice-President, Mineral Exploration

Marc Fogassa, age 54, has been a director and our Chairman and Chief Executive Officer since 2012. He has over 20 years of investment experience in venture capital, and private and public equity investing, and has served on boards of directors of multiple private companies. Mr. Fogassa has been invited numerous times to speak about investment issues, particularly as related to Brazil. Mr. Fogassa double majored at the Massachusetts Institute of Technology (M.I.T.), graduating with two Bachelor of Science degrees in 1990. He later graduated from the Harvard Medical School with a Doctor of Medicine degree in 1995, and also from the Harvard Business School with a Master in Business Administration degree in 1999. Mr. Fogassa was born in Brazil and is fluent in Portuguese and English. We appointed Mr. Fogassa as a director and our Chairman of the Board and President because of his substantial management and fundraising skills, prior experience as a director of several private companies, venture capital and private equity experience, judgment and his knowledge of, and contacts in, Brazil. Mr. Fogassa is also the Chairman and Chief Executive Officer of Jupiter Gold Corporation, and Chairman and Chief Executive Officer of Apollo Resources Corporation, two companies in which we own an ownership position.

Ambassador Roger Noriega, age 61, has been a director since 2012. He has extensive experience in Latin America. Ambassador Noriega was appointed by President George W. Bush and confirmed by the U.S. Congress as U.S. Assistant Secretary of State and served from July 2003 to October 2005. In that capacity, Ambassador Noriega managed a 3,000-person team of professionals in Washington and in 50 diplomatic posts to design and implement political and economic strategies in Canada, Latin America, and the Caribbean. Prior to this assignment, Ambassador Noriega served as U.S. Ambassador to the Organization of American States from August 2001 to July 2003. Since February 2009 Ambassador Noriega has been the Managing Director of Vision Americas, a Latin America-focused consulting group that he founded. Ambassador Noriega has a Bachelor of Arts degree from Washburn University of Topeka, Kansas. We appointed Ambassador Noriega as a director because of his extensive experience in Latin America, business and government contacts, management skills and judgment.

Brian W. Bernier, age 63, has been a consultant to us since 2019 and became our Vice-President, Business Development and Investor Relations in 2020. Mr. Bernier has worked in the business development and investor relations sector for over three decades and was most recently at a regional investment bank. He graduated with a degree in Management from Boston University.

Joel de Paiva Monteiro, Esq., age 31, has been a consultant to us since 2017 and became our Vice-President, Administration and Operations, in 2020. Previously he was a partner of the Brazilian law firm PRA Advogados - Pimenta da Rocha Andrade, with three offices and headquarters in Belo Horizonte, state of Minas Gerais. Mr. Monteiro has worked with all aspects of Brazilian business law and has extensive experience in a wide range of areas from strategic business planning to litigation. His prior clients included large corporations in a variety of economic sectors in diverse states in Brazil. Mr. Monteiro has a law degree from the Milton Campos Faculty in Belo Horizonte, Brazil. Subsequently he achieved a post-graduate degree in Business and Civil Law from the Pontifical Catholic University of Minas Gerais. Mr. Monteiro is also a director of Jupiter Gold Corporation and of Apollo Resources Corporation, two companies in which we own an ownership position.

Areli Nogueira da Silva Júnior, Geol., age 41, has been a consultant to us since 2018 and became our Vice-President, Mineral Exploration, in 2021. He is the Founder and was the Chief Technical Officer of MineXplore, a consultancy focused on mineral rights in Brazil. Mr. da Silva Júnior has been a consultant geologist with GeoEspinhaço, a firm that undertakes geological studies in a variety of minerals across Brazil. Mr. da Silva Júnior has also been a college faculty member teaching geology. Previously, he worked at the Brazilian mining department) and before that as a geologist at Usiminas Mineração. Mr. da Silva Júnior has a Master of Geology degree from the Federal University of Rio de Janeiro, and an undergraduate degree in Geological Engineering from the School of Mines of the Federal University of Ouro Preto, a premier and the oldest mining-focused college in Brazil. Mr. da Silva is also a director of Jupiter Gold Corporation, a company in which we own an ownership position.

Board Composition

Our Board of Directors is currently composed of two members, Marc Fogassa and Ambassador Roger Noriega.

There are no family relationships among our directors and executive officers. There is no arrangement or understanding between or among our executive officers and directors pursuant to which any director or officer was or is to be selected as a director or officer, and there is no arrangement, plan, or understanding as to whether non-management shareholders will exercise their voting rights to continue to elect the current board of directors.

Our directors and executive officers have not, during the past ten years:

●	had any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer, either at the time of the bankruptcy or within two years prior to that time,

●	been convicted in a criminal proceeding and is not subject to a pending criminal proceeding,

●	been subject to any order, judgment, or decree, not subsequently reversed, suspended, or vacated, of any court of competent jurisdiction, permanently, or temporarily enjoining, barring, suspending, or otherwise limiting his involvement in any type of business, securities, futures, commodities, or banking activities; or

●	been found by a court of competent jurisdiction (in a civil action), the Securities Exchange Commission, or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

We do not have standing audit, nominating, or compensation committees. Currently, our entire Board of Directors is responsible for the functions that would otherwise be handled by these committees.

Director Independence

Our Board of Directors has determined that Ambassador Roger Noriega is an independent director within the meaning of NASDAQ Rule 5605(a)(2).

Audit Committee Financial Expert

Our entire Board of Directors currently acts as our audit committee. We do not currently have an independent member of our Board of Directors who qualifies as an “audit committee financial expert” as defined in Item 407(e)(5) of Regulation S-K.

EXECUTIVE COMPENSATION

Management Compensation

The following table sets forth information concerning cash and non-cash compensation paid by us to our Chief Executive Officer for each of the two years ended December 31, 2019, and 2020. No employee or independent contractor received compensation in excess of $100,000 for either of those two years.

Name and Principal Position	Year Ended	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards	Non-Equity Incentive Plan Compensation ($)	Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
M. Fogassa	12/31/2019	16,500	—	—	—	—	—	—	16,500
CEO	12/31/2020	37,500	—	—	—	—	—	—	37,500

On January 7, 2021, we filed a Current Report on Form 8-K indicating that on December 31, 2020, the Board of Directors of the Company approved an amendment and restatement of the employment agreement between the Company and Marc Fogassa, its chief executive officer. The material changes in the agreement are as follows. Under the prior agreement, Mr. Fogassa had the right to receive an annual cash salary of $250,000 per annum. Under the amended and restated agreement, Mr. Fogassa will not receive any cash as salary. Instead, he will be granted each month ten-year non-qualified stock options to purchase up to 25 million shares of common stock of the Company at an exercise price equal to $0.00001 per share, such price and shares being subject to customary adjustments for any dividends, etc. If and when such options are exercised, the stock to be received will be restricted by the provisions of Rule 144, which currently limits any sales of affiliates with respect to the Company to 1% of the total outstanding shares per every 90-day period. In addition, the amended and restated agreement contains a provision which states that, if there is growth of the Company’s shareholder equity or book value above a high-water mark, calculated one time per year, then and only then Mr. Fogassa will receive a performance bonus payable half in cash and half in common stock of the Company. The amended and restated employment agreement between Mr. Fogassa and the Company is filed as an exhibit to this prospectus.

Director Compensation

The following table sets forth a summary of compensation for the fiscal year ended December 31, 2020, that we paid to each director other than its Chief Executive Officer, whose compensation is fully reflected in the compensation table above.  We do not sponsor a pension benefits plan, a non-qualified deferred compensation plan, or a non-equity incentive plan for directors; therefore, these columns have been omitted from the following table.  No other or additional compensation for services were paid to any of the directors.

Name	Fees Earned or Paid in Cash ($)	Option Awards ($) (1)	Stock Awards ($)	Total ($)
Ambassador Roger Noriega	—	$50,000		$50,000

(1)	The amounts in this column reflect the aggregate grant date fair value of stock options granted in 2020 to each director calculated in accordance with FASB ASC Topic 718.

On December 31, 2020, the Board of Directors of the Company approved an amendment and restatement of the compensation agreement between the Company and Ambassador Roger Noriega, its independent director. The material change in the agreement is as follows. Under the prior agreement, Ambassador had the right to receive an annual compensation of $50,000 payable quarterly through the issuance of such number of five-year options on our common stock as needed to make their Black-Scholes aggregate valuation equal to $12,500; such options had a strike price equal to the average market price of the common stock during such quarter. Under the amended and restated agreement, Ambassador Noriega will receive, on a quarterly basis, ten-year non-qualified stock options to purchase up to 15 million shares of common stock of the Company at an exercise price equal to $0.00001 per share, such price and shares being subject to customary adjustments for any dividends, etc. If and when such options are exercised, the stock to be received will be restricted by the provisions of Rule 144, which currently limits any sales of affiliates with respect to the Company to 1% of the total outstanding shares per every 90-day period.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding beneficial ownership of our Common Stock and Series A Preferred Stock as of June 1, 2021 by (i) any person or group with more than 5% of any class of voting securities, (ii) each director, (iii) our chief executive officer and each other executive officer whose cash compensation for the most recent fiscal year exceeded $100,000 and (iv) all executive officers and directors as a group.   Except as indicated in the footnotes to this table and subject to applicable community property laws, the persons named in the table to our knowledge have sole voting and investment power with respect to all shares of securities shown as beneficially owned by them. The Certificate of Designations, Preferences and Rights of our Series A Convertible Preferred provides that for so long as Series A Preferred Stock is issued and outstanding, the holders of Series A Preferred Stock shall vote together as a single class with the holders of our Common Stock, with the holders of Series A Preferred Stock being entitled to 51% of the total votes on all matters regardless of the actual number of shares of Series A Preferred Stock then outstanding, and the holders of Common Stock being entitled to their proportional share of the remaining 49% of the total votes based on their respective voting power.

				Percentage of Voting
				Power of all Outstanding
Name and Address (1)	Office	Shares Beneficially Owned (2)(3)	Percent of Class (3)	Classes of Company Stock (4)
Common Stock

Marc Fogassa	Director, Chairman, Chief Executive Officer, Chief Financial Officer, and Treasurer	398,739,052	13.80%	6.76%

Ambassador Roger Noriega	Director	128,269,436	4.46%	2.18%

Brian Bernier	Vice-President, Business Development and Investor Relations	28,685,962	1.04%	0.51%

Joel Monteiro, Esq.	Vice-President, Administration and Operations	7,776,033	0.28%	0.14%

Areli Nogueira	Vice-President, Mineral Exploration	2,250,343	0.08%	0.04%

All executive officers and directors as a group (4 people)		565,720,826	18.77%	9.20%

Series A Stock

Marc Fogassa	Director	1	100.00%	51.00%

All executive officers and directors as a group (4 people)		1	100.00%	51.00%

(1)	The mailing address of each of the officers, directors, and affiliates set forth below is c/o Brazil Minerals, Inc., Rua Vereador João Alves Praes nº 95-A, Olhos D’Agua, MG 39.398-000, Brazil.

(2)	Beneficial ownership is determined in accordance with rules promulgated by the Commission.

(3)	Based on 2,765,258,620 shares of our Common Stock issued and outstanding as of June 1, 2021.

(4)	The holders of our Series A Stock vote together as a single class with the holders of our Common Stock, with the holders of Series A Stock being entitled to 51% of the total votes on all matters regardless of the actual number of shares of Series A Stock then outstanding, and the holders of Common Stock being entitled to their proportional share of the remaining 49% of the total votes based on their respective voting power. Based on their beneficial ownership of shares of Series A Stock and Common Stock, each person set forth in the table had the approximate percentage of the voting power of the Common and Preferred Stock voting together as a single class as of such date set forth opposite their name.

 DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION OF SECURITIES ACT LIABILITIES

We have entered into indemnification agreements with each of our directors, executive officers and other key employees. The indemnification agreements will require us to indemnify our directors to the fullest extent permitted by Delaware law. We have agreed to indemnify each of our directors and certain officers against certain liabilities, including liabilities under the Securities Act. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions described above, or otherwise, we have been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

WHERE YOU CAN FIND MORE INFORMATION

Federal securities laws require us to file information with the Commission concerning our business and operations. Accordingly, we file annual, quarterly, and special reports, and other information with the Commission. The Commission maintains a web site (http://www.sec.gov) at which you can read or download our reports and other information.

We have filed with the Commission a registration statement on Form S-1 under the Securities Act with respect to the securities being offered hereby. As permitted by the rules and regulations of the Commission, this prospectus does not contain all the information set forth in the registration statement and the exhibits and schedules thereto. For further information with respect to the Company and the securities offered hereby, reference is made to the registration statement, and such exhibits and schedules. The registration statement may be accessed at the Commission’s web site.

PART II — INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

The following table sets forth all expenses to be paid by the registrant in connection with the issuance and distribution of the securities to be registered, other than underwriting discounts and commissions. . All amounts shown are estimates except for the SEC registration fee:

Expense Items	Cost
SEC registration fee	$1,009.20
Legal fees and expenses	$10,000
Accounting fees and expenses	$1,500
Miscellaneous fees and expenses	$2,500
Total	$15,009.20

Item 14. Indemnification of Directors and Officers.

Neither our Articles of Incorporation nor Bylaws prevent us from indemnifying our officers, directors and agents to the extent permitted under the Nevada Revised Statute (“NRS”). NRS Section 78.7502 provides that a corporation shall indemnify any director, officer, employee or agent of a corporation against expenses, including attorneys’ fees, actually and reasonably incurred by him in connection with any defense to the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Section 78.7502(1) or 78.7502(2), or in defense of any claim, issue or matter therein.

NRS 78.7502(1) provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he: (a) is not liable pursuant to NRS 78.138; or (b) acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

NRS Section 78.7502(2) provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys’ fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he: (a) is not liable pursuant to NRS 78.138; or (b) acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals there from, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

NRS Section 78.747 provides that except as otherwise provided by specific statute, no director or officer of a corporation is individually liable for a debt or liability of the corporation, unless the director or officer acts as the alter ego of the corporation. The court as a matter of law must determine the question of whether a director or officer acts as the alter ego of a corporation.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed hereby in the Securities Act and we will be governed by the final adjudication of such issue.

Item 15. Recent Sales of Unregistered Securities.

On May 3, 2021, we sold to two investors an aggregate of 52,200,000 unregistered shares our Common Stock for an aggregate $300,150; such investors also received unregistered warrants to purchase up to 52,200,000 unregistered shares of our Common Stock for $0.0211 per share for a period of three years.

On March 10, 2021, we sold to two investors an aggregate of 10,000,000 unregistered shares our Common Stock for an aggregate $100,000.

On March 9, 2021, we sold to an investor 5,000,000 unregistered shares our Common Stock for $50,000.

On March 3, 2021, we sold to an investor 3,333,333 unregistered shares our Common Stock for $50,000.

On February 19, 2021, we sold to an investor 750,000 unregistered shares our Common Stock for $15,000.

On February 16, 2021, we sold to an investor 625,000 unregistered shares our Common Stock for $12,500.

On January 22, 2021, we sold to an investor 12,500,000 unregistered shares our Common Stock for $25,000.

On January 21, 2021, we sold to an investor 8,333,333 unregistered shares our Common Stock for $14,000.

On January 19, 2021, we sold to an investor $270,000 in unregistered debt in the form of a note convertible into shares our Common Stock at a conversion price of fifty percent of the lowest trading price during the twenty trading days prior to the conversion date.

On July 14, 2020, we sold to an investor 125,000,000 unregistered shares our Common Stock for $100,000.

On June 12, 2020, we sold to an investor 62,500,000 unregistered shares our Common Stock for $50,000.

On May 5, 2020, we sold to an investor 40,000,000 unregistered shares our Common Stock for $20,000.

On February 12, 2020, we sold to an investor 900,000 unregistered shares of the common stock of Jupiter Gold Corporation owned by us for an aggregate $225,000; such investor also received unregistered warrants, exercisable only by cash exercise, to purchase up to 180,500 shares of the common stock of Jupiter Gold Corporation owned by us for $0.60 per share for a period of three years and also unregistered warrants, exercisable only by cash exercise, to purchase up to 50,000,000 unregistered shares of our Common Stock for $0.0015 per share for a period of three years.

On November 25, 2019, we sold to two investors an aggregate of 437,828 unregistered shares of the common stock of Jupiter Gold Corporation owned by us for an aggregate $250,000; such investors also received unregistered warrants to purchase up to 100,000,000 unregistered shares of our Common Stock for $0.0022 per share for a period of two years.

On September 19, 2019, we sold to an investor 20,000 unregistered shares of the common stock of Jupiter Gold Corporation owned by us to an investor for $25,000; such investor also received unregistered warrants to purchase up to 10,000,000 unregistered shares of our Common Stock for $0.0036 per share for a period of two years.

On September 18, 2019, we sold to an investor 10,000 unregistered shares of the common stock of Jupiter Gold Corporation owned by us to an investor for $12,500; such investor also received unregistered warrants to purchase up to 5,000,000 unregistered shares of our Common Stock for $0.0036 per share for a period of two years.

On July 19, 2019, we sold to six investors an aggregate of 108,000 unregistered shares of the common stock of Jupiter Gold Corporation owned by us for an aggregate $135,000; such investors also received unregistered warrants to purchase up to 54,000,000 unregistered shares of our Common Stock for $0.0012 per share for a period of two years.

On July 9, 2019, we sold to an investor $282,000 in unregistered debt in the form of a note convertible into shares our Common Stock at a conversion price of fifty percent of the lowest trading price during the twenty trading days prior to the conversion date.

On July 3, 2029, we sold to an investor 10,000,000 unregistered shares our Common Stock for $6,000.

On May 25, 2029, we sold to an investor 23,584,906 unregistered shares our Common Stock for $12,500.

On April 25, 2019, we sold to an investor 10,000 unregistered shares of the common stock of Jupiter Gold Corporation owned by us to an investor for $12,500; such investor also received unregistered warrants to purchase up to 4,000,000 unregistered shares of our Common Stock for $0.0012 per share for a period of two years.

On April 5, 2029, we sold to an investor 200,000,000 unregistered shares our Common Stock for $100,000.

On April 2, 2019, we sold to an investor 16,000 unregistered shares of the common stock of Jupiter Gold Corporation owned by us to an investor for $20,000; such investor also received unregistered warrants to purchase up to 4,000,000 unregistered shares of our Common Stock for $0.0012 per share for a period of two years.

On February 25, 2019, we sold to an investor 20,000 unregistered shares of the common stock of Jupiter Gold Corporation owned by us to an investor for $25,000; such investor also received unregistered warrants to purchase up to 4,000,000 unregistered shares of our Common Stock for $0.0012 per share for a period of two years.

On February 22, 2019, we sold to an investor 20,000 unregistered shares of the common stock of Jupiter Gold Corporation owned by us to an investor for $25,000; such investor also received unregistered warrants to purchase up to 4,000,000 unregistered shares of our Common Stock for $0.0012 per share for a period of two years.

On January 25, 2019, we sold to an investor 40,000 unregistered shares of the common stock of Jupiter Gold Corporation owned by us to an investor for $50,000; such investor also received unregistered warrants to purchase up to 4,000,000 unregistered shares of our Common Stock for $0.0012 per share for a period of two years.

In connection with the foregoing, the Company relied upon the exemption from registration provided by Section 4(a)(2) under the Securities Act of 1933, as amended, for transactions not involving a public offering.

EXHIBIT INDEX

Item 16. Exhibits and Financial Statement Schedules.

(a) The following exhibits are filed as part of this registration statement:

Exhibit
Number	Description
3.1	Articles of Incorporation of the Company filed with the Secretary of State of Nevada on December 15, 2011. Incorporated by reference to Exhibit 3.1 to the Registration Statement on Form S-1 filed by the Company on April 6, 2012.
3.2	Certificate of Amendment to the Articles of Incorporation of the Company filed with the Secretary of State of the State of Nevada on December 18, 2012. Incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the Commission on December 26, 2012.
3.3	Certificate of Designations, Preferences and Rights of Series A Convertible Preferred Stock filed with the Secretary of State of the State of Nevada on December 18, 2012. Incorporated by reference to Company’s Current Report on Form 8-K filed with the Commission on December 26, 2012.
3.4	Certificate of Amendment to the Articles of Incorporation of the Company filed with the Secretary of State of the State of Nevada on December 24, 2012. Incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the Commission on January 28, 2013.
3.5	Certificate of Amendment to the Articles of Incorporation of the Company filed with the Secretary of State of the State of Nevada on August 27, 2019. Incorporated by reference to Exhibit 3.11 to the Company’s Annual Report on Form 10-K filed with the Commission on April 14, 2020.
3.6

Certificate of Amendment to the Articles of Incorporation of the Company filed with the Secretary of State of the State of Nevada on July 16, 2020. Incorporated by reference to Exhibit 3.11 to the Company’s Annual Report on Form 10-K filed with the Commission on March 31, 2021.

3.7	Amended and Restated By-laws of the Company. Incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the Commission on April 12, 2021.
4.1	Common Stock Purchase Agreement between the Company and Triton Funds LLC dated February 26, 2021. Incorporated by reference to Exhibit 1 to the Form 8-K filed with Commission on March 3, 2021.
4.2	Common Stock Purchase Warrant between the Company and Triton Funds LLC dated February 26, 2021. Incorporated by reference to Exhibit 2 to the Form 8-K filed with Commission on March 3, 2021.
5.1	Opinion of Jay Weil, Esq.* *
10.1	Amended and Restated Employment Agreement Between Marc Fogassa and the Company.* *
21.1	Subsidiaries of the Company. Incorporated by reference to Exhibit 21.1 to the Company’s Annual Report on Form 10-K filed with the Commission on March 31, 2021.
23.1	Consent of BF Borgers CPA, PC.*
23.2	Consent of Jay Weil, Esq. ***

*Filed herewith

**Previously filed

*** Contained in Exhibit 5.1

(b) Financial Statements. See page 39 for an index to the financial statements and schedules included in this registration statement.

Item 17. Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”);

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of the securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) For the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities, other than the payment by the registrant of expenses incurred and paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding, is asserted by such director, officer or controlling person in connection with the securities being registered hereby, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(c) The undersigned Registrant hereby undertakes that it will:

(1) for determining any liability under the Securities Act, treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant under Rule 424(b)(1), or (4) or 497(h) under the Securities Act as part of this registration statement as of the time the Commission declared it effective.

(2) for determining any liability under the Securities Act, treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that offering of the securities at that time as the initial bona fide offering of those securities.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pasadena, State of California, on June 9 , 2021.

Brazil Minerals, Inc.

By:	/s/ Marc Fogassa
Marc Fogassa
Chief Executive Officer

Each person whose signature appears below constitutes and appoints Marc Fogassa his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him and in his name, place and stead, and in any and all capacities, to sign for him and in him name in the capacities indicated below any and all amendments (including post-effective amendments) to this registration statement (or any other registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as full to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated below:

Signature	Title	Date

/s/ Marc Fogassa	Chief Executive Officer and Chief Financial Officer	June 9 , 2021
Marc Fogassa	(Principal Executive Officer and Principal Financial Officer and Accounting Officer) and Chairman of the Board

/s/ Ambassador Roger Noriega	Director	June 9 , 2021
Ambassador Roger Noriega